EXHIBIT 2.1



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                               MASTER AGREEMENT


                          Dated as of March 18, 2004,


                                     Among


                                 ASHLAND INC.,


                              ATB HOLDINGS INC.,


                                   EXM LLC,


                                 NEW EXM INC.,


                           MARATHON OIL CORPORATION,


                             MARATHON OIL COMPANY,


                             MARATHON DOMESTIC LLC


                                      And


                        MARATHON ASHLAND PETROLEUM LLC





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                                                                             i


                               TABLE OF CONTENTS


                                                                           PAGE


                                  ARTICLE I

                           TRANSACTIONS AND CLOSING


  SECTION 1.01.  MAP Parital Redemption......................................4
  SECTION 1.02.  Maleic/VIOC Contribution; MAP/LOOP/LOCAP Contribution;
                   Reorganization Merger.....................................5
  SECTION 1.03.  HoldCo Borrowing; Capital Contribution; Conversion
                   Merger....................................................6
  SECTION 1.04.  Acquisition Merger; Distribution............................7
  SECTION 1.05.  Closing.....................................................8
  SECTION 1.06.  Post-Closing True-Up........................................8


                                  ARTICLE II

                           THE REORGANIZATION MERGER

  SECTION 2.01.  Parties to the Reorganization Merger........................9
  SECTION 2.02.  Reorganization Merger Effective Time........................9
  SECTION 2.03.  Effects....................................................10
  SECTION 2.04.  Conversion of Ashland Securities...........................10
  SECTION 2.05.  Dissenters' Rights.........................................11
  SECTION 2.06.  Limited Liability..........................................12
  SECTION 2.07.  Articles of Organization...................................12
  SECTION 2.08.  Operating Agreement........................................12
  SECTION 2.09.  Reorganization Plan of Merger..............................12


                                  ARTICLE III

                             THE CONVERSION MERGER

  SECTION 3.01.  Parties to the Conversion Merger...........................12
  SECTION 3.02.  Conversion Merger Effective Time...........................13
  SECTION 3.03.  Effects....................................................13
  SECTION 3.04.  Conversion of New Ashland Securities.......................13
  SECTION 3.05.  Limited Liability..........................................14
  SECTION 3.06.  Articles of Incorporation and By-laws......................14
  SECTION 3.07.  Directors..................................................14
  SECTION 3.08.  Officers...................................................14
  SECTION 3.09.  Conversion Plan of Merger..................................14


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                                                                            ii


                                  ARTICLE IV

                            THE ACQUISITION MERGER

  SECTION 4.01.  Acquisition Merger; Acquisition Merger Effective Time......15
  SECTION 4.02.  Effects....................................................15
  SECTION 4.03.  Effect on Capital Stock....................................16
  SECTION 4.04.  Limited Liability Company Agreement........................18
  SECTION 4.05.  Tax Treatment..............................................18


                                   ARTICLE V

                        EXCHANGE OF HOLDCO CERTIFICATES

  SECTION 5.01.  Exchange of Certificates...................................18


                                  ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF THE ASHLAND PARTIES

  SECTION 6.01.  Organization, Standing and Power...........................26
  SECTION 6.02.  Ashland Subsidiaries; Equity Interests.....................27
  SECTION 6.03.  Capital Structure..........................................27
  SECTION 6.04.  Authority; Execution and Delivery; Enforceability..........30
  SECTION 6.05.  No Conflicts; Consents.....................................32
  SECTION 6.06.  SEC Documents; Undisclosed Liabilities.....................34
  SECTION 6.07.  Absence of Certain Changes or Events.......................35
  SECTION 6.08.  Information Supplied.......................................36
  SECTION 6.09.  Brokers....................................................36
  SECTION 6.10.  Opinion of Financial Advisor...............................37
  SECTION 6.11.  Solvency Matters...........................................37


                                  ARTICLE VII

            REPRESENTATIONS AND WARRANTIES OF THE MARATHON PARTIES

  SECTION 7.01.  Organization, Standing and Power...........................40
  SECTION 7.02.  Marathon Subsidiaries; Equity Interests....................41
  SECTION 7.03.  Capital Structure..........................................41
  SECTION 7.04.  Authority; Execution and Delivery; Enforceability..........42
  SECTION 7.05.  No Conflicts; Consents.....................................43
  SECTION 7.06.  SEC Documents; Undisclosed Liabilities.....................45
  SECTION 7.07.  Absence of Certain Changes or Events.......................46


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                                                                           iii


  SECTION 7.08.  Information Supplied.......................................47
  SECTION 7.09.  Brokers....................................................47
  SECTION 7.10.  Opinion of Financial Advisor...............................47
  SECTION 7.11.  Solvency Opinions..........................................48
  SECTION 7.12.  MAP Accounts Receivable....................................48
  SECTION 7.13.  Employee Benefits..........................................48


                                 ARTICLE VIII

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  SECTION 8.01.  Conduct of Business........................................48
  SECTION 8.02.  No Solicitation............................................52
  SECTION 8.03.  Post-Closing Dividends, Distributions and Share
                   Repurchases..............................................55
  SECTION 8.04.  Offerings of Marathon Common Stock.........................55


                                  ARTICLE IX

                             ADDITIONAL AGREEMENTS

  SECTION 9.01.  Preparation of the Forms S-4 and the Proxy Statement;
                   Shareholders Meeting; Form 8-A or Form 10................56
  SECTION 9.02.  Access to Information; Confidentiality.....................59
  SECTION 9.03.  Reasonable Best Efforts; Notification......................60
  SECTION 9.04.  Fees and Expenses..........................................67
  SECTION 9.05.  Public Announcements.......................................70
  SECTION 9.06.  Affiliates.................................................70
  SECTION 9.07.  Stock Exchange Listings....................................70
  SECTION 9.08.  Rights Agreements; Consequences if Rights Triggered........71
  SECTION 9.09.  St. Paul Park Judgment and Plea Agreement; Plains
                   Settlement...............................................72
  SECTION 9.10.  Consequences of Inability To Transfer the Ashland
                   LOOP/LOCAP Interest on the Closing Date..................73
  SECTION 9.11.  Consents Under Assigned Contracts..........................73
  SECTION 9.12.  Administrative Proceedings.................................74
  SECTION 9.13.  Replacement of Distributed Receivables.....................74
  SECTION 9.14.  Transition Services........................................75
  SECTION 9.15.  MAP Partial Redemption Amount..............................75
  SECTION 9.16.  Ashland Debt Obligation Amount.............................77


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                                                                            iv


                                   ARTICLE X

                             CONDITIONS PRECEDENT

  SECTION 10.01.  Conditions to the Ashland Parties' and the Marathon
                   Parties' Obligations to Effect the Transactions..........78
  SECTION 10.02.  Conditions to Obligations of the Ashland Parties..........80
  SECTION 10.03.  Conditions to Obligations of the Marathon Parties.........81


                                  ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 11.01.  Termination...............................................83
  SECTION 11.02.  Effect of Termination.....................................86
  SECTION 11.03.  Amendment.................................................86
  SECTION 11.04.  Extension; Waiver.........................................87
  SECTION 11.05.  Procedure for Termination, Amendment, Extension or
                   Waiver...................................................87


                                  ARTICLE XII

                     AMENDMENT OF EXISTING MAP AGREEMENTS

  SECTION 12.01.  Asset Transfer and Contribution Agreement.................88
  SECTION 12.02.  Designated Subleases......................................95
  SECTION 12.03.  The MAP LLC Agreement....................................100
  SECTION 12.04.  The Put/Call Agreement...................................100
  SECTION 12.05.  Ancillary Agreements.....................................101
  SECTION 12.06.  Other Provisions of the MAP Governing Documents..........101
  SECTION 12.07.  Post-Closing Access......................................102


                                 ARTICLE XIII

                                INDEMNIFICATION

  SECTION 13.01.  Indemnification by New Ashland Inc.......................102
  SECTION 13.02.  Indemnification by Marathon..............................108
  SECTION 13.03.  Calculation of Losses....................................113
  SECTION 13.04.  Procedures...............................................115


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                                                                            v


                                  ARTICLE XIV

                              GENERAL PROVISIONS

  SECTION 14.01.  Notices..................................................119
  SECTION 14.02.  Definitions..............................................120
  SECTION 14.03.  Interpretation; Disclosure Letters.......................126
  SECTION 14.04.  Severability.............................................126
  SECTION 14.05.  Counterparts.............................................126
  SECTION 14.06.  Entire Agreement; No Third-Party Beneficiaries...........127
  SECTION 14.07.  Exercise of Rights and Remedies..........................127
  SECTION 14.08.  Governing Law............................................128
  SECTION 14.09.  Assignment...............................................128
  SECTION 14.10.  Enforcement..............................................128



Exhibit A   Accounts Receivable Selection Protocol
Exhibit B   Form of Amendments to New Ashland Inc. Articles of
            Incorporation
Exhibit C   Form of Affiliate Letter
Exhibit D   Tax Matters
Exhibit E   Form of LOCAP T&D Assumption Agreement
Exhibit F   Form of LOOP T&D Assumption Agreement
Exhibit G   Form of MAP Contribution Agreement
Exhibit H   Form of LOOP Contribution Agreement
Exhibit I   Form of LOCAP Contribution Agreement


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                                                                            vi


                            INDEX OF DEFINED TERMS

TERM                                                                   SECTION
----                                                                   -------
AAA.....................................................................6.11(a)
Acquisition Certificate of Merger..........................................4.01
Acquisition Merger......................................................1.04(a)
Acquisition Merger Consideration........................................4.03(b)
Acquisition Merger Effective Time..........................................4.01
Administrative Proceeding..................................................9.12
affiliate.................................................................14.02
Ancillary Agreements....................................................6.04(a)
AR Amount..................................................................1.01
AR Fraction...............................................................14.02
Ashland................................................................Preamble
Ashland Board..............................................................2.09
Ashland By-laws............................................................6.01
Ashland Capital Stock...................................................6.03(a)
Ashland Charter............................................................6.01
Ashland Common Stock...................................................Recitals
Ashland Debt Obligation Amount............................................14.02
Ashland Disclosure Letter............................................ARTICLE VI
Ashland Employee Stock Option.............................................14.02
Ashland Form S-4........................................................6.05(b)
Ashland LESOP.....................................................12.01(d)(iii)
Ashland LOOP/LOCAP Interest...............................................14.02
Ashland Material Adverse Effect.........................................6.05(a)
Ashland Parties...........................................................14.02
Ashland Pension Plan..............................................12.01(d)(iii)
Ashland Preferred Stock.................................................6.03(a)
Ashland Public Debt.....................................................9.03(b)
Ashland Rights..........................................................6.03(a)
Ashland Rights Agreement................................................6.03(a)
Ashland SAR...............................................................14.02
Ashland SEC Documents...................................................6.06(a)
Ashland Series A Preferred Stock........................................6.03(a)
Ashland Shareholder Approval............................................6.04(b)
Ashland Shareholders Meeting............................................9.01(e)
Ashland Stock Plan........................................................14.02
Ashland Subsidiary......................................................6.02(a)
ATCA...................................................................12.01(a)
Averaging Period........................................................4.03(b)
Bankruptcy Code.........................................................6.11(d)
Bring-Down AAA Opinions................................................10.01(g)
Bring-Down HLHZ Opinion................................................10.01(g)
Bring-Down Opinions....................................................10.01(g)
Capital Contribution....................................................1.03(b)
Cash Amount................................................................1.01


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                                                                           vii


Certificates............................................................5.01(b)
Closing....................................................................1.05
Closing Date...............................................................1.05
Code....................................................................1.04(b)
Competing Ashland Proposal..............................................8.02(e)
Confidentiality Agreement..................................................9.02
Consent.................................................................6.05(b)
Contract................................................................6.05(a)
Conversion Articles of Merger..............................................3.02
Conversion Merger.......................................................1.03(c)
Conversion Merger Effective Time...........................................3.02
Conversion Plan of Merger..................................................3.09
Cutoff Date.............................................................8.02(a)
Debt Consent Measurement Date...........................................9.03(b)
Designated Sublease....................................................12.02(a)
DGCL....................................................................1.04(a)
Dissenters' Shares.........................................................2.05
Distributed Receivables....................................................1.01
DLLCA...................................................................1.04(a)
DOD....................................................................12.01(c)
DOD Claims.............................................................12.01(c)
D&T........................................................................9.15
Estimated MAP Partial Redemption Amount...................................14.02
Exchange Act............................................................6.05(b)
Exchange Act Registration Statement.....................................9.01(h)
Exchange Agent.......................................................5.01(a)(i)
Exchange Fund.......................................................5.01(a)(ii)
Exchange Ratio..........................................................4.03(b)
Excess Shares.......................................................5.01(e)(ii)
Ex-Date.................................................................4.03(b)
Fair Market Value.......................................................4.03(b)
Forms S-4...............................................................6.05(b)
GAAP....................................................................6.06(b)
Governmental Entity.....................................................6.05(b)
HLHZ.......................................................................6.09
HoldCo.................................................................Preamble
HoldCo Borrowing..........................................................14.02
HoldCo Common Stock..................................................2.04(a)(i)
HoldCo Share Issuance...................................................6.05(b)
HSR Act.................................................................6.05(b)
Indentures..............................................................9.03(b)
Initial AAA Opinions....................................................6.11(a)
Initial HLHZ Opinion....................................................6.11(a)
Initial Opinions........................................................6.11(a)
IRS........................................................................9.16
Judgment................................................................6.05(a)
KBCA....................................................................1.02(c)


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                                                                          viii


KLLCA...................................................................1.02(c)
Law.....................................................................6.05(a)
Leased Property........................................................12.02(a)
Liens...................................................................6.02(a)
LOCAP T&D Agreement.......................................................14.02
LOCAP T&D Assumption Agreement............................................14.02
LOOP T&D Agreement........................................................14.02
LOOP T&D Assumption Agreement.............................................14.02
Losses.................................................................13.01(a)
Maleic Agreement.......................................................Recitals
Maleic Business........................................................Recitals
Maleic/VIOC Contribution................................................1.02(a)
MAP....................................................................Preamble
MAP Adjustment Amount.....................................................14.02
MAP Governing Documents...................................................14.02
MAP LLC Agreement.........................................................14.02
MAP LLC Agreement Amendment............................................Recitals
MAP/LOOP/LOCAP Contribution ............................................1.02(b)
MAP/LOOP/LOCAP Contribution Agreements....................................14.02
MAP Partial Redemption.....................................................1.01
MAP Partial Redemption Amount.............................................14.02
MAP Qualified Pension Plan.............................................12.01(d)
Marathon...............................................................Preamble
Marathon Board..........................................................4.03(b)
Marathon By-laws...........................................................7.01
Marathon Capital Stock..................................................7.03(a)
Marathon Charter...........................................................7.01
Marathon Common Stock..................................................Recitals
Marathon Company.......................................................Preamble
Marathon Company Board..................................................7.04(c)
Marathon Disclosure Letter..........................................ARTICLE VII
Marathon Employee Stock Option............................................14.02
Marathon Form S-4.......................................................6.05(b)
Marathon Material Adverse Effect........................................7.05(a)
Marathon Parties..........................................................14.02
Marathon Preferred Stock................................................7.03(a)
Marathon Rights Agreement...............................................7.05(c)
Marathon SAR..............................................................14.02
Marathon SEC Documents..................................................7.06(a)
Marathon Share Issuance.................................................6.05(b)
Marathon Stock Plan.......................................................14.02
Marathon Subsidiary.....................................................7.02(a)
Market MAC Condition......................................................14.02
Market MAC Event..........................................................14.02
Maximum Annual Permitted Payment.......................................12.01(d)
Membership Interest.......................................................14.02
Merger Sub.............................................................Preamble


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                                                                            ix


NASDAQ..................................................................9.07(b)
New Ashland Board..........................................................3.09
New Ashland Inc. ......................................................Preamble
New Ashland Inc. Common Stock.............................................14.02
New Ashland Inc. Share Issuance.........................................6.05(b)
New Ashland LLC........................................................Preamble
New Ashland LLC Interests...............................................2.04(a)
NYSE....................................................................4.03(b)
Outside Date........................................................11.01(b)(i)
PBGC...................................................................12.01(d)
Pension Funding Relief.................................................12.01(d)
Permitted Payments.....................................................12.01(d)
person....................................................................14.02
Pitney Bowes Transaction Documents.....................................12.02(d)
Plains Settlement.........................................................14.02
Prior Payments..........................................................9.09(b)
Private Letter Rulings.................................................10.01(f)
Proxy Statement.........................................................6.05(b)
Put/Call Agreement........................................................12.04
Reimbursement Agreement.................................................1.03(a)
Reorganization Articles of Merger..........................................2.02
Reorganization Merger...................................................1.02(c)
Reorganization Merger Consideration..................................2.04(a)(i)
Reorganization Merger Effective Time.......................................2.02
Reorganization Plan of Merger..............................................2.09
Representatives.........................................................8.02(a)
Rule 145 Affiliate......................................................5.01(d)
SEC.....................................................................6.05(b)
Securities Act..........................................................5.01(d)
Significant Ashland Subsidiary.............................................6.01
Significant Marathon Subsidiary............................................7.01
St. Paul Park Judgment and Plea Agreement.................................14.02
St. Paul Park QQQ Project...............................................9.09(a)
St. Paul Park QQQ Project Payment Amount................................9.09(b)
subsidiary................................................................14.02
Subtitle 13................................................................2.05
SuperAmerica Transaction Documents.....................................12.02(d)
Superior Proposal.......................................................8.02(e)
Tax.......................................................................14.02
Tax Authority.............................................................14.02
Tax Matter................................................................14.02
Tax Matters Agreement..................................................Recitals
Tax Opinions...........................................................10.01(f)
Termination Fee.........................................................9.04(c)
Third Party Claim......................................................13.04(a)
Third Party Lenders.....................................................1.03(a)
Third Party Provisions....................................................14.06


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Transaction Agreements.................................................Recitals
Transactions...........................................................Recitals
Transferred MAP Employees...........................................12.01(d)(i)
UFCA....................................................................6.11(d)
UFTA....................................................................6.11(d)
Value.....................................................................14.02
VIOC Agreement.........................................................Recitals
VIOC Centers...........................................................Recitals
Voting Ashland Debt.....................................................6.03(a)
Voting Marathon Debt....................................................7.03(a)
Working Papers............................................................14.02


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                          MASTER AGREEMENT dated as of March 18, 2004, among
                    Ashland Inc., a Kentucky corporation ("Ashland"), ATB Holdings Inc., a Delaware corporation and wholly owned subsidiary of Ashland ("HoldCo"), EXM LLC, a Kentucky limited liability company and wholly owned subsidiary of HoldCo ("New Ashland LLC"), New EXM Inc., a Kentucky corporation and wholly owned subsidiary of HoldCo ("New Ashland Inc."), Marathon Oil Corporation, a Delaware corporation ("Marathon"), Marathon Oil Company, an Ohio corporation and wholly owned subsidiary of Marathon ("Marathon Company"), Marathon Domestic LLC, a Delaware limited liability company and wholly owned subsidiary of Marathon ("Merger Sub"), and Marathon Ashland Petroleum LLC, a Delaware limited liability company owned by Marathon Company and Ashland as set forth below ("MAP").


          WHEREAS the Marathon Parties (as defined in Section 14.02) wish to acquire from Ashland, and Ashland wishes to transfer to the Marathon Parties, Ashland's maleic anhydride business and associated plant in Neal, West Virginia (the "Maleic Business") and a number of Valvoline Instant Oil Change centers owned by Ashland (the "VIOC Centers") located in the states of Ohio and Michigan;

          WHEREAS, on January 1, 1998, Ashland and Marathon Company contributed certain petroleum supply, refining, marketing and transportation businesses to MAP and entered into a limited liability company agreement to set forth their rights and responsibilities with respect to the governance, financing and operation of MAP;

          WHEREAS Ashland owns a 38% interest in MAP and Marathon Company owns a 62% interest in MAP;

          WHEREAS Ashland holds a 4% interest in LOOP LLC and an 8.62% interest in LOCAP LLC;


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                                                                             2


          WHEREAS the parties hereto have structured the transfers described above as a series of transactions, as a result of which:

          (i) Ashland will transfer to HoldCo the Maleic Business, the VIOC Centers and Ashland's interests in MAP, LOOP LLC and LOCAP LLC, and HoldCo will assume certain related liabilities of Ashland;

          (ii) the Marathon Parties will acquire HoldCo;

          (iii) New Ashland Inc. will succeed to all the assets and liabilities of Ashland (other than those transferred to or assumed by HoldCo or any Marathon Party under this Agreement or any of the other Transaction Agreements (as defined below)), including the proceeds of a partial redemption of Ashland's interest in MAP; and

          (iv) the issued and outstanding shares of Ashland common stock, par value $1.00 per share, including the associated Ashland Rights (as defined in Section 6.03(a)) (the "Ashland Common Stock"), will be canceled and Ashland's shareholders will receive, with respect to each share of Ashland Common Stock, one share of New Ashland Inc. Common Stock (as defined in Section 14.02), to be issued by New Ashland Inc. in consideration of the assets acquired by it in the Conversion Merger and the benefits to be derived therefrom, and a number of shares of Marathon common stock, par value $1.00 per share (the "Marathon Common Stock"), to be determined as set forth in this Agreement;

          WHEREAS, simultaneously with the execution and delivery of this Agreement, certain of the parties hereto are entering into:

          (i) an Assignment and Assumption Agreement providing for the transfer of the Maleic Business to HoldCo and the assumption by HoldCo of certain related liabilities (the "Maleic Agreement");

          (ii) an Assignment and Assumption Agreement providing for the transfer of the VIOC Centers to HoldCo and the assumption by HoldCo of certain related liabilities (the "VIOC Agreement");


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                                                                             3


          (iii) a Tax Matters Agreement (the "Tax Matters Agreement"); and

          (iv) Amendment No. 2 to the MAP LLC Agreement (as defined in Section 14.02) (the "MAP LLC Agreement Amendment" and, together with this Agreement, the Maleic Agreement, the VIOC Agreement and the Tax Matters Agreement, the "Transaction Agreements");

          WHEREAS the Board of Directors of Ashland has unanimously: (i) adopted and approved the Transaction Agreements, the Ancillary Agreements (as defined in Section 6.04(a)) and the transactions contemplated thereby (the "Transactions") and (ii) recommended that Ashland's shareholders approve the Transaction Agreements and the Transactions;

          WHEREAS the Board of Directors of Marathon has unanimously adopted and approved the Transaction Agreements and the Ancillary Agreements and approved the Transactions;

          WHEREAS it is intended that the Transactions to be consummated on the Closing Date will generally be Tax-free to the parties and their respective shareholders for Federal income Tax purposes (as Tax is defined in Section 14.02); and

          WHEREAS the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

          NOW, THEREFORE, the parties hereto agree as follows:



                                  ARTICLE I

                           Transactions and Closing
                           -------------------------

          Upon the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 1.05), the parties shall consummate the MAP Partial Redemption and each of the other Transactions set forth in Sections 1.02, 1.03 and 1.04 as follows. Subject to Section 9.10, the parties hereto intend that none of the Transactions that this Article I contemplates will be effected on the Closing


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                                                                             4


Date (as defined in Section 1.05) shall be effective unless all of such Transactions are effected on the Closing Date.

          SECTION 1.01. MAP PARTIAL REDEMPTION. As part of the Transactions, but prior to consummating the other Transactions set forth in Sections 1.02,
1.03 and 1.04, MAP shall redeem a portion of the 38% Membership Interest (as defined in Section 14.02) owned by Ashland for a redemption price payable as follows: (i) accounts receivable of MAP, each with a Federal income Tax basis no less than its face amount, selected in accordance with the protocol set forth in Exhibit A, with a total Value (as defined in Section 14.02) equal to the product of (x) the Estimated MAP Partial Redemption Amount (as defined in
Section 14.02) and (y) the AR Fraction (as defined in Section 14.02) (such product, the "AR Amount") (the "Distributed Receivables") and (ii) cash in an amount equal to the Estimated MAP Partial Redemption Amount minus the AR Amount (such difference, the "Cash Amount"), by wire transfer of immediately available funds to an Ashland bank account which shall be designated in writing by Ashland at least two business days prior to the Closing Date (the "MAP Partial Redemption"). MAP shall increase the MAP Partial Redemption Amount (as defined in Section 14.02) payable in the MAP Partial Redemption as directed by Marathon if Marathon determines, in its sole judgment after giving due consideration to the requirements of any potentially applicable fraudulent transfer or conveyance Law, that the aggregate amount of the MAP Partial Redemption Amount (before giving effect to such increase) and the Capital Contribution (as defined in Section 1.03(b)) is not reasonably equivalent to the aggregate value immediately prior to the consummation of the Transactions, as determined by Marathon in its sole discretion, of (i) Ashland's Membership Interest, (ii) the Maleic Business and (iii) the VIOC Centers. In the event that Marathon makes the determination contemplated by the immediately preceding sentence, any resulting increase in the MAP Partial Redemption Amount shall be payable in any combination of cash and accounts receivable of MAP as determined by Marathon. If at any time Marathon determines that it is reasonably likely to direct MAP to increase the MAP Partial Redemption Amount pursuant to the second sentence of this Section 1.01, Marathon shall provide prompt notice of such determination to Ashland, including a good faith estimate of any such increase.


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                                                                             5


          SECTION 1.02. MALEIC/VIOC CONTRIBUTION; MAP/LOOP/LOCAP CONTRIBUTION; REORGANIZATION MERGER. Promptly following the consummation of the MAP Partial Redemption pursuant to Section 1.01, and prior to consummating the Transactions set forth in Sections 1.03 and 1.04, the parties shall consummate each of the following Transactions:

          (a) MALEIC/VIOC CONTRIBUTION. Ashland shall cause the transactions contemplated by the Maleic Agreement and the VIOC Agreement, including the contribution by Ashland to HoldCo of the Maleic Business and the VIOC Centers and the assumption by HoldCo of certain related liabilities, to be consummated in accordance with the Maleic Agreement and the VIOC Agreement (the "Maleic/VIOC Contribution").

          (b) MAP/LOOP/LOCAP CONTRIBUTION. Promptly following the consummation of the Maleic/VIOC Contribution pursuant to Section 1.02(a), (i) Ashland shall cause the MAP/LOOP/LOCAP Contribution Agreements (as defined in Section 14.02) to be executed and delivered by the parties specified therein to be parties thereto, and Ashland shall contribute to HoldCo Ashland's remaining Membership Interest and, subject to Section 9.10, the Ashland LOOP/LOCAP Interest (as defined in Section 14.02), and HoldCo shall assume certain related liabilities and obligations, in accordance with the MAP/LOOP/LOCAP Contribution Agreements, (ii) if Ashland has not been released from all liabilities, obligations and commitments under the LOCAP T&D Agreement in accordance with
Section 9.03(g), Ashland shall cause the LOCAP T&D Assumption Agreement (as defined in Section 14.02) to be executed and delivered by the parties specified therein to be parties thereto and (iii) if Ashland has not been released from all liabilities, obligations and commitments under the LOOP T&D Agreement in accordance with Section 9.03(g), Ashland shall cause the LOOP T&D Assumption Agreement (as defined in Section 14.02) to be executed and delivered by the parties specified therein to be parties thereto (collectively, the "MAP/LOOP/LOCAP Contribution").

          (c) THE REORGANIZATION MERGER. Promptly following the consummation of the MAP/LOOP/LOCAP Contribution pursuant to Section 1.02(b), Ashland shall, pursuant to Article II and in accordance with the Kentucky

Business Corporation Act (the "KBCA") and the Kentucky Limited Liability Company Act (the "KLLCA"), be merged with and into New Ashland LLC (the "Reorganization Merger") at the Reorganization Merger Effective Time (as defined in Section 2.02), which, if not the time of filing of the Reorganization Articles of Merger (as defined in Section 2.02) in accordance with Section 2.02, shall be a time mutually agreed upon by Ashland and Marathon.

          SECTION 1.03. HOLDCO BORROWING; CAPITAL CONTRIBUTION; CONVERSION MERGER. Promptly following the consummation of the Maleic/VIOC Contribution, the MAP/LOOP/LOCAP Contribution and the Reorganization Merger pursuant to
Section 1.02, the parties shall consummate each of the following Transactions:

          (a) HOLDCO BORROWING. Promptly following the Reorganization Merger Effective Time, the Marathon Parties shall cause the HoldCo Borrowing (as defined in Section 14.02) to be advanced to HoldCo by one or more lenders that are not affiliates of MAP, any Marathon Party or any Ashland Party ("Third Party Lenders") and HoldCo shall accept the HoldCo Borrowing. If Marathon guarantees or otherwise provides credit support for the HoldCo Borrowing, Marathon and HoldCo shall enter into a reimbursement agreement (the "Reimbursement Agreement"), pursuant to which HoldCo shall commit to pay a guarantee fee to Marathon after the Closing and, if requested by Marathon prior to the Closing Date, shall grant to Marathon on the Closing Date a security interest in all the property and other assets (including the Membership Interest) that HoldCo owns to secure its reimbursement obligations to Marathon, to the fullest extent permitted by Contracts (as defined in Section 6.05(a)) to which Ashland or any Ashland Subsidiary is a party or by which any of their respective properties or assets is bound. Such security interest shall be released (other than with respect to assets of the surviving entity of the Acquisition Merger (as defined in Section 1.04(a)) at the Acquisition Merger Effective Time (or, if earlier, upon the New Ashland Inc. Share Issuance). The Reimbursement Agreement shall provide that: (i) the guarantee fee shall be payable after Closing; and (ii) the reimbursement obligations to Marathon shall not exceed the net amount of the HoldCo Borrowing actually received by HoldCo.

          (b) CAPITAL CONTRIBUTION. Promptly following the consummation of the HoldCo Borrowing pursuant to Section 1.03(a), HoldCo shall contribute to New Ashland LLC cash in the amount equal to the total amount of the HoldCo Borrowing, by wire transfer of immediately available funds to a New Ashland LLC bank account designated in writing by Ashland at least two business days prior to the Closing Date (the "Capital Contribution").

          (c) CONVERSION MERGER. Promptly following the consummation of the Capital Contribution pursuant to Section 1.03(b), pursuant to Article III and in accordance with the KLLCA and the KBCA, New Ashland LLC shall be merged with and into New Ashland Inc. (the "Conversion Merger") at the Conversion Merger Effective Time (as defined in Section 3.02), which, if not the time of filing of the Conversion Articles of Merger (as defined in Section 3.02) in accordance with Section 3.02, shall be a time mutually agreed upon by Ashland and Marathon.

          SECTION 1.04. ACQUISITION MERGER; DISTRIBUTION. (a) Promptly following the Conversion Merger Effective Time, pursuant to Article IV and in accordance with the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA"), HoldCo shall be merged with and into Merger Sub (the "Acquisition Merger") at the Acquisition Merger Effective Time.

          (b) In the event that the Private Letter Rulings (as defined in Section 10.01(f)) do not provide that the Acquisition Merger will be treated as a distribution by HoldCo of all the stock of New Ashland Inc. under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), followed by a merger of HoldCo into Merger Sub, then the parties hereto shall execute an appropriate amendment to this Agreement to provide that the New Ashland Inc. Share Issuance (as defined in Section 6.05(b)) shall not be effected as part of the Acquisition Merger but instead the shares of New Ashland Inc. to be issued thereunder shall be issued to HoldCo as part of the Conversion Merger, followed by the distribution thereof by HoldCo to the holders of HoldCo Common Stock (as defined in Section 2.04(a)(i)), on the basis of one share of New Ashland Inc. Common Stock for each outstanding share of HoldCo Common Stock, immediately prior to the Acquisition Merger.

          SECTION 1.05. CLOSING. The closing of the Transactions (the "Closing") shall take place at the offices of MAP, 539 South Main Street, Findlay, Ohio 45840 at 10:00 a.m. (Eastern time) on the last business day of the calendar month in which the last to be satisfied (or, to the extent permitted by Law (as defined in Section 6.05(a)), waived by the parties entitled to the benefits thereof) of the conditions set forth in Article X (other than those conditions that by their nature are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions) has been so satisfied or waived, or, if the last such condition is satisfied or waived on one of the last two business days of a calendar month, on the last business day of the following calendar month, or at such other place, time and date as shall be agreed in writing between Ashland and Marathon. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". If Ashland and Marathon agree that the Closing is expected to occur on December 31, 2004, the parties shall use their reasonable best efforts to agree on closing mechanics to effect the Transactions on such date, which may include: (i) the filing of the Reorganization Articles of Merger, the Conversion Articles of Merger and the Acquisition Certificate of Merger prior to December 31, 2004, in each case specifying an effective time on December 31, 2004 and (ii) advancement of the HoldCo Borrowing to an escrow account for the benefit of HoldCo at a pre-closing prior to December 31, 2004 to ensure that the proceeds of the Capital Contribution will be available to New Ashland Inc. on the Closing Date for consummation of the tender offer and/or consent solicitation contemplated by Section 9.03(b).

          SECTION 1.06. POST-CLOSING TRUE-UP. Within 90 days after the Closing Date (subject to extension with the prior written consent of New Ashland Inc., such consent not to be unreasonably withheld), MAP shall prepare and deliver to Ashland a statement setting forth the MAP Partial Redemption Amount. If the MAP Partial Redemption Amount exceeds the Estimated MAP Partial Redemption Amount, MAP shall, and if the Estimated MAP Partial Redemption Amount exceeds the MAP Partial Redemption Amount, New Ashland Inc. shall, make payment to the other party of the amount of such excess, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A., as its prime rate, calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date of payment. Payment by MAP to New Ashland Inc. under this
Section 1.06 shall be in an amount of cash and accounts receivable of MAP (such accounts receivable to be selected in accordance with the protocol set forth in Exhibit A) within 30 days of the determination by MAP of the MAP Partial Redemption Amount. The total Value of the accounts receivable payable by MAP under this Section 1.06 shall equal the product of (i) the total amount of the payment owed by MAP to New Ashland Inc. under this Section 1.06 and
(ii) the AR Fraction. Payment made by New Ashland Inc. to MAP under this
Section 1.06 shall be made in cash within 30 days after receipt by New Ashland Inc. of the statement setting forth the MAP Partial Redemption Amount. All cash payments under this Section 1.06 shall be made by wire transfer in immediately available funds to an Ashland bank account or a MAP bank account, as applicable, which shall be designated in writing by Ashland or MAP, as applicable, at least two business days prior to the date for such payment.



                                  ARTICLE II

                           THE REORGANIZATION MERGER
                           -------------------------

          SECTION 2.01. PARTIES TO THE REORGANIZATION MERGER. The names of the constituent business entities that are parties to the Reorganization Merger are Ashland Inc. (referred to herein as "Ashland") and EXM LLC (referred to herein as "New Ashland LLC"). Upon the terms and subject to the conditions set forth herein, at the Reorganization Merger Effective Time, Ashland shall merge with and into New Ashland LLC, the separate corporate existence of Ashland shall cease and New Ashland LLC shall be the surviving business entity of the Reorganization Merger. The name of the surviving business entity of the Reorganization Merger shall be EXM LLC.

          SECTION 2.02 REORGANIZATION MERGER EFFECTIVE TIME. Prior to the Closing, Ashland shall prepare, and on the Closing Date, New Ashland LLC shall file with the Secretary of State of the Commonwealth of Kentucky, articles of merger or other appropriate documents (in any such case, the "Reorganization Articles of Merger") executed in accordance with the relevant provisions of the KBCA and the KLLCA and shall make all other filings or recordings required under the KBCA and the KLLCA. The Reorganization Merger shall become effective at such time as the Reorganization Articles of Merger are duly filed with such Secretary of State, or at such later time on the Closing Date as specified in the Reorganization Articles of Merger (the time the Reorganization Merger becomes effective being the "Reorganization Merger Effective Time").

          SECTION 2.03. EFFECTS. The Reorganization Merger shall have the effects set forth in KRS 271B.11-060 of the KBCA and KRS 275.365 of the KLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Reorganization Merger Effective Time, all the properties, rights, privileges and powers of Ashland immediately prior to the Reorganization Merger Effective Time shall rest in New Ashland LLC, and all debts, liabilities, obligations and duties of Ashland immediately prior to the Reorganization Merger Effective Time shall become the debts, liabilities, obligations and duties of New Ashland LLC.

          SECTION 2.04. CONVERSION OF ASHLAND SECURITIES. (a) At the Reorganization Merger Effective Time, by virtue of the Reorganization Merger and without any action on the part of any holder of any shares of Ashland Common Stock or any limited liability company interests in New Ashland LLC ("New Ashland LLC Interests"):

          (i) subject to Section 2.05, each share of Ashland Common Stock issued and outstanding immediately prior to the Reorganization Merger Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of HoldCo (the "HoldCo Common Stock") (the "Reorganization Merger Consideration"); and

          (ii) all New Ashland LLC Interests shall remain outstanding without change.

          (b) As of the Reorganization Merger Effective Time, all shares of Ashland Common Stock shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly evidencing shares of Ashland Common Stock shall, subject to Section 2.05, cease to have any rights with respect thereto except the right to receive the number of shares of HoldCo Common Stock into which such shares of Ashland Common Stock were converted pursuant to the provisions of Section 2.04(a) hereof.

          (c) The Reorganization Merger Consideration issued (and paid) upon conversion of any shares of Ashland Common Stock in accordance with the terms of this Article II shall be deemed to have been issued (and paid) at the Reorganization Merger Effective Time in full satisfaction of all rights pertaining to such shares of Ashland Common Stock, and after the Reorganization Merger Effective Time there shall be no further registration of transfers on the stock transfer books of the business entity surviving the Reorganization Merger, New Ashland LLC, of shares of Ashland Common Stock that were outstanding immediately prior to the Reorganization Merger Effective Time.

          SECTION 2.05. DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares of Ashland Common Stock that are outstanding immediately prior to the Reorganization Merger Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such shares ("Dissenters' Shares") pursuant to, and who complies in all respects with, Subtitle 13 of the KBCA ("Subtitle 13") shall not be converted into Reorganization Merger Consideration as provided in
Section 2.04(a), but rather the holders of Dissenters' Shares shall be entitled to payment of the fair value of such Dissenters' Shares in accordance with Subtitle 13; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Subtitle 13, then the right of such holder to be paid the fair value of such holder's Dissenters' Shares shall cease and such Dissenters' Shares shall be deemed to have been converted as of the Reorganization Merger Effective Time into, and to have become exchangeable solely for, Reorganization Merger Consideration as provided in Section 2.04(a).

          SECTION 2.06. LIMITED LIABILITY. Limited liability shall be retained with respect to the business entity surviving the Reorganization Merger, New Ashland LLC.

          SECTION 2.07. ARTICLES OF ORGANIZATION. No changes to the Articles of Organization of New Ashland LLC shall be effected by the Reorganization Merger.

          SECTION 2.08. OPERATING AGREEMENT. The operating agreement of New Ashland LLC as in effect immediately prior to the Reorganization Merger Effective Time shall be the operating agreement of the business entity surviving the Reorganization Merger, New Ashland LLC, until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 2.09. REORGANIZATION PLAN OF MERGER. The provisions contained in Sections 2.01 through 2.08 constitute the "plan of merger", as that term is used in KRS 271B.11-010 and KRS 271B.11-080 of the KBCA and KRS
275.355 of the KLLCA, for the Reorganization Merger (the "Reorganization Plan of Merger"). The adoption of this Agreement by the Board of Directors of Ashland (the "Ashland Board") constitutes the adoption, and the approval of this Agreement by the shareholders of Ashland will constitute the approval, of the Reorganization Plan of Merger by Ashland as required by KRS 271B.11-030. The approval of this Agreement by HoldCo, as the sole member of New Ashland LLC, constitutes the approval of the Reorganization Plan of Merger by New Ashland LLC as required by KRS 275.350.



                                  ARTICLE III

                             THE CONVERSION MERGER
                             ---------------------

          SECTION 3.01. PARTIES TO THE CONVERSION MERGER. The names of the constituent business entities that are parties to the Conversion Merger are EXM LLC (referred to herein as "New Ashland LLC") and New EXM Inc. (referred to herein as "New Ashland Inc."). Upon the terms and subject to the conditions set forth herein, at the Conversion Merger Effective Time, New Ashland LLC shall merge with and into New Ashland Inc., the separate existence of New

Ashland LLC shall cease and New Ashland Inc. will be the surviving business entity of the Conversion Merger. Pursuant to the amendment referred to in
Section 3.06(a), the name of the surviving business entity of the Conversion Merger shall be changed to Ashland Inc.

          SECTION 3.02. CONVERSION MERGER EFFECTIVE TIME. Prior to the Closing, Ashland shall prepare, and on the Closing Date, New Ashland Inc. shall file with the Secretary of State of the Commonwealth of Kentucky, articles of merger or other appropriate documents (in any such case, the "Conversion Articles of Merger") executed in accordance with the relevant provisions of the KLLCA and the KBCA and shall make all other filings or recordings required under the KLLCA and the KBCA. The Conversion Merger shall become effective at such time as the Conversion Articles of Merger are duly filed with such Secretary of State, or at such later time on the Closing Date as specified in the Conversion Articles of Merger (the time the Conversion Merger becomes effective being the "Conversion Merger Effective Time").

          SECTION 3.03. EFFECTS. The Conversion Merger shall have the effects set forth in KRS 271B.11-060 of the KBCA and KRS 275.365 of the KLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Conversion Merger Effective Time, all the properties, rights, privileges and powers of New Ashland LLC immediately prior to the Conversion Merger Effective Time shall rest in New Ashland Inc., and all debts, liabilities, obligations and duties of New Ashland LLC immediately prior to the Conversion Merger Effective Time shall become the debts, liabilities, obligations and duties of New Ashland Inc.

          SECTION 3.04. CONVERSION OF NEW ASHLAND SECURITIES. At the Conversion Merger Effective Time, by virtue of the Conversion Merger and without any action on the part of HoldCo:

          (i) all New Ashland LLC Interests issued and outstanding immediately prior to the Conversion Merger Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor; and

          (ii) each share of New Ashland Inc. Common Stock issued and outstanding immediately prior to the Conversion Merger Effective Time shall remain outstanding without change.

          SECTION 3.05. LIMITED LIABILITY. Limited liability shall be retained with respect to the business entity surviving the Conversion Merger, New Ashland Inc.

          SECTION 3.06. ARTICLES OF INCORPORATION AND BY-LAWS. (a) At the Conversion Merger Effective Time, the articles of incorporation of New Ashland Inc. shall be amended as set out in Exhibit B, and, as so amended, such articles of incorporation shall be the articles of incorporation of the business entity surviving the Conversion Merger, New Ashland Inc., until thereafter changed or amended as provided therein or by applicable Law.

          (b) The by-laws of New Ashland Inc. as in effect immediately prior to the Conversion Merger Effective Time shall be the by-laws of the business entity surviving the Conversion Merger, New Ashland Inc., until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 3.07. DIRECTORS. The directors of New Ashland Inc. immediately prior to the Conversion Merger Effective Time shall be the directors of the business entity surviving the Conversion Merger, New Ashland Inc., until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 3.08. OFFICERS. The officers of New Ashland Inc. immediately prior to the Conversion Merger Effective Time shall be the officers of the business entity surviving the Conversion Merger, New Ashland Inc., until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          SECTION 3.09. CONVERSION PLAN OF MERGER. The provisions contained in Sections 3.01 through 3.08 constitute the "plan of merger", as that term is used in KRS 271B.11-010 and KRS 271B.11-080 of the KBCA and KRS 275.355 of the KLLCA, for the Conversion Merger (the

"Conversion Plan of Merger"). The adoption of this Agreement by the Board of Directors of New Ashland Inc. (the "New Ashland Board") constitutes the adoption, and the approval of this Agreement by HoldCo, as the sole shareholder of New Ashland Inc., constitutes the approval, of the Conversion Plan of Merger by New Ashland Inc. as required by KRS 271B.11-030 of the KBCA. The approval of this Agreement by HoldCo, as the sole member of New Ashland LLC, constitutes the approval of the Conversion Plan of Merger by New Ashland LLC as required by KRS 275.350 of the KLLCA.



                                   ARTICLE IV

                            THE ACQUISITION MERGER
                            ----------------------

          SECTION 4.01. ACQUISITION MERGER; ACQUISITION MERGER EFFECTIVE TIME. Upon the terms and subject to the conditions set forth herein, at the Acquisition Merger Effective Time, HoldCo shall be merged with and into Merger Sub, the separate corporate existence of HoldCo shall cease and Merger Sub shall be the surviving business entity of the Acquisition Merger. Prior to the Closing, Ashland and Marathon shall jointly prepare, and on the Closing Date, Merger Sub shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Acquisition Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and the DLLCA and shall make all other filings or recordings required under the DGCL and the DLLCA. The Acquisition Merger shall become effective at such time as the Acquisition Certificate of Merger is duly filed with such Secretary of State, or at such later time on the Closing Date as Ashland and Marathon shall agree and specify in the Acquisition Certificate of Merger (the time the Acquisition Merger becomes effective being the "Acquisition Merger Effective Time").

          SECTION 4.02. EFFECTS. The Acquisition Merger shall have the effects set forth in Section 18-209(g) of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Merger Effective Time, all the properties, rights, privileges and powers of HoldCo immediately prior to the Acquisition Merger Effective Time shall vest in Merger Sub, and all debts, liabilities, obligations and duties of HoldCo immediately prior to the Acquisition Merger Effective Time shall become the debts, liabilities, obligations and duties of Merger Sub.

          SECTION 4.03. EFFECT ON CAPITAL STOCK. (a) At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of the holder of any shares of HoldCo Common Stock or any membership interests in Merger Sub:

          (i) subject to Section 5.01(e), each issued and outstanding share of HoldCo Common Stock shall be converted into the right to receive (x) one duly issued, fully paid and nonassessable share of New Ashland Inc. Common Stock and (y) a number of duly issued, fully paid and nonassessable shares of Marathon Common Stock equal to the Exchange Ratio (as defined in Section 4.03(b));

          (ii) all of the limited liability company interests in Merger Sub issued and outstanding immediately prior to the Acquisition Merger Effective Time shall remain outstanding without change; and

          (iii) each share of New Ashland Inc. Common Stock held by HoldCo immediately prior to the Acquisition Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (b) The shares of New Ashland Inc. Common Stock and Marathon Common Stock to be issued upon the conversion of shares of HoldCo Common Stock pursuant to Section 4.03(a)(i) and cash in lieu of fractional shares of Marathon Common Stock as contemplated by Section 5.01(e) are referred to collectively as "Acquisition Merger Consideration". As of the Acquisition Merger Effective Time, all such shares of HoldCo Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing the right to receive any such shares of HoldCo Common Stock pursuant to Section 2.04(b) shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 5.01, the Acquisition Merger Consideration, without interest. "Exchange Ratio" means $315,000,000 divided by the product of (x) the Fair Market Value and (y) the total number of shares of Ashland Common Stock issued and outstanding immediately prior to the Reorganization Merger Effective Time. "Fair Market Value" means an amount equal to the average of the closing sale prices per share for the Marathon Common Stock on the New York Stock Exchange (the "NYSE"), as reported in The Wall Street Journal, Northeastern edition, for each of the twenty consecutive trading days ending with the third complete trading day prior to the Closing Date (not counting the Closing Date) (the "Averaging Period"). Notwithstanding the foregoing, if the Board of Directors of Marathon (the "Marathon Board") declares a dividend on the outstanding shares of Marathon Common Stock having a record date before the Closing Date but an ex- dividend date (based on "regular way" trading on the NYSE of shares of Marathon Common Stock) (the "Ex-Date") that occurs after the first trading day of the Averaging Period, then for purposes of computing the Fair Market Value, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. For purposes of the immediately preceding sentence, the amount of any noncash dividend will be the fair market value thereof on the payment date for such dividend as determined in good faith by mutual agreement of Ashland and Marathon.

          (c) If, prior to the Acquisition Merger Effective Time, the outstanding shares of Marathon Common Stock shall have been reclassified or changed into, or exchanged for, securities other than Marathon Common Stock (including as a result of a merger), then, notwithstanding Section 4.03(a)(i) but subject to Section 5.01(e), each issued and outstanding share of HoldCo Common Stock shall be converted into the right to receive such other securities with the exchange ratio determined in accordance with Section 4.03(b), subject to such appropriate adjustments as shall be determined in good faith by mutual agreement of Ashland and Marathon.

          (d) If, after the first trading day of the Averaging Period and prior to the Acquisition Merger Effective Time, the outstanding shares of Marathon Common

Stock shall have been increased, decreased, changed into or exchanged for a different number of shares of Marathon Common Stock in any case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

          SECTION 4.04. LIMITED LIABILITY COMPANY AGREEMENT. The limited liability company agreement of Merger Sub as in effect immediately prior to the Acquisition Merger Effective Time shall be the limited liability company agreement of the business entity surviving the Acquisition Merger, Merger Sub, until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 4.05. TAX TREATMENT. The parties intend that (a) the Acquisition Merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and the rules and regulations promulgated thereunder, (b) HoldCo and Marathon will each be a "party" to such reorganization within the meaning of Section 368(b) of the Code and (c) this Agreement is intended to constitute a "plan of reorganization" for U.S. Federal income Tax purposes.



                                  ARTICLE V

                        EXCHANGE OF HOLDCO CERTIFICATES
                        -------------------------------

          SECTION 5.01. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. (i) Promptly following the Acquisition Merger, New Ashland Inc. shall issue and deposit with an exchange agent designated by Ashland and reasonably acceptable to Marathon (the "Exchange Agent"), for the benefit of the holders of shares of HoldCo Common Stock, for exchange in accordance with this Article V, through the Exchange Agent, certificates representing the shares of New Ashland Inc. Common Stock issuable pursuant to Section 4.03 in exchange for outstanding shares of HoldCo Common Stock. New Ashland Inc. shall provide to the Exchange Agent following the Acquisition Merger Effective Time all the cash necessary to pay any dividends or other distributions with respect to New Ashland Inc. Common Stock in accordance with
Section 5.01(c)(i).

          (ii) Promptly following the Acquisition Merger Effective Time, Marathon shall issue and deposit with the Exchange Agent, for the benefit of the holders of shares of HoldCo Common Stock, for exchange in accordance with this Article V, through the Exchange Agent, certificates representing a number of shares of Marathon Common Stock equal to the product of (x) the total number of shares of Ashland Common Stock issued and outstanding immediately prior to the Reorganization Merger Effective Time and (y) the Exchange Ratio, rounded up to the nearest whole share. Marathon shall provide to the Exchange Agent (or, following the termination of the Exchange Fund pursuant to Section 5.01(f), to New Ashland Inc. so long as it is the record holder on the applicable record date of shares of Marathon Common Stock delivered to New Ashland Inc. upon such termination) following the Acquisition Merger Effective Time all the cash necessary to pay any dividends or other distributions in accordance with Section 5.01(c)(ii) (the shares of New Ashland Inc. Common Stock, together with the cash provided to pay any dividends or distributions with respect thereto, and the shares of Marathon Common Stock, together with the cash provided to pay any dividends or distributions with respect thereto, deposited with the Exchange Agent being hereinafter referred to as the "Exchange Fund"). For the purposes of such deposit, Marathon shall assume that there will not be any fractional shares of Marathon Common Stock.

          (iii) The Exchange Agent shall, pursuant to irrevocable instructions delivered by New Ashland Inc. and Marathon, deliver the New Ashland Inc. Common Stock and the Marathon Common Stock contemplated to be issued pursuant to Section 4.03 and this Article V out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As promptly as reasonably practicable after the Acquisition Merger Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (each, a "Certificate") that immediately prior to the Reorganization Merger Effective Time represented outstanding shares of Ashland Common Stock (other than holders of Dissenters' Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate or Certificates shall pass, only upon delivery of the Certificate or Certificates to the Exchange Agent and shall be in such form and have such other provisions as New Ashland Inc. and Marathon may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificate or Certificates in exchange for Acquisition Merger Consideration. Upon surrender of a Certificate or Certificates for cancelation to the Exchange Agent or, following termination of the Exchange Fund pursuant to Section 5.01(f), New Ashland Inc., together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent or New Ashland Inc., as applicable, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor (i) a certificate or certificates representing the number of shares of New Ashland Inc. Common Stock that such holder has the right to receive pursuant to the provisions of Section 4.03 and this Article V, (ii) a certificate or certificates representing that number of whole shares of Marathon Common Stock that such holder has the right to receive pursuant to the provisions of Section 4.03 and this Article V, (iii) cash in lieu of fractional shares of Marathon Common Stock that such holder has the right to receive pursuant to Section 5.01(e) and (iv) any dividends or other distributions such holder has the right to receive pursuant to Section 5.01(c), and the Certificate or Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Ashland Common Stock or HoldCo Common Stock that is not registered in the transfer records of Ashland or HoldCo, (i) a certificate or certificates representing the appropriate number of shares of New Ashland Inc. Common Stock and (ii) a certificate or certificates representing the appropriate number of shares of Marathon Common Stock, together with a check for cash to be paid in lieu of fractional shares, may be issued and paid to a person other than the person in whose name the Certificate or Certificates so surrendered is registered, if such Certificate or Certificates shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance and payment shall pay any transfer or other Taxes required by reason of the issuance of shares of New Ashland Inc. Common Stock and Marathon Common Stock to a person other than the registered holder of such Certificate or Certificates or establish to the satisfaction of New Ashland Inc. that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 5.01, each Certificate shall be deemed at any time after the Acquisition Merger Effective Time to represent only the right to receive upon such surrender Acquisition Merger Consideration as contemplated by this Section 5.01. No interest shall be paid or accrue on any cash in lieu of fractional shares or accrued and unpaid dividends or distributions, if any, payable upon surrender of any Certificate.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. (i) No dividends or other distributions with respect to shares of New Ashland Inc. Common Stock with a record date on or after the Closing Date shall be paid to the holder of any Certificate with respect to the shares of New Ashland Inc. Common Stock issuable upon surrender of such Certificate until the surrender of such Certificate in accordance with this Article V. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing shares of New Ashland Inc. Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the amount of dividends or other distributions with a record date after the Closing Date theretofore paid with respect to such shares of New Ashland Inc. Common Stock, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Closing Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of New Ashland Inc. Common Stock.

          (ii) No dividends or other distributions with respect to shares of Marathon Common Stock with a record date on or after the Closing Date shall be paid to the holder of any Certificate with respect to the shares of Marathon Common

Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 5.01(e), until the surrender of such Certificate in accordance with this
Article V. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Marathon Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Marathon Common Stock to which such holder is entitled pursuant to Section 5.01(e) and the amount of dividends or other distributions with a record date on or after the Closing Date theretofore paid with respect to such whole shares of Marathon Common Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Closing Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Marathon Common Stock.

          (d) NO FURTHER OWNERSHIP RIGHTS IN HOLDCO COMMON STOCK. The Acquisition Merger Consideration issued (and paid) upon conversion of any shares of HoldCo Common Stock in accordance with the terms of this Article V shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of HoldCo Common Stock, and after the Acquisition Merger Effective Time there shall be no further registration of transfers on the stock transfer books of the business entity surviving the Acquisition Merger, Merger Sub, of shares of HoldCo Common Stock that were outstanding immediately prior to the Acquisition Merger Effective Time. If, after the Acquisition Merger Effective Time, any Certificates are presented to New Ashland Inc. or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article V except as otherwise provided by applicable Law. Unless Marathon otherwise consents, the Acquisition Merger Consideration shall not be issued to any person who is an "affiliate" of Ashland for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), on the date of the Ashland Shareholders Meeting, as determined from representations contained in the letters of transmittal to be delivered by former holders of shares of Ashland Common Stock pursuant to the provisions of Section 5.01(b) (a "Rule 145 Affiliate"), until Marathon has received a written agreement from such Rule 145 Affiliate substantially in the form attached hereto as Exhibit C; provided, however, that Marathon shall be solely responsible for any Losses (as defined in Section 13.01(a)) of any of the Ashland Parties and their respective affiliates and Representatives (in each case other than such Rule 145 Affiliate) to the extent resulting from, arising out of, or relating to, directly or indirectly, any refusal by Marathon to consent to the issuance of Acquisition Merger Consideration to any such Rule 145 Affiliate pursuant to this sentence.

          (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Marathon Common Stock shall be issued upon the conversion of HoldCo Common Stock pursuant to Section 4.03, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Marathon Common Stock. For purposes of this Section 5.01(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Notwithstanding any other provision of this Agreement, each holder of Certificates who otherwise would be entitled to receive a fraction of a share of Marathon Common Stock (determined after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of such fractional part of a share of Marathon Common Stock multiplied by the Fair Market Value.

          (ii) As promptly as practicable following the Acquisition Merger Effective Time, the Exchange Agent shall determine the excess of (A) the number of shares of Marathon Common Stock delivered to the Exchange Agent by Marathon pursuant to Section 5.01(a) over (B) the aggregate number of whole shares of Marathon Common Stock to be issued to holders of HoldCo Common Stock pursuant to Section 5.01(b) (such excess being herein called the "Excess Shares"). As promptly as practicable after such determination, Marathon shall deposit an amount into the Exchange Fund equal to the product of the number of Excess Shares multiplied by the Fair Market Value, and the Exchange Agent shall return certificates representing such Excess Shares to Marathon.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for six months after the Acquisition Merger Effective Time shall be delivered to or in accordance with the instructions of New Ashland Inc., upon demand, and any holder of a Certificate who has not theretofore complied with this Article V shall thereafter look only to New Ashland Inc. for payment of its claim for Acquisition Merger Consideration and any dividends or distributions with respect to New Ashland Inc. Common Stock or Marathon Common Stock, as applicable, as contemplated by Section 5.01(c).

          (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by New Ashland Inc., the execution of an indemnity reasonably satisfactory to New Ashland Inc. (and, if required by New Ashland Inc., the posting by such person of a bond in such reasonable amount as New Ashland Inc. may direct, as indemnity) against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Acquisition Merger Consideration with respect to the shares of HoldCo Common Stock formerly represented thereby, and any dividends or other distributions such holder has the right to receive in respect thereof, pursuant to this Agreement.

          (h) WITHHOLDING RIGHTS. Each of New Ashland Inc. and Marathon shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates and any holder of Dissenters' Shares such amounts as may be required to be deducted and withheld by New Ashland Inc. or Marathon, as applicable, with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Tax Authority (as defined in Section 14.02), New Ashland Inc. or Marathon, as applicable, will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Dissenters' Shares, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate Tax Authority. Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares represented by the Certificates or Dissenters' Shares, as the case may be, in respect of which such deduction and withholding was made.

          (i) NO LIABILITY. None of the Ashland Parties, the Marathon Parties or the Exchange Agent shall be liable to any person in respect of any shares of New Ashland Inc. Common Stock (or dividends or distributions with respect thereto), Marathon Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Acquisition Merger Effective Time (or immediately prior to such earlier date on which Acquisition Merger Consideration or any dividends or distributions with respect to New Ashland Inc. Common Stock or Marathon Common Stock as contemplated by Section 5.01(c) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 6.05(b))), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of New Ashland Inc., free and clear of all claims or interest of any person previously entitled thereto.

          (j) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by New Ashland Inc., on a daily basis. Any interest and other income resulting from such investments shall be paid to New Ashland Inc.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                            OF THE ASHLAND PARTIES
                        ------------------------------

          Ashland and New Ashland Inc., jointly and severally, represent and warrant to the Marathon Parties that, as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except as set forth in the disclosure letter, dated as of the date of this Agreement, from Ashland to Marathon (the "Ashland Disclosure Letter"); provided, however, that no item contained in any section of the Ashland Disclosure Letter shall be deemed to qualify, or disclose any exception to, any representation or warranty made in the last sentence of
Section 6.03(e) or in Sections 6.04 or 6.11:

          SECTION 6.01. ORGANIZATION, STANDING AND POWER. Ashland is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Kentucky and has full corporate power and authority to own, lease and otherwise hold its properties and to conduct its businesses as presently conducted. Each Significant Ashland Subsidiary (as defined in this Section 6.01) is duly organized, validly existing and, to the extent such concept or a similar concept exists in the relevant jurisdiction, in good standing under the Laws of the jurisdiction in which it is organized and has full corporate or other entity power and authority to own, lease or otherwise hold its properties and to conduct its businesses as presently conducted. Each of Ashland and each Significant Ashland Subsidiary is duly qualified to do business and is in good standing (where applicable) in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have an Ashland Material Adverse Effect (as defined in Section 6.05(a)). Ashland has provided to Marathon true and complete copies of the articles of incorporation of Ashland, as amended to the date of this Agreement (as so amended, the "Ashland Charter"), and the by-laws of Ashland, as amended to the date of this

Agreement (as so amended, the "Ashland By- laws"), and the comparable charter and organizational documents of each Significant Ashland Subsidiary, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Ashland Subsidiary" means New Ashland LLC, New Ashland Inc., any subsidiary of Ashland that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC and, prior to the Acquisition Merger Effective Time, HoldCo.

          SECTION 6.02. ASHLAND SUBSIDIARIES; EQUITY INTERESTS. (a) All the outstanding shares of capital stock of, or other equity interests in, each Significant Ashland Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by Ashland, by another subsidiary of Ashland (an "Ashland Subsidiary") or by Ashland and another Ashland Subsidiary, free and clear of all pledges, liens, charges, mortgages, security interests, encumbrances and adverse claims of any kind or nature whatsoever (collectively, "Liens").

          (b) Each of HoldCo, New Ashland LLC and New Ashland Inc., since the date of its formation, has not carried on any business or conducted any operations other than the execution of this Agreement, the other Transaction Agreements and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto. Except for any indebtedness for borrowed money and other liabilities assumed by HoldCo pursuant to the Transaction Agreements or the Ancillary Agreements, and except as otherwise expressly contemplated by the Transaction Agreements or the Ancillary Agreements, immediately prior to the Acquisition Merger, HoldCo will not have any indebtedness for borrowed money or any other liabilities (whether accrued, absolute, liquidated, unliquidated, fixed, contingent, disputed, undisputed, legal or equitable).

          SECTION 6.03. CAPITAL STRUCTURE. (a) The authorized capital stock of Ashland consists of 300,000,000 shares of Common Stock and 30,000,000 shares of Cumulative Preferred Stock ("Ashland Preferred Stock" and, together with the Ashland Common Stock, the "Ashland Capital Stock"). At the close of business on February 29, 2004, (i) 69,599,791 shares of Ashland Common Stock were issued and outstanding, (ii) 9,926,276 shares of

Ashland Common Stock were reserved for issuance pursuant to Ashland Stock Plans (as defined in Section 14.02) and (iii) 500,000 shares of Series A Participating Cumulative Preferred Stock ("Ashland Series A Preferred Stock") were reserved for issuance in connection with the rights (the "Ashland Rights") issued pursuant to the Rights Agreement dated as of May 16, 1996 (as amended from time to time, the "Ashland Rights Agreement"), between Ashland and National City Bank, as Rights Agent. Except as set forth above, at the close of business on February 29, 2004, no shares of capital stock or other voting securities of Ashland were issued, reserved for issuance or outstanding. There are no outstanding Ashland SARs (as defined in Section 14.02) that were not granted in tandem with a related Ashland Employee Stock Option. No shares of Ashland Capital Stock are held by Ashland as treasury stock. All outstanding shares of Ashland Capital Stock are, and all such shares that may be issued prior to the Closing will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the KBCA, the Ashland Charter, the Ashland By-laws or any Contract (as defined in Section 6.05(a)) to which Ashland is a party or otherwise bound. As of the date of this Agreement, there are not any bonds, debentures, notes or other indebtedness of Ashland having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Ashland Common Stock may vote ("Voting Ashland Debt"). None of HoldCo, New Ashland Inc. or New Ashland LLC owns or holds any shares of Ashland Capital Stock or any Voting Ashland Debt. Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Ashland or any Ashland Subsidiary is a party or by which any of them is bound
(i) obligating Ashland or any Ashland Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Ashland or any Ashland Subsidiary or any Voting Ashland Debt or

(ii) obligating Ashland or any Ashland Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations or commitments of Ashland or any Ashland Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Ashland or any Ashland Subsidiary.

          (b) The authorized capital stock of HoldCo consists of 300,000,000 shares of HoldCo Common Stock, 100 shares of which have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Ashland free and clear of any Lien. No shares of capital stock of HoldCo are held by HoldCo as treasury stock.

          (c) As of the date of this Agreement, the authorized capital stock of New Ashland Inc. consists of 1,000 shares of Common Stock, of which 100 shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned by HoldCo free and clear of any Lien. Immediately prior to the Acquisition Merger Effective Time, the authorized capital stock of New Ashland Inc. will consist of 300,000,000 shares of Common Stock and 30,000,000 shares of preferred stock, of which 100 shares of Common Stock will have been duly authorized and validly issued, fully paid and nonassessable and owned by HoldCo free and clear of any Lien, other than any Lien (i) pursuant to the HoldCo Borrowing arrangements or (ii) in favor of any Marathon Party or any of their respective subsidiaries or affiliates.

          (d) All of the membership interests in New Ashland LLC are owned by HoldCo free and clear of any Lien, other than any Lien (i) pursuant to the HoldCo Borrowing arrangements or (ii) in favor of any Marathon Party or any of their respective subsidiaries or affiliates.

          (e) Immediately prior to the MAP Partial Redemption, all of Ashland's Membership Interest will be owned by Ashland free and clear of any Lien. Immediately prior to the Acquisition Merger, all of Ashland's Membership Interest that has not been redeemed pursuant to the MAP Partial Redemption will be owned by HoldCo free and clear of any Lien, other than any Lien (i) pursuant to the HoldCo Borrowing arrangements or (ii) in favor of any

Marathon Party or any of their respective subsidiaries or affiliates. Upon consummation of the Transactions, all of Ashland's Membership Interest shall be vested in one or more of the Marathon Parties and shall thereafter be the property of one or more of the Marathon Parties (assuming such Marathon Parties have the requisite power and authority to be the lawful owners of Ashland's Membership Interest), free and clear of any Lien, other than any Lien (i) pursuant to the HoldCo Borrowing arrangements, (ii) in favor of any Marathon Party or any of their respective subsidiaries or affiliates or (iii) arising from actions or inactions of any of the Marathon Parties or their affiliates (and not of any of the Ashland Parties or their affiliates).

          SECTION 6.04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) Each Ashland Party has all requisite corporate or limited liability company power and authority to execute and deliver the Transaction Agreements, and the other agreements and instruments to be executed and delivered in connection with the Transaction Agreements (the "Ancillary Agreements"), to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by each Ashland Party of each Transaction Agreement and Ancillary Agreement to which it is, or is specified to be, a party and the consummation by each Ashland Party of the Transactions to be consummated by it under the Transaction Agreements and the Ancillary Agreements have been duly authorized by all necessary corporate or limited liability company action on the part of each Ashland Party subject to receipt of the Ashland Shareholder Approval (as defined in Section 6.04(b)). Each Ashland Party has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. As of the Closing Date, each Ashland Party will have duly executed and delivered each Ancillary Agreement to which it is a party, and each Ancillary Agreement to which it is a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Ashland Board, at a meeting duly called and held, duly and unanimously adopted resolutions:

(i) adopting and approving the Transaction Agreements, the Ancillary Agreements and the Transactions; (ii) determining that the terms of the Transactions are fair to and in the best interests of Ashland and its shareholders; and (iii) recommending that Ashland's shareholders approve the Transaction Agreements and the Transactions (including the plan of merger for the Reorganization Merger and the proposed transfer of Ashland's interests in MAP, LOOP LLC and LOCAP LLC, as well as the Maleic Business and the VIOC Centers, provided for in the Transaction Agreements). The only vote of holders of any class or series of Ashland Capital Stock necessary to approve and adopt the Transaction Agreements and the Transactions is the approval of the Transaction Agreements and the Transactions (including the plan of merger for the Reorganization Merger and the proposed transfer of Ashland's interests in MAP, LOOP LLC and LOCAP LLC, as well as the Maleic Business and the VIOC Centers, provided for in the Transaction Agreements) by the holders of a majority of the outstanding Ashland Common Stock (the "Ashland Shareholder Approval").

          (c) The Board of Directors of HoldCo has duly and unanimously adopted resolutions: (i) approving and declaring advisable the Transaction Agreements and the Ancillary Agreements to which HoldCo is a party, and approving the Transactions; (ii) determining that the terms of the Transactions to which HoldCo is a party are fair to and in the best interests of HoldCo and Ashland, its sole shareholder; and (iii) recommending that Ashland, HoldCo's sole shareholder, adopt the Transaction Agreements to which HoldCo is a party. Ashland, as the sole shareholder of HoldCo, has duly approved and adopted the Transaction Agreements to which HoldCo is a party.

          (d) The New Ashland Board has duly and unanimously adopted resolutions: (i) adopting and approving the Transaction Agreements and the Ancillary Agreements to which New Ashland Inc. is a party, and adopting and approving the Transactions; (ii) determining that the terms of the Transactions to which New Ashland Inc. is a party are fair to and in the best interests of New Ashland Inc. and HoldCo, its sole shareholder; and (iii) recommending that HoldCo, New Ashland Inc.'s sole shareholder, approve the Transaction Agreements to which New Ashland Inc. is a party. HoldCo, as the sole shareholder of New Ashland Inc., has duly approved the

Transaction Agreements to which New Ashland Inc. is a party.

          (e) HoldCo, as the sole member of New Ashland LLC, has approved the Transaction Agreements to which New Ashland LLC is a party.

          SECTION 6.05. NO CONFLICTS; CONSENTS. (a) The execution and delivery by each Ashland Party of each Transaction Agreement to which it is a party do not, the execution and delivery of each Ancillary Agreement to which it is specified to be a party will not, and the consummation of the Transactions to be consummated by it under the Transaction Agreements and the Ancillary Agreements and compliance with the terms of the Transaction Agreements and the Ancillary Agreements will not, conflict with, or result in any breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Ashland or any Ashland Subsidiary under, any provision of (i) the Ashland Charter, the Ashland By-laws or the comparable charter or organizational documents of any Ashland Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which Ashland or any Ashland Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 6.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Law") applicable to Ashland or any Ashland Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of any Ashland Party to perform its obligations under the Transaction Agreements and the Ancillary Agreements or on the ability of any Ashland Party to consummate the Transactions (an "Ashland Material Adverse Effect").

          (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), is required to be obtained or made by or with respect to Ashland or any Ashland Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement or Ancillary Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a joint registration statement on Form S-4 (the "Ashland Form S- 4") in connection with the issuance by HoldCo of HoldCo Common Stock in connection with the Reorganization Merger (the "HoldCo Share Issuance") and the issuance by New Ashland Inc. of New Ashland Inc. Common Stock in the Acquisition Merger (the "New Ashland Inc. Share Issuance"), (B) a registration statement on Form S-4 (the "Marathon Form S-4" and, together with the Ashland Form S-4, the "Forms S-4") in connection with the issuance by Marathon of Marathon Common Stock in connection with the Acquisition Merger (the "Marathon Share Issuance"), (C) a proxy or information statement relating to the approval of the Transaction Agreements and the Transactions by Ashland's shareholders (the "Proxy Statement") and (D) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with the Transaction Agreements, the Ancillary Agreements or the Transactions, (iii) (A) the filing of the Reorganization Articles of Merger with the Secretary of State of the Commonwealth of Kentucky, (B) the filing of the Conversion Articles of Merger with the Secretary of State of the Commonwealth of Kentucky, (C) the filing of the Acquisition Certificate of Merger with the Secretary of State of the State of Delaware and (D) appropriate documents with the relevant authorities of the other jurisdictions in which Ashland is qualified to do business, (iv) such filings as may be required in connection with Taxes and (v) such other Consents, registrations, declarations, filings and permits (A) required solely by reason of the participation of any Marathon Party (as opposed to any third party) in the Transactions or (B) the failure of which to obtain or make that, individually or in the aggregate, have not had and would not reasonably be expected to have an Ashland Material Adverse Effect.

          (c) Ashland and the Ashland Board have taken all action necessary to
(i) render the Ashland Rights inapplicable to the Transaction Agreements, the Ancillary Agreements and the Transactions; and (ii) ensure that (A) none of the Marathon Parties, nor any of their affiliates or associates, is or will become an "Acquiring Person" (as defined in the Ashland Rights Agreement) by reason of the Transaction Agreements, the Ancillary Agreements or the Transactions and (B) a "Distribution Date" (as defined in the Ashland Rights Agreement) shall not occur by reason of the Transaction Agreements, the Ancillary Agreements or the Transactions.

          SECTION 6.06. SEC DOCUMENTS; UNDISCLOSED LIABILITIES. (a) Ashland has filed all reports, schedules, forms, statements and other documents (including exhibits and amendments thereto) required to be filed by Ashland with the SEC since October 1, 2003, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the "Ashland SEC Documents").

          (b) As of its respective date, each Ashland SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Ashland SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Ashland SEC Document has been revised or superseded by a later filed Ashland SEC Document, none of the Ashland SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Ashland included in the Ashland SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved

(except as may be indicated in the notes thereto) and on that basis fairly present in all material respects the consolidated financial position of Ashland and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments).

          (c) Except as disclosed in the Ashland SEC Documents, as of the date of this Agreement neither Ashland nor any Ashland Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, liquidated, unliquidated, fixed, contingent, disputed, undisputed, legal or equitable) required by GAAP to be set forth on a consolidated balance sheet of Ashland and its consolidated subsidiaries or disclosed in the notes thereto and that, individually or in the aggregate, would reasonably be expected to have an Ashland Material Adverse Effect.

          (d) Notwithstanding anything to the contrary contained in this
Section 6.06, the Ashland Parties do not make any representation or warranty as to the financial statements, financial position, results of operations or cash flows of MAP, as to any other statement, omission or information relating to MAP included or incorporated by reference in the Ashland SEC Documents, or as to the business, assets, liabilities, condition (financial or otherwise), operations or prospects of MAP.

          SECTION 6.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent financial statements included in the Ashland SEC Documents filed and publicly available prior to the date of this Agreement, to the date of this Agreement, there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have an Ashland Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividends on, or any other distributions in respect of, any Ashland Capital Stock, other than regular quarterly cash dividends with respect to the Ashland Common Stock, not in excess of 27.5 cents per share, with usual declaration, record and payment dates and in accordance with Ashland's past dividend policy; or

          (iii) any repurchase, redemption or other acquisition for value by Ashland of any Ashland Capital Stock.

          SECTION 6.08. INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of any Ashland Party for inclusion or incorporation by reference in (i) the Forms S-4 will, at the time the Forms S-4 are filed with the SEC, at any time the Forms S-4 are amended or supplemented or at the time the same become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to Ashland's shareholders or at the time of the Ashland Shareholders Meeting (as defined in Section 9.01(e), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Ashland Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, in each case except that no representation is made by any Ashland Party with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of any Marathon Party for inclusion or incorporation by reference therein.

          SECTION 6.09. BROKERS. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston LLC and Houlihan Lokey Howard & Zukin ("HLHZ"), the fees and expenses of which will be paid by Ashland (except as otherwise contemplated by Section 9.03(d)(i)), and Morgan Joseph & Co., Inc., the fees and expenses of which will be paid in accordance with Section 9.04(b), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Ashland Party.

          SECTION 6.10. OPINION OF FINANCIAL ADVISOR. Ashland has received the opinion of Credit Suisse First Boston LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Acquisition Merger by the holders of Ashland Common Stock (other than Marathon and its affiliates) is fair to such holders from a financial point of view.

          SECTION 6.11. SOLVENCY MATTERS. (a) Ashland has received two solvency opinions of American Appraisal Associates, Inc. ("AAA"), copies of which are included in Section 7.11 of the Marathon Disclosure Letter (the "Initial AAA Opinions"), and the solvency opinion of HLHZ, a copy of which is included in Section 6.11 of the Ashland Disclosure Letter (the "Initial HLHZ Opinion" and, together with the Initial AAA Opinions, the "Initial Opinions").

          (b) As of the date of this Agreement, Ashland does not, and as of the Closing Date New Ashland Inc. will not, have any intention to declare a dividend or distribution or to complete a share repurchase using, directly or indirectly, proceeds received from the MAP Partial Redemption or the Capital Contribution; provided, however, that it is understood that New Ashland Inc. may pay cash dividends after the Closing consistent with historical cash dividends paid by Ashland prior to the Closing.

          (c) As of the date of this Agreement, Ashland intends, and as of the Closing Date New Ashland Inc. will intend, to use the cash proceeds of the Capital Contribution pursuant to Section 1.03(b) only (i) for the uses described in the definition of Ashland Debt Obligation Amount or (ii) to pay other obligations owed to any of their respective creditors, and to use the cash proceeds of the MAP Partial Redemption pursuant to Section 1.01 only for the purposes described in clauses (i) and (ii) of this Section 6.11(c) and for general corporate purposes (including, potentially, business acquisitions) not inconsistent with Section 6.11(b).

          (d) As of the Closing Date, Ashland, before consummation of the Transactions, and New Ashland Inc., after giving effect to the Transactions, will not be insolvent, as insolvency is defined under any of the Uniform Fraudulent Transfer Act, as approved by the National Conference of Commissioners on Uniform State Laws in 1984, as amended (the "UFTA"), the Uniform Fraudulent Conveyance Act, as approved by the National Conference of Commissioners on Uniform State Laws in 1918, as amended (the "UFCA"), and the U.S. Bankruptcy Code, Title 11 of the U.S.C., as amended (the "Bankruptcy Code"). Without limiting the generality of the foregoing, as of the Closing Date, with respect to each of Ashland, before consummation of the Transactions, and New Ashland Inc., after giving effect to the Transactions: (i) the sum of such entity's debts will not be greater than all of such entity's assets at a fair valuation (as such terms are defined in the UFTA), and the sum of such entity's debts will not be greater than all of such entity's property, at a fair valuation (as such terms are defined in the Bankruptcy Code); (ii) the present fair saleable value of such entity's assets will not be less than the amount that will be required to pay such entity's probable liability on its existing debts as they become absolute and matured (as such terms are defined in the UFCA); (iii) such entity will not intend to incur, or believe or reasonably should believe that it would incur, debts beyond its ability to pay as they become due (as such terms are defined in the UFTA), such entity will not intend or believe that it will incur debts beyond its ability to pay as they mature (as such terms are defined in the UFCA), and such entity will not intend to incur, or believe that it would incur, debts that would be beyond its ability to pay as such debts mature (as such terms are defined in the Bankruptcy Code); and (iv) such entity will not be engaged and will not be about to engage in a business or transaction for which the remaining assets of such entity are unreasonably small in relation to such business or transaction (as such terms are defined in the UFTA), such entity will not be engaged and will not be about to engage in a business or transaction for which the property remaining in such entity's hands is an unreasonably small capital (as such terms are defined in the UFCA), and such entity will not be engaged in business or a transaction, and will not be about to engage in business or a transaction, for which any property remaining with such entity is an unreasonably small capital (as such terms are defined in the Bankruptcy Code).

          (e) To Ashland's knowledge, the information provided orally or in writing to AAA by or on behalf of any Ashland Party relating to the Ashland Parties in connection with the delivery by AAA to Ashland and Marathon of the

Initial AAA Opinions and the Bring-Down AAA Opinions (as defined in Section 10.01(g)) (including the information contained in the data rooms identified in the Initial AAA Opinions and any similar data rooms made available to AAA after the date of this Agreement), together with the information in the Ashland SEC Documents (as such information has been revised or superseded by a later filed Ashland SEC Document or other information that has been provided to AAA), taken as a whole, does not and will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any case in which AAA would be led to deliver the Bring-Down AAA Opinions when AAA would not do so in the absence of such untrue statement or omission. Notwithstanding the foregoing, while Ashland and New Ashland Inc. represent and warrant that the projections, forecasts and other forward-looking materials relating to the Ashland Parties and so provided to AAA have been prepared and furnished to AAA in good faith and were based on facts and assumptions believed by Ashland and New Ashland Inc. to be reasonable, the parties acknowledge that: (i) there may be differences between actual results and the results indicated in such projections, forecasts and other forward-looking materials; (ii) those differences may be material; and
(iii) Ashland and New Ashland Inc. do not represent or warrant that there will be no such differences. Notwithstanding anything to the contrary contained in this Section 6.11(e), the Ashland Parties do not make any representation or warranty as to the financial statements, financial position, results of operations or cash flows of MAP, as to any other statement, omission or information relating to MAP, or as to the business, assets, liabilities, condition (financial or otherwise), operations or prospects of MAP.

          (f) All Working Papers (as defined in Section 14.02) of HLHZ, relating to its engagement by Ashland have been made available to Marathon and its Representatives.

                                 ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES
                            OF THE MARATHON PARTIES
                        ------------------------------

          Marathon represents and warrants to the Ashland Parties that, as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except as set forth in the disclosure letter, dated as of the date of this Agreement, from Marathon to Ashland (the "Marathon Disclosure Letter"); provided, however, that no item contained in any section of the Marathon Disclosure Letter shall be deemed to qualify, or disclose any exception to, any representation or warranty made in Sections 7.04 or 7.11:

          SECTION 7.01. ORGANIZATION, STANDING AND POWER. Marathon is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, lease and otherwise hold its properties and to conduct its businesses as presently conducted. Each Significant Marathon Subsidiary (as defined in this Section 7.01) is duly organized, validly existing and, to the extent such concept or a similar concept exists in the relevant jurisdiction, in good standing under the Laws of the jurisdiction in which it is organized and has full corporate or other entity power and authority to own, lease or otherwise hold its properties and to conduct its businesses as presently conducted. Each of Marathon and each Significant Marathon Subsidiary is duly qualified to do business and is in good standing (where applicable) in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Marathon Material Adverse Effect (as defined in Section 7.05(a)). Marathon has provided to Ashland true and complete copies of the certificate of incorporation of Marathon, as amended to the date of this Agreement (as so amended, the "Marathon Charter"), and the by-laws of Marathon, as amended to the date of this Agreement (as so amended, the "Marathon By-laws"), and the comparable charter and organizational documents of each

Significant Marathon Subsidiary, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Marathon Subsidiary" means Marathon Company, Merger Sub, MAP and any subsidiary of Marathon that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          SECTION 7.02. MARATHON SUBSIDIARIES; EQUITY INTERESTS. (a) All the outstanding shares of capital stock of, or other equity interests in, each Significant Marathon Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by Marathon, by another subsidiary of Marathon (a "Marathon Subsidiary") or by Marathon and another Marathon Subsidiary, free and clear of all Liens.

          (b) Merger Sub, since the date of its formation, has not carried on any business or conducted any operations other than the execution of this Agreement, the other Transaction Agreements and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

          SECTION 7.03. CAPITAL STRUCTURE. (a) The authorized capital stock of Marathon consists of 550,000,000 shares of Marathon Common Stock and 26,000,000 shares of preferred stock, without par value ("Marathon Preferred Stock" and, together with the Marathon Common Stock, the "Marathon Capital Stock"). At the close of business on February 29, 2004, (i) 310,740,454 shares of Marathon Common Stock were issued and outstanding, (ii) 1,425,524 shares of Marathon Common Stock were held by Marathon in its treasury and (iii) 37,788,193 shares of Marathon Common Stock were reserved for issuance pursuant to Marathon Stock Plans (as defined in Section 14.02). Except as set forth above, at the close of business on February 29, 2004, no shares of capital stock or other voting securities of Marathon were issued, reserved for issuance or outstanding. There are no outstanding Marathon SARs (as defined in Section 14.02) that were not granted in tandem with a related Marathon Employee Stock Option. All outstanding shares of Marathon Capital Stock are, and all such shares that may be issued prior to the Acquisition Merger Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Marathon Charter, the Marathon By-laws or any Contract to which Marathon is a party or otherwise bound. As of the date of this Agreement, there are not any bonds, debentures, notes or other indebtedness of Marathon having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Marathon Common Stock may vote ("Voting Marathon Debt"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Marathon or any Marathon Subsidiary is a party or by which any of them is bound (i) obligating Marathon or any Marathon Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Marathon or any Marathon Subsidiary or any Voting Marathon Debt or (ii) obligating Marathon or any Marathon Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations or commitments of Marathon or any Marathon Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Marathon or any Marathon Subsidiary.

          (b) All of the membership interests in Merger Sub are owned by Marathon free and clear of any Lien.

          SECTION 7.04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) Each Marathon Party has all requisite corporate or limited liability company power and authority to execute and deliver the Transaction Agreements and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Transactions. For all purposes of the Put/Call Agreement (as defined in Section 12.04) and the Insurance Indemnity Agreement referred to in
Section 12.05, including for purposes of amending the Put/Call Agreement as provided in Section 12.04 of this

Agreement and terminating the Insurance Indemnity Agreement as provided in
Section 12.05, Marathon is a party to the Put/Call Agreement and the Insurance Indemnity Agreement as the successor and assign of USX (as defined in the Put/Call Agreement). The execution and delivery by each Marathon Party of each Transaction Agreement and Ancillary Agreement to which it is, or is specified to be, a party and the consummation by each Marathon Party of the Transactions to be consummated by it under the Transaction Agreements and the Ancillary Agreements have been duly authorized by all necessary corporate or limited liability company action on the part of each Marathon Party. Each Marathon Party has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. As of the Closing Date, each Marathon Party will have duly executed and delivered each Ancillary Agreement to which it is a party, and each Ancillary Agreement to which it is a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Marathon Board duly and unanimously adopted resolutions: (i) approving the Transaction Agreements, the Ancillary Agreements and the Transactions; and (ii) determining that the terms of the Transactions are fair to and in the best interests of Marathon and its shareholders.

          (c) The Board of Directors of Marathon Company (the "Marathon Company Board"), at a meeting duly called and held or by written consent, duly and unanimously adopted resolutions: (i) approving the Transaction Agreements, the Ancillary Agreements and the Transactions; and (ii) determining that the terms of the Transactions are fair to and in the best interests of Marathon Company and Marathon, its sole shareholder.

          (d) Marathon, as the sole member of Merger Sub, has approved the Transaction Agreements, the Ancillary Agreements and the Transactions to which Merger Sub is, or is specified to be, a party.

          SECTION 7.05. NO CONFLICTS; CONSENTS. (a) The execution and delivery by each Marathon Party of each Transaction Agreement to which it is a party do not, the execution and delivery of each Ancillary Agreement to which it is specified to be a party will not, and the consummation of the Transactions to be consummated by it under the Transaction Agreements and the Ancillary Agreements and compliance with the terms of the Transaction Agreements and the Ancillary Agreements will not, conflict with, or result in any breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Marathon or any Marathon Subsidiary under, any provision of (i) the Marathon Charter, the Marathon By-laws or the comparable charter or organizational documents of any Marathon Subsidiary, (ii) any Contract to which Marathon or any Marathon Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 7.05(b), any Judgment or Law applicable to Marathon or any Marathon Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of any Marathon Party to perform its obligations under the Transaction Agreements and the Ancillary Agreements or on the ability of any Marathon Party to consummate the Transactions (a "Marathon Material Adverse Effect").

          (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Marathon or any Marathon Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement or Ancillary Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Forms S-4 and (B) such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with the Transaction Agreements, the Ancillary Agreements or the Transactions, (iii) the filing of the Acquisition Certificate of Merger with the Secretary of State of the State of Delaware,
(iv) such filings as may be required in connection with Taxes and (v) such other Consents, registrations, declarations, filings and permits

(A) required solely by reason of the participation of any Ashland Party (as opposed to any third party) in the Transactions or (B) the failure of which to obtain or make that, individually or in the aggregate, have not had and would not reasonably be expected to have a Marathon Material Adverse Effect.

          (c) The Rights Agreement between Marathon and National City Bank, as Rights Agent, dated as of September 28, 1998, as amended on July 2, 2001 and January 29, 2003 (the "Marathon Rights Agreement"), expired on January 31, 2003, and Marathon has not, as of the date of this Agreement, entered into or adopted any other rights agreement.

          SECTION 7.06. SEC DOCUMENTS; UNDISCLOSED LIABILITIES. (a) Marathon has filed all reports, schedules, forms, statements and other documents (including exhibits and amendments thereto) required to be filed by Marathon with the SEC since January 1, 2004 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the "Marathon SEC Documents").

          (b) As of its respective date, each Marathon SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Marathon SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Marathon SEC Document has been revised or superseded by a later filed Marathon SEC Document, none of the Marathon SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Marathon included in the Marathon SEC Documents comply as to form in all material respects with applicable accounting requirements, and the published rules and regulations of the SEC, with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved

(except as may be indicated in the notes thereto) and on that basis fairly present in all material respects the consolidated financial position of Marathon and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments).

          (c) Except as disclosed in the Marathon SEC Documents, as of the date of this Agreement neither Marathon nor any Marathon Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, liquidated, unliquidated, fixed, contingent, disputed, undisputed, legal or equitable) required by GAAP to be set forth on a consolidated balance sheet of Marathon and its consolidated subsidiaries or disclosed in the notes thereto and that, individually or in the aggregate, would reasonably be expected to have a Marathon Material Adverse Effect.

          (d) Notwithstanding anything to the contrary contained in this
Section 7.06, the Marathon Parties do not make any representation or warranty as to the financial statements, financial position, results of operations or cash flows of MAP, as to any other statement, omission or information relating to MAP included or incorporated by reference in the Marathon SEC Documents, or as to the business, assets, liabilities, condition (financial or otherwise), operations or prospects of MAP.

          SECTION 7.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent financial statements included in the Marathon SEC Documents filed and publicly available prior to the date of this Agreement, to the date of this Agreement, there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Marathon Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividends on, or any other distributions in respect of, any Marathon Capital Stock, other than regular quarterly cash dividends with respect to the Marathon Common Stock, not in excess of 25 cents per share, with usual declaration, record and payment dates and in accordance with Marathon's past dividend policy; or

          (iii) any repurchase, redemption or other acquisition for value by Marathon of any Marathon Capital Stock.

          SECTION 7.08. INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of any Marathon Party for inclusion or incorporation by reference in (i) the Forms S-4 will, at the time the Forms S-4 are filed with the SEC, at any time the Forms S-4 are amended or supplemented or at the time the same become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to Ashland's shareholders or at the time of the Ashland Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Marathon Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by any Marathon Party with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of any Ashland Party for inclusion or incorporation by reference therein.

          SECTION 7.09. BROKERS. No broker, investment banker, financial advisor or other person, other than Citigroup Global Markets Inc. and AAA, the fees and expenses of which will be paid by Marathon (except as otherwise contemplated by Section 9.03(d)(i)), and Morgan Joseph & Co., Inc., the fees and expenses of which will be paid in accordance with Section 9.04(b), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Marathon Party.

          SECTION 7.10. OPINION OF FINANCIAL ADVISOR. Marathon has received the opinion of Citigroup Global

     Markets Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be provided by the Marathon Parties in the Transactions is fair to Marathon from a financial point of view.

          SECTION 7.11. SOLVENCY OPINIONS. Marathon has received the Initial Opinions. All Working Papers of AAA relating to the Initial AAA Opinions have been made available to Ashland.

          SECTION 7.12. MAP ACCOUNTS RECEIVABLE. To the knowledge of Marathon and MAP, the information provided orally or in writing to Ashland and its Representatives by or on behalf of MAP relating to MAP accounts receivable in connection with Ashland's evaluation of the Distributed Receivables, taken as a whole, does not and will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Closing, MAP will transfer to Ashland all of MAP's rights, title and interests in and to the Distributed Receivables.

          SECTION 7.13. EMPLOYEE BENEFITS. Marathon intends to, or to cause one or more of its subsidiaries to, provide to the Transferred Maleic Business Employees (as defined in the Maleic Agreement) compensation and benefits in accordance with Section 4.03(j) of the Maleic Agreement and to the Transferred VIOC Centers Employees (as defined in the VIOC Agreement) retirement benefits in accordance with Section 4.03(g) of the VIOC Agreement.



                                 ARTICLE VIII

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

          SECTION 8.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY ASHLAND. Except for matters set forth in the Ashland Disclosure Letter or otherwise expressly contemplated or permitted by the Transaction Agreements or the Ancillary Agreements, from the date of this Agreement to the Acquisition Merger Effective Time, Ashland shall not, and shall not permit any Ashland Subsidiary to, without the prior written consent of Marathon, take any action (including amending its certificate of incorporation, by-laws or other comparable charter or organizational documents, or authorizing, or committing or agreeing to make, any such amendment) that would reasonably be expected to have an Ashland Material Adverse Effect. In addition, and without limiting the generality of the foregoing, from the date of this Agreement to the Closing Date, Ashland shall not, and shall not permit any Ashland Subsidiary to, do any of the following without the prior written consent of Marathon:

               (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any Ashland Capital Stock, other than regular quarterly cash dividends with respect to the Ashland Common Stock, not in excess of 27.5 cents per share, with usual declaration, record and payment dates and in accordance with Ashland's past dividend policy, in each case other than pursuant to the Ashland Rights Agreement;

               (ii) repurchase, redeem or otherwise acquire for value any Ashland Capital Stock;

               (iii) reclassify any Ashland Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Ashland Capital Stock, in any such case that would (A) have an Ashland Material Adverse Effect or (B) require an amendment to this Agreement, other than, in the case of clause (B), pursuant to the Ashland Rights Agreement;

               (iv) issue, grant, deliver, sell, pledge or dispose of any Voting Ashland Debt or any securities convertible or exchangeable into or exercisable for, or any rights, warrants, calls or options to acquire, any shares of Ashland Common Stock or Voting Ashland Debt, in any such case that would (A) have an Ashland Material Adverse Effect or (B) require an amendment to this Agreement; or

               (v) authorize, or commit or agree to take, any of the foregoing actions.

          (b) Conduct of Business by Marathon. Except for matters set forth in the Marathon Disclosure Letter or otherwise expressly contemplated or permitted by the Transaction Agreements or the Ancillary Agreements, from the date of this Agreement to the Acquisition Merger Effective Time, Marathon shall not, and shall not permit any Marathon Subsidiary to, without the prior written consent of Ashland, take any action (including amending its certificate of incorporation, by-laws or other comparable charter or organizational documents, or authorizing, or committing or agreeing to make, any such amendment) that would reasonably be expected to have a Marathon Material Adverse Effect.

          (c) Conduct of Business by MAP. Except as otherwise expressly contemplated or permitted by the Transaction Agreements or the Ancillary Agreements, from the date of this Agreement to the Closing Date, the Ashland Parties and the Marathon Parties shall cause MAP and its subsidiaries to, and MAP and its subsidiaries shall, conduct their business in the ordinary course, in substantially the same manner as previously conducted (including with respect to cash distributions, capital expenditures, inventory levels, terms and conditions of receivables and payables, collection of receivables and payment of payables), and in accordance with the MAP Governing Documents (as defined in Section 14.02). In addition, and without limiting the generality of the foregoing, from the date of this Agreement to the Closing Date, the Ashland Parties and the Marathon Parties shall cause MAP and its subsidiaries not to, and MAP and its subsidiaries shall not, do any of the following without the prior written consent of Ashland:

               (i) incur or assume any liabilities, obligations or indebtedness for borrowed money, or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;

               (ii) buy out any lease, license or similar payment obligation or change any existing practices with respect to leasing, licensing or similar arrangements; or

               (iii) authorize, or commit or agree to take, any of the foregoing actions.

The parties hereto acknowledge that the approval of Acquisition Expenditures, Capital Expenditures and such other expenditures of the type to be included in the Annual Capital Budget for any Fiscal Year that when taken together with
(x) the other expenditures already approved as part of the Annual Capital Budget for such Fiscal Year and (y) all other expenditures already made in such Fiscal Year, would reasonably be expected to exceed the Normal Annual Capital Budget Amount for such Fiscal Year, constitutes a "Super Majority Decision" which requires the approval of the Board of Managers (as such terms are defined in the MAP LLC Agreement) pursuant to Section 8.07(b) of the MAP LLC Agreement (subject to certain exceptions set forth in the MAP LLC Agreement). Accordingly, from the date of this Agreement to the Closing Date, the approval of any such expenditures shall require the approval of the Board of Managers pursuant to Section 8.07(b) of the MAP LLC Agreement.

          (d) POST-CLOSING EXAMINATION AND DISPUTE RESOLUTION. After the Closing, Ashland shall continue to have all the rights of a Member under
Section 7.01 of the MAP LLC Agreement, as amended through the date of this Agreement (including pursuant to the MAP LLC Agreement Amendment), for purposes of auditing compliance with Sections 1.06 (Post-Closing True-Up), 8.01(c) (Conduct of Business by MAP), 9.09 (St. Paul Park Judgment and Plea Agreement; Plains Settlement) and 9.15 (MAP Partial Redemption Amount) of this Agreement and (ii) the provisions of the MAP LLC Agreement relating to distributions and loans to Ashland and Marathon Company. Any dispute regarding such compliance shall be resolved in accordance with the provisions of Article XIII of the MAP LLC Agreement, as in effect on the date of this Agreement. Any payment required as a result of such resolution shall not be subject to the limitations set forth in Sections 13.01(b) or 13.02(b) of this Agreement.

          (e) OTHER ACTIONS.

               (i) Prior to the Closing, Ashland shall not, and shall not permit any of its subsidiaries to, take any action that would, or that is reasonably expected to, result in (A) the representations and warranties of the Ashland Parties set forth in this Agreement or any other Transaction Agreement becoming untrue or incorrect, other than such failures to be true and correct that, in the aggregate, have not had and would not reasonably be expected to have an Ashland Material Adverse Effect or (B) except as otherwise permitted by Section 8.02, any condition set forth in Article X not being satisfied.

               (ii) Prior to the Closing, Marathon shall not, and shall not permit any of its subsidiaries to, take any action that would, or that is reasonably expected to, result in (A) the representations and warranties of the Marathon Parties set forth in this Agreement or any other Transaction Agreement becoming untrue or incorrect, other than such failures to be true and correct that, in the aggregate, have not had and would not reasonably be expected to have a Marathon Material Adverse Effect or (B) any condition set forth in
          Article X not being satisfied.

          (f) ADVICE OF CHANGES. Prior to the Closing, Ashland shall promptly advise Marathon in writing of any change or event that has had or would reasonably be expected to have an Ashland Material Adverse Effect and Marathon shall promptly advise Ashland in writing of any change or event that has had or would reasonably be expected to have a Marathon Material Adverse Effect.

          SECTION 8.02. NO SOLICITATION. (a) Ashland shall not, nor shall it authorize or permit any Ashland Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, auditor or other advisor, agent or representative (collectively, "Representatives") of, Ashland or any Ashland Subsidiary to, and on becoming aware of it will use its reasonable best efforts to stop such Ashland Subsidiary or Representative from continuing to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Competing Ashland Proposal (as defined in Section 8.02(e)), (ii) enter into any agreement with respect to any Competing Ashland Proposal or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or cooperate with or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Ashland Proposal; provided, however, that, prior to receipt of the Ashland Shareholder Approval (the "Cutoff Date"), Ashland and its Representatives may, in response to a bona fide written Competing Ashland Proposal that the Ashland Board determines, in good faith (after consultation with its financial advisor, inside counsel and outside counsel), constitutes or is reasonably likely to result in a Superior Proposal (as defined in Section 8.02(e)) that was not solicited by Ashland and that did not otherwise result from a breach or a deemed breach of this Section 8.02(a), and subject to compliance with Section 8.02(c), (x) furnish to the person making such Competing Ashland Proposal and its Representatives information with respect to Ashland, pursuant to a customary confidentiality agreement that does not contain terms that prevent Ashland from complying with its obligations under this Section 8.02, and information with respect to MAP in accordance with the MAP Governing Documents and (y) participate in discussions or negotiations with such person and its Representatives regarding any Competing Ashland Proposal.

          (b) Neither the Ashland Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to the Marathon Parties, or propose publicly to withdraw or modify in a manner adverse to the Marathon Parties, the adoption, approval or recommendation by the Ashland Board or any such committee of the Transaction Agreements or the Transactions or (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Competing Ashland Proposal. Notwithstanding the foregoing, if, prior to the Cutoff Date, the Ashland Board determines in good faith, after consultation with inside and outside counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations under applicable Law, the Ashland Board may withdraw its adoption, approval or recommendation of the Transaction Agreements and the Transactions.

          (c) Ashland promptly shall advise Marathon in writing of any Competing Ashland Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Competing Ashland Proposal and the identity of the person making any such Competing Ashland Proposal or inquiry and, in the case of a Competing Ashland Proposal referred to in clause (i) or (ii) of the definition of "Competing Ashland Proposal", the material terms and conditions of such Competing Ashland Proposal or inquiry, if any, that would reasonably be expected to prevent or materially delay the Transactions or, in the case of a Competing Ashland Proposal referred to in clause (iii) of the definition of "Competing Ashland Proposal", all material terms and conditions of such Competing Ashland Proposal or inquiry, if any. Ashland shall keep Marathon reasonably informed on a timely basis of the status and, in the case of a Competing Ashland Proposal referred to in clause (i) or (ii) of the definition of "Competing Ashland Proposal", the details of such Competing Ashland Proposal or inquiry, if any, that would reasonably be expected to prevent or materially delay the Transactions or, in the case of a Competing Ashland Proposal referred to clause (iii) of the definition of "Competing Ashland Proposal", all the details of any such Competing Ashland Proposal or inquiry, if any. After the Cutoff Date, Ashland shall not be required to comply with this Section 8.02(c) in any instance to the extent that the Ashland Board determines in good faith, after consultation with inside and outside counsel, that such compliance would in such instance be reasonably likely to result in a breach of its fiduciary obligations under applicable Law.

          (d) Nothing contained in this Agreement shall prohibit Ashland from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act (other than a position recommending acceptance under Rule 14e-2(a)(1) of a tender offer constituting a Competing Ashland Proposal) if, in the good faith judgment of the Ashland Board, after consultation with inside and outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

          (e) For purposes of this Agreement:

          "COMPETING ASHLAND PROPOSAL" means (i) any proposal or offer for a merger, consolidation, share exchange, dissolution, recapitalization or other business combination involving Ashland, (ii) any proposal or offer to acquire in any manner, directly or indirectly, a majority of the equity securities or consolidated total assets of Ashland or (iii) any other proposal or offer to acquire any of Ashland's

     Membership Interest, in any such case other than the Transactions and, in the case of clause (i) or (ii), that would reasonably be expected to prevent or materially delay the consummation of the Transactions.

          "SUPERIOR PROPOSAL" means any bona fide written Competing Ashland Proposal (other than a Competing Ashland Proposal referred to in clause
     (iii) of the definition thereof) which (i) the Ashland Board determines in good faith to be superior from a financial point of view to the holders of Ashland Common Stock than the Transactions (after consultation with Ashland's financial advisor), taking into account all the terms and conditions of such Competing Ashland Proposal and the Transaction Agreements (including any proposal by Marathon to amend the terms of the Transaction Agreements) and (ii) that is reasonably capable of being completed, taking into account all legal, financial, regulatory, timing and other aspects of such Competing Ashland Proposal.

          SECTION 8.03. POST-CLOSING DIVIDENDS, DISTRIBUTIONS AND SHARE REPURCHASES. From the Closing through the sixth anniversary of the Closing Date, New Ashland Inc. shall not authorize, pay or make any payment of a dividend or other distribution to its stockholders or repurchases of shares using, directly or indirectly, proceeds received from any aspect of the Transactions without the prior written consent of Marathon if, at the time of declaration or payment, New Ashland Inc. is or would be (after giving effect thereto) insolvent under any applicable fraudulent conveyance or transfer Law, as determined in good faith by the New Ashland Board in accordance with the fiduciary duties applicable to the New Ashland Board under any applicable Law, including KRS 271B.8-300 of the KBCA.

          SECTION 8.04. OFFERINGS OF MARATHON COMMON STOCK. During the period beginning five business days prior to the first trading day of the Averaging Period and ending 30 days after the Closing Date, without the prior written consent of Ashland: (a) Marathon will not offer or sell any shares of Marathon Common Stock or securities convertible into or exchangeable or exercisable for any shares of Marathon Common Stock; (b) file with the SEC any registration statement under the Securities Act relating to any such offer or sale (other than a registration statement on Form S-8); or (c) publicly disclose, except as required by applicable Law, the intention to make any such offer, sale or filing; provided, however, that the provisions of this Section 8.04 shall not restrict or limit (i) issuances of Marathon Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the fifth business day prior to the first trading day of the Averaging Period, (ii) grants of stock options to directors, officers, employees or consultants or (iii) issuances of Marathon Common Stock pursuant to the exercise of such options or otherwise pursuant to the Marathon Stock Plans. To the extent practicable, Marathon shall promptly notify Ashland if Marathon intends to make a public disclosure required by applicable Law as permitted by clause (c) of this Section 8.04.


                                  ARTICLE IX

                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 9.01. PREPARATION OF THE FORMS S-4 AND THE PROXY STATEMENT; SHAREHOLDERS MEETING; FORM 8-A OR FORM 10. (a) As promptly as practicable following the date of this Agreement, Ashland and Marathon shall jointly prepare, and Ashland shall file with the SEC, the Proxy Statement in preliminary form, and New Ashland Inc. and HoldCo shall prepare and file with the SEC the Ashland Form S-4 and Marathon shall prepare and file with the SEC the Marathon Form S-4, in each of which the Proxy Statement will be included as a prospectus. Each of Ashland and Marathon shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and the Forms S-4.

          (b) Each of Ashland and Marathon shall use its reasonable best efforts to have the Forms S-4 declared effective under the Securities Act as promptly as practicable and on the same date. Ashland shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Ashland's shareholders as promptly as practicable after the Forms S-4 are declared effective under the Securities Act. The parties shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities Laws in connection with the Marathon Share Issuance, the HoldCo Share Issuance and the New Ashland Inc. Share Issuance, and Ashland shall furnish all information concerning Ashland and the holders of Ashland Common Stock and rights to acquire Ashland Common Stock pursuant to the Ashland Stock Plans as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Forms S-4, or for additional information and shall promptly supply each other with copies of all written correspondence and written or oral summaries of all material oral comments between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Forms S-4 and the Transactions. Each of Ashland, Marathon, New Ashland Inc. and HoldCo shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement and the Forms S-4 prior to filing such with the SEC, and each will provide the other parties with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement or the Forms S-4 shall be made without the approval of both Ashland and Marathon, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that are incorporated by reference therein, this right of approval shall apply only with respect to information relating to (i) the other party or its business, financial condition or results of operations or
(ii) the Transactions. Each of the parties shall promptly provide each other party with drafts of all written correspondence intended to be sent to the SEC in connection with the Transactions and, to the extent practicable, allow each such party the opportunity to comment thereon prior to delivery to the SEC.

          (c) If prior to the Closing, any event occurs with respect to Ashland or any Ashland Subsidiary, or any change occurs with respect to other information supplied by or on behalf of Ashland for inclusion in the Proxy Statement or the Forms S-4 which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Forms S-4, Ashland shall promptly notify Marathon of such event, and Ashland and Marathon shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or the Forms S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Ashland's shareholders.

          (d) If prior to the Closing, any event occurs with respect to Marathon or any Marathon Subsidiary, or any change occurs with respect to other information supplied by or on behalf of Marathon for inclusion in the Proxy Statement or the Forms S-4 which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Forms S-4, Marathon shall promptly notify Ashland of such event, and Marathon and Ashland shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or the Forms S-4, as required by Law, in disseminating the information contained in such amendment or supplement to Ashland's Shareholders.

          (e) Ashland shall, as promptly as practicable following the effectiveness of the Forms S-4, duly call, give notice of, convene and hold a meeting of its shareholders (the "Ashland Shareholders Meeting") for the purpose of seeking the Ashland Shareholder Approval. Without limiting the generality of the foregoing, Ashland agrees that, to the fullest extent permitted by applicable Law, its obligations pursuant to the first sentence of this Section 9.01(e) shall not be affected by (i) the commencement, public proposal, public disclosure or other communication to Ashland of any Competing Ashland Proposal or (ii) the withdrawal of the Ashland Board's adoption, approval or recommendation of the Transaction Agreements and the Transactions.

          (f) Ashland shall use its reasonable best efforts to cause to be delivered to Marathon a letter of Ernst & Young LLP, Ashland's independent public accountants, dated as of the date on which the Ashland Form S-4 shall become effective and addressed to Marathon, in form and substance reasonably satisfactory to Marathon and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Ashland Form S-4.

          (g) Marathon shall use its reasonable best efforts to cause to be delivered to Ashland a letter of PricewaterhouseCoopers LLP, Marathon's independent public accountants, dated as of the date on which the Marathon Form S-4 shall become effective and addressed to Ashland, in form and substance reasonably satisfactory to Ashland and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Marathon Form S-4.

          (h) Ashland shall use its reasonable best efforts promptly to prepare and file with the SEC a registration statement on Form 8-A or Form 10, as applicable, under the Exchange Act in connection with the New Ashland Inc. Common Stock, including the associated Ashland Rights (the "Exchange Act Registration Statement").

          SECTION 9.02. ACCESS TO INFORMATION; CONFIDENTIALITY. Prior to the Closing, each of Ashland and Marathon shall furnish promptly to the other party such information concerning its business, properties, assets, liabilities and personnel, and shall provide such other party and such other party's officers, employees, agents and representatives, including personnel of MAP, access, at all reasonable times upon reasonable notice, to its and its subsidiaries' facilities, records and personnel, as such other party may reasonably request; provided, however, that either party may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party, (ii) such portions of documents or information relating to pricing or other matters that are highly sensitive if the exchange of such documents (or portions thereof) or information, as determined by such party's counsel, might reasonably result in antitrust difficulties for such party (or any of its affiliates) and/or (iii) any document or information that it reasonably believes constitutes information protected by attorney/client privilege if such privilege would be adversely affected by reason of being so provided. If any material is withheld by such party pursuant to the proviso to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld and otherwise make reasonable and appropriate substitute disclosure arrangements under the circumstances. All information exchanged pursuant to this Section 9.02 shall be subject to the confidentiality agreement dated March 28, 2003, between Ashland and Marathon (the "Confidentiality Agreement").

          SECTION 9.03. REASONABLE BEST EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, orders, authorizations and approvals from Governmental Entities and the making of all necessary registrations, declarations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Ashland Parties and the Marathon Parties shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction Agreement, any Ancillary Agreement or any Transaction and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction Agreement, any Ancillary Agreement or any Transaction, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements.

Notwithstanding the foregoing, Ashland and its Representatives shall not be prohibited under this Section 9.03(a) from taking any action permitted by
Section 8.02. Nothing in this Section 9.03(a) shall be deemed to require Marathon to waive any rights or agree to any limitation on the operations of Marathon or any of its subsidiaries or to dispose of any asset or collection of assets of any Marathon Party or any of their respective subsidiaries or affiliates, in each case that would have a material adverse effect on the business, condition (financial or other) or results of operations of (i) MAP, the Maleic Business and the VIOC Centers, taken as a whole, or (ii) Marathon and its subsidiaries, taken as a whole.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, Ashland shall use its reasonable best efforts to cause the condition set forth in Section 10.02(c) (Specified Consents) to be satisfied. The parties, together with their financial advisors, shall consult periodically regarding the scope of "reasonable best efforts," which will not require Ashland to incur commercially unreasonable costs to satisfy such condition. With respect to the Ashland Public Debt (as defined in this Section 9.03(b)), the parties acknowledge that Ashland may obtain consents through a tender offer or consent solicitation (or combination thereof), to be consummated on the Closing Date and to be commenced on a date mutually agreed by Ashland and Marathon but in any event no later than five business days after the satisfaction of the last to be satisfied of the conditions set forth in Sections 10.01(a) (Ashland Shareholder Approval), 10.01(c) (Antitrust) and 10.01(f) (Receipt of Private Letter Rulings; Tax Opinions) to expressly permit the Transactions and eliminate indenture covenants, certain events of default and other relevant provisions, all as reasonably deemed by Ashland necessary to consummate the Transactions (or, in the case of a combined tender offer and consent solicitation, otherwise desirable). "Ashland Public Debt" means securities outstanding as of the last day of the month immediately preceding the month in which the tender offer and/or consent solicitation is commenced (the "Debt Consent Measurement Date"), issued under the Indenture dated as of August 15, 1989, between Ashland and Citibank, N.A. and the Amendment and Restatement thereof dated as of August 15, 1990 (the "Indentures"), other than any such securities issued after the date of this Agreement. For purposes of this Section 9.03(b) and Section 10.02(c), receipt of consents from the holders of not less than 66-2/3% in principal amount of the Outstanding Securities (as defined in the Indentures) of any series constitutes a consent with respect to the entire principal amount as of the Debt Consent Measurement Date, of such series. For the avoidance of doubt, receipt of consents from the holders of less than 66-2/3% in principal amount of the Outstanding Securities of any series shall not constitute a consent with respect to any portion of such series.

          (c) The Marathon Parties shall use their reasonable best efforts (not including the payment of any consideration) to obtain, prior to the Closing, the written consent of Pilot Corporation, as contemplated by the Global Obligations Agreement among MAP, Speedway SuperAmerica LLC, USX Corporation, Pilot Corporation, Ashland, James A. Haslam II, James A. Haslam III, William E. Haslam and Pilot Travel Centers LLC, dated as of September 1, 2001, to the release of Ashland from its obligations contained in Article XIV of the Put/Call Agreement in accordance with Section 12.04 or, if such consent has not been obtained prior to the Closing, as promptly as possible thereafter.

          (d) (i) The Ashland Parties and the Marathon Parties shall use their reasonable best efforts to cause AAA to deliver to Ashland and Marathon the Bring-Down AAA Opinions (as defined in Section 10.01(g)) and to cause HLHZ to deliver to Ashland and Marathon the Bring-Down HLHZ Opinion (as defined in Section 10.01(g)). It is understood that (A) the Ashland Board may rely upon the Initial AAA Opinions and the Bring-Down AAA Opinions if the Ashland Board determines that such reliance is appropriate (subject to the indemnification and expense reimbursement arrangements previously agreed between Ashland and
AAA) and (B) the Marathon Board may rely upon the Initial HLHZ Opinion and the Bring-Down HLHZ Opinion if the Marathon Board determines that such reliance is appropriate (subject to indemnification and expense reimbursement arrangements agreed between Marathon and HLHZ).

          (ii) The Ashland Parties and the Marathon Parties acknowledge that the sole purpose of the Bring-Down Opinions is to update the Initial Opinions based on events occurring or facts being disclosed to AAA or HLHZ, as applicable, after the date of this Agreement and prior to the


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                                                                            63


     Closing. Therefore, the parties intend that (A) each Bring-Down Opinion shall be based on the same valuation methodologies as the corresponding Initial Opinion, except for changes in methodology required as a result of events occurring or facts being disclosed to AAA or HLHZ, as applicable, after the date of this Agreement and prior to the Closing, and (B) events that are contemplated by AAA or HLHZ, as applicable, in the assumptions identified in its Initial Opinion should not be considered to have occurred after the date of this Agreement in determining whether to deliver the corresponding Bring-Down Opinion.

          (iii) Prior to the Closing, the Ashland Parties and MAP shall meet periodically with personnel of AAA and HLHZ and shall provide AAA and HLHZ access at all reasonable times upon reasonable prior request to their respective personnel, properties, books and records to the extent reasonably required for the purpose of delivering the Bring-Down Opinions.

          (iv) At any time prior to the Closing, either Ashland or Marathon may request that AAA or HLHZ (A) update its Working Papers and analysis based on events occurring or facts disclosed to it after the date of this Agreement and prior to the date of such request and (B) based on such update, advise Ashland and Marathon of any facts or circumstances that are expected to result in it being unable to deliver its Bring-Down Opinion as of such date. The Ashland Parties and the Marathon Parties shall be deemed to have jointly requested AAA or HLHZ to comply with any such request as promptly as practicable.

          (v) In the event that AAA or HLHZ shall notify Ashland and Marathon of any facts or circumstances that are expected to result in it being unable to deliver its Bring-Down Opinion, Ashland or MAP, as applicable, shall have the right for a period of three months, or such shorter period as Ashland or MAP, as applicable, may elect, to meet and confer with, and provide


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                                                                            64


     additional information to, AAA or HLHZ, as applicable, for purposes of resolving any concerns relating to such facts and circumstances. The Ashland Parties and the Marathon Parties shall use their reasonable best efforts to cause AAA or HLHZ, as applicable (based on such information and any efforts by Ashland or MAP, as applicable, to cure or otherwise address such facts and circumstances), to advise Ashland and Marathon as promptly as practicable after the expiration of such period whether it would be able to deliver its Bring-Down Opinion as of such date.

          (vi) The Working Papers of AAA and HLHZ relating to the Bring-Down Opinions, and any other Working Papers of AAA and HLHZ prepared pursuant to this Section 9.03(d) or otherwise relating to the Transactions, shall be made available to the Ashland Parties and the Marathon Parties upon request at any time prior to or after the Closing. The Ashland Parties and the Marathon Parties shall use their reasonable best efforts to cause AAA and HLHZ to provide the Ashland Parties and the Marathon Parties reasonable access to the personnel of AAA and HLHZ involved in the Bring-Down Opinions, during normal business hours upon reasonable prior request, at any time prior to the Closing to discuss matters relating to such Working Papers.

          (vii) At any time after August 1, 2004, or such earlier date as Ashland and Marathon may agree, and prior to the Closing, either Ashland or Marathon may request that AAA prepare a draft of the Bring-Down AAA Opinions or that HLHZ prepare a draft of the Bring-Down HLHZ Opinion, in each case marked to show any proposed changes from the applicable form included in Section 10.01(g) of the Marathon Disclosure Letter or in
     Section 10.01(g) of the Ashland Disclosure Letter, respectively, based on events occurring or facts disclosed to AAA or HLHZ after the date of this Agreement. The Ashland Parties and the Marathon Parties shall be deemed to have jointly requested AAA or HLHZ to comply with any such request as promptly as practicable. Ashland and Marathon may review and comment on any such proposed changes and may meet and confer with AAA and HLHZ for purposes of resolving any such comments prior to the Closing.

          (e) Prior to the Closing, Ashland shall give prompt notice to Marathon of: (i) any representation or warranty made by the Ashland Parties contained in the Transaction Agreements becoming untrue or incorrect, other than such failures to be true and correct that, in the aggregate, have not had and would not reasonably be expected to have an Ashland Material Adverse Effect; provided that, for purposes of determining whether notice is required under this clause (i), the representations and warranties of the Ashland Parties shall be deemed not qualified by any references therein to (A) materiality generally or (B) whether or not any breach, circumstance or other item has resulted or would reasonably be expected to result in an Ashland Material Adverse Effect; (ii) the failure by any of the Ashland Parties to perform in all material respects their respective obligations under the Transaction Agreements; (iii) any notice or other communication any Ashland Party receives from any Governmental Entity or other person alleging, to the knowledge of Ashland, with reasonable specificity, that a Consent of, or registration, declaration or filing with, or permit from, such Governmental Entity or other person is or may be required in connection with the execution and delivery of or performance under any Transaction Agreement or the consummation of the Transactions, or that any such action would violate any applicable Law or breach or otherwise conflict with any material agreement to which any of the Ashland Parties are parties or are otherwise bound; or (iv) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened, in each case seeking to restrain or prohibit or otherwise materially affecting the Transactions; provided, however, that no such notification shall affect the representations, warranties or obligations of the Ashland Parties or the conditions to the obligations of the Ashland Parties or the Marathon Parties under the Transaction Agreements.

          (f) Prior to the Closing, Marathon shall give prompt notice to Ashland of: (i) any representation or warranty made by the Marathon Parties contained in the Transaction Agreements becoming untrue or incorrect, other than such failures to be true and correct that, in the aggregate, have not had and would not reasonably be expected to have a Marathon Material Adverse Effect; provided that, for purposes of determining whether notice is required under this clause (i), the representations and warranties of the Marathon Parties shall be deemed not qualified by any references therein to (A) materiality generally or (B) whether or not any breach, circumstance or other item has resulted or would reasonably be expected to result in a Marathon Material Adverse Effect; (ii) the failure by any of the Marathon Parties to perform in all material respects their respective obligations under the Transaction Agreements; (iii) any notice or other communication any Marathon Party receives from any Governmental Entity or other person alleging, to the knowledge of Marathon, with reasonable specificity, that a Consent of, or registration, declaration or filing with, or permit from, such Governmental Entity or other person is or may be required in connection with the execution and delivery of or performance under any Transaction Agreement or the consummation of the Transactions, or that any such action would violate any applicable Law or breach or otherwise conflict with any material agreement to which any of the Marathon Parties are parties or are otherwise bound; or (iv) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened, in each case seeking to restrain or prohibit or otherwise materially affecting the Transactions; provided, however, that no such notification shall affect the representations, warranties or obligations of the Marathon Parties or the conditions to the obligations of the Ashland Parties or the Marathon Parties under the Transaction Agreements. Marathon shall give prompt notice to Ashland of: (i) any commitment referred to in the definition of Market MAC Event contained in Section 14.02 ceasing to be in full force and effect or (ii) any assertion by one or more Third Party Lenders who have provided such commitment with respect to the HoldCo Borrowing that a market disruption or other similar event has occurred that would result in the non-satisfaction of the Market MAC Condition to the HoldCo Borrowing.

          (g) The Ashland Parties and the Marathon Parties shall comply with the obligations set forth in Sections 11.03(a) and 11.03(b) of the Put/Call Agreement


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                                                                            67


with respect to the transfer of the Ashland LOOP/LOCAP Interest as if Marathon Company had exercised the Marathon Call Right (as defined in the Put/Call Agreement) thereunder on the date of this Agreement. The Ashland Parties and the Marathon Parties shall use their reasonable best efforts (not including the payment of any consideration) to obtain (i) any consents or approvals (in addition to those contemplated by Sections 11.03(a) and 11.03(b) of the Put/Call Agreement) required for the transfer of the Ashland LOOP/LOCAP Interest to HoldCo and the acquisition of the Ashland LOOP/LOCAP Interest by Merger Sub in the Acquisition Merger as contemplated by this Agreement and
(ii) express releases of Ashland, executed and delivered by all parties to the LOOP T&D Agreement or the LOCAP T&D Agreement, as applicable, effective as of the Closing, from all liabilities, obligations and commitments under the LOOP T&D Agreement and the LOCAP T&D Agreement, regardless of whether such liabilities, obligations or commitments arose before or after the Closing. Merger Sub shall execute such further instruments of assumption as may be required as a result of the acquisition of the Ashland LOOP/LOCAP Interest by Merger Sub in the Acquisition Merger as contemplated by this Agreement. If Ashland is not released from all liabilities, obligations and commitments under the LOCAP T&D Agreement in accordance with clause (ii) of the second immediately preceding sentence, Ashland shall cause the LOCAP T&D Assumption Agreement (as defined in Section 14.02) to be executed and delivered by the parties specified therein to be parties thereto, and if Ashland has not been released from all liabilities, obligations and commitments under the LOOP T&D Agreement in accordance with this Section 9.03(g), Ashland shall cause the LOOP T&D Assumption Agreement (as defined in Section 14.02) to be executed and delivered by the parties specified therein to be parties thereto, in each case as contemplated by Section 1.02(b).


          SECTION 9.04. FEES AND EXPENSES. (a) Except as provided below, all fees and expenses (including any broker's or finder's fees and the expenses of representatives and counsel) incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

          (b) Ashland and Marathon shall share equally (i) fees and expenses of Morgan Joseph & Co., Inc. in connection with its appraisal of the Maleic Business and the VIOC Centers, (ii) fees and expenses of D&T for purposes of allocating the value of MAP to its assets in anticipation of the MAP Partial Redemption and for use by Marathon for GAAP reporting purposes, (iii) fees and expenses of Patton Boggs LLP in connection with obtaining the consent from the Department of Transportation with respect to the transfer of Ashland's interest in LOOP LLC, as required by the permit issued by the Department of Transportation relating to LOOP LLC, (iv) fees and expenses incurred in connection with filing, printing and mailing of the Proxy Statement and the Forms S-4, including the SEC filing fees associated with the Proxy Statement, the Marathon Form S-4 and the Ashland Form S-4; provided, however, that each of Ashland and Marathon shall pay the fees and expenses of their respective counsel and independent auditors in connection with the preparation and filing of such documents and (v) fees and expenses of one firm engaged by Ashland, and reasonably acceptable to Marathon, with respect to the solicitation of proxies in connection with the Ashland Shareholders Meeting. Except as set forth in Section 9.03(d)(i), Marathon shall pay the fees and expenses of AAA in connection with the Initial AAA Opinions and the Bring-Down AAA Opinions and Ashland shall pay the fees and expenses of HLHZ in connection with the Initial HLHZ Opinion and the Bring-Down HLHZ Opinion. Marathon shall pay the fees (other than any guarantee fee payable after Closing pursuant to the Reimbursement Agreement) and expenses relating to the HoldCo Borrowing. Merger Sub shall pay any guarantee fee payable after Closing pursuant to the Reimbursement Agreement. Ashland shall pay the fees and expenses relating to obtaining the consents referred to in Section 10.02(c) (Specified Consents). Costs and expenses incurred in connection with the arrangements described in
Section 9.02(e) of the Put/Call Agreement, if applicable, shall be allocated in accordance with such section.

          (c) Ashland shall pay to Marathon a fee of $30,000,000 (the "Termination Fee") if: (i) Marathon terminates this Agreement pursuant to
Section 11.01(d); (ii) Ashland terminates this Agreement pursuant to Section 11.01(f); or (iii) any person makes a Competing Ashland Proposal that was publicly disclosed prior to the

Ashland Shareholders Meeting and not withdrawn by the date of the Ashland Shareholders Meeting and thereafter this Agreement is terminated pursuant to
Section 11.01(b)(iii) and within 15 months of such termination Ashland enters into a definitive agreement to consummate, or consummates, any transaction (other than a transaction involving Marathon or any of its affiliates, or any successor thereto under the Put/Call Agreement, as a party thereto) of a kind described in clause (i), (ii) or (iii) of the definition of "Competing Ashland Proposal" (solely for purposes of this Section 9.04(c), the term "Competing Ashland Proposal" shall have the meaning set forth in the definition of Competing Ashland Proposal contained in Section 8.02(e) except that the reference to "any of Ashland's Membership Interest" in clause (iii) thereof shall be deemed a reference to "a majority of Ashland's Membership Interest"). Any fee due under this Section 9.04(c) shall be paid by wire transfer of same-day funds (A) in the case of clause (i) or (ii) of the preceding sentence, on the date of termination of this Agreement, and (B) in the case of clause (iii) of the preceding sentence, on the date of execution of such definitive agreement or, if earlier, consummation of such transactions.

          (d) Ashland shall pay to Marathon $10,000,000 (which shall be in addition to any Termination Fee payable pursuant to Section 9.04(c)), which Ashland and Marathon agree is a reasonable estimate of Marathon's expenses incurred in connection with this Agreement, if (i) this Agreement is terminated pursuant to Section 11.01(c) or (ii) Ashland is obligated to pay the Termination Fee under Section 9.04(c). Any fee due under Section 9.04(d)(i) shall be payable upon demand following such termination. Any fee due under Section 9.04(d)(ii) shall be paid by wire transfer of same-day funds on the date of payment of the Termination Fee. The payment by Ashland to Marathon under this Section 9.04(d) following termination of this Agreement pursuant to Section 11.01(c) shall not impair any claim for damages or any other right or remedy available to Marathon (other than for expenses incurred in connection with this Agreement), at law or in equity, arising out of or resulting from any breach or failure to perform which gave rise to Marathon's right to terminate this Agreement pursuant to Section 11.01(c).

          (e) Marathon shall pay to Ashland $10,000,000, which Ashland and Marathon agree is a reasonable estimate of Ashland's expenses incurred in connection with this Agreement, if this Agreement is terminated pursuant to
Section 11.01(e), payable upon demand following such termination. The payment by Marathon to Ashland under this Section 9.04(e) following termination of this Agreement pursuant to Section 11.01(e) shall not impair any claim for damages or any other right or remedy available to Ashland (other than for expenses incurred in connection with this Agreement), at law or in equity, arising out of or resulting from any breach or failure to perform which gave rise to Ashland's right to terminate this Agreement pursuant to Section 11.01(e).

          SECTION 9.05. PUBLIC ANNOUNCEMENTS. The Ashland Parties, on the one hand, and the Marathon Parties, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other similar written or scripted public statements (including communications to employees generally of MAP, the Maleic Business or the VIOC Centers) with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

          SECTION 9.06. AFFILIATES. Prior to the date of the Ashland Shareholders Meeting, Ashland shall deliver to Marathon a letter identifying all persons who are expected by Ashland to be, at the date of the Ashland Shareholders Meeting, "affiliates" of Ashland for purposes of Rule 145 under the Securities Act, and Ashland shall update such list if necessary prior to the Closing to identify all persons Ashland reasonably believes may have been "affiliates" of Ashland for purposes of Rule 145 under the Securities Act on the date of the Ashland Shareholders Meeting. Ashland shall use its reasonable best efforts (not including the payment of any consideration) to cause each such person to deliver to Marathon on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit C.

          SECTION 9.07. STOCK EXCHANGE LISTINGS. (a) Marathon shall prepare and submit to the NYSE an


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                                                                            71


application (or amendment thereto) for listing on the NYSE of the Marathon Common Stock to be issued in the Acquisition Merger, and shall use its reasonable best efforts to obtain, prior to the Ashland Shareholders Meeting, approval for the listing of such shares, subject to official notice of issuance.

          (b) Ashland and New Ashland Inc. shall prepare and submit to the NYSE or The Nasdaq Stock Market ("NASDAQ") an application (or amendment thereto) for listing on the NYSE or NASDAQ of the New Ashland Inc. Common Stock to be issued to holders of Ashland Common Stock in the Acquisition Merger, and shall use their reasonable best efforts to obtain, prior to the Ashland Shareholders Meeting, approval for the listing of such shares, subject to official notice of issuance.

          SECTION 9.08. RIGHTS AGREEMENTS; CONSEQUENCES IF RIGHTS TRIGGERED.
(a) If any Distribution Date occurs under the Ashland Rights Agreement at any time during the period from the date of this Agreement to the Acquisition Merger Effective Time, Ashland and Marathon shall make such adjustment to Articles II, III and IV as Ashland and Marathon shall mutually agree so as to preserve the economic benefits that Ashland and Marathon each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Transactions.

          (b) In the event that Marathon enters into or adopts a rights agreement and, at any time from the date of this Agreement to the Closing Date, a "distribution date", "share acquisition date", "triggering event" or similar event occurs thereunder, the Marathon Board shall take such actions as are necessary under such rights agreement to provide that rights certificates representing an appropriate number of Marathon rights are issued to former Ashland shareholders who receive Marathon Common Stock pursuant to the Acquisition Merger. If Marathon is not permitted under such rights agreement to provide rights certificates to such former Ashland shareholders, Ashland and Marathon shall make such adjustment to Article IV as Ashland and Marathon shall mutually agree so as to preserve the economic benefits that Ashland and Marathon each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Transactions.

          SECTION 9.09. ST. PAUL PARK JUDGMENT AND PLEA AGREEMENT; PLAINS SETTLEMENT. (a) After the Closing, (i) MAP shall complete the St. Paul Park QQQ Project (as defined in this Section 9.09(a))(if it has not been completed prior to the Closing) and (ii) the Marathon Parties shall allow New Ashland Inc., the United States Probation Office and their respective consultants and advisors appropriate access to the St. Paul Park refinery to allow them to monitor and ascertain completion of the St. Paul Park QQQ Project and assure compliance of the "systems" (as defined in the St. Paul Park Judgment and Plea Agreement (as defined in Section 14.02)) with the St. Paul Park Judgment and Plea Agreement. The "St. Paul Park QQQ Project" means the upgrade of all process sewers, junction boxes and drains at the St. Paul Park refinery to comply with Subpart QQQ of the New Source Performance Standards of the Clean Air Act, 42 U.S.C. {section} 7413(c)(1), in accordance with the St. Paul Park Judgment and Plea Agreement.

          (b) Ashland or New Ashland Inc. shall bear the cost of the St. Paul Park QQQ Project incurred after January 1, 2003 not to exceed $9,670,000 (if the Closing occurs on or before December 31, 2004) or the amount of the Price Reduction (as defined in Amendment No. 1 to the Put/Call Agreement) (if the Closing occurs after December 31, 2004) (the "St. Paul Park QQQ Project Payment Amount"). The following amounts shall be credited against the St. Paul Park QQQ Project Payment Amount: (i) 38% of (A) all out-of-pocket costs incurred after January 1, 2003 by MAP and (B) internal engineering costs of MAP incurred after January 1, 2003, in each case for which MAP has not been reimbursed by Ashland, prior to the Closing, in each case arising out of or relating to the St. Paul Park QQQ Project, (ii) all out-of-pocket costs incurred after January 1, 2003 by MAP and internal engineering costs of MAP incurred after January 1, 2003, for which MAP has been reimbursed by Ashland, prior to the Closing, in each case arising out of or relating to the St. Paul Park QQQ Project, and (iii) $1,569,400, which amount represents 38% of the $4,130,000 paid by MAP as part of the Plains Settlement (the sum of the amount referred to in clauses (i), (ii) and (iii) being the "Prior Payments"). MAP shall provide to Ashland, at least two business days prior to the Closing Date, a written statement setting forth in reasonable detail its calculation of the amounts referred to in clauses (i) and (ii) of the preceding sentence. Promptly following the Closing, if the St. Paul Park QQQ Project Payment Amount exceeds the Prior Payments, New Ashland Inc. shall, and if the Prior Payments exceed the St. Paul Park QQQ Project Payment Amount, MAP shall, make payment to the other party of the amount of such excess, by wire transfer of immediately available funds to a bank account designated in writing by MAP or New Ashland Inc., as applicable, at least two business days prior to the Closing Date.

          SECTION 9.10. CONSEQUENCES OF INABILITY TO TRANSFER THE ASHLAND LOOP/LOCAP INTEREST ON THE CLOSING DATE. The parties acknowledge that, pursuant to the MAP Governing Documents, Ashland is obligated to pay to MAP an amount equal to any dividends or distributions that Ashland receives in respect of the Ashland LOOP/LOCAP Interest net of certain Taxes imposed on Ashland or withheld from such dividends or distributions, and accordingly, the economic benefits of the foregoing have already been effectively transferred to MAP. Accordingly, notwithstanding anything to the contrary contained herein, it shall not be a condition to the Closing or the effectiveness of any of the Transactions that Ashland shall have contributed the Ashland LOOP/LOCAP Interest to HoldCo in accordance with Section 1.02(b) and the MAP/LOOP/LOCAP Contribution Agreements. In the event that any consents or approvals required for the transfer of the Ashland LOOP/LOCAP Interest are not obtained prior to the Closing, and as a consequence Ashland is not able to contribute the Ashland LOOP/LOCAP Interest to HoldCo on the Closing Date, the provisions set forth in Sections 9.02(e), 13.03 and 13.04 of the Put/Call Agreement shall apply; provided, however, that, from and after the Closing, any payments described in the first sentence of this Section 9.10 shall be made by New Ashland Inc. to Merger Sub for the benefit of MAP.

          SECTION 9.11. CONSENTS UNDER ASSIGNED CONTRACTS. Ashland and Marathon shall use their reasonable best efforts (not including the payment of any consideration) to obtain any Consents of third parties necessary to effect the assignment to and assumption by HoldCo of, and the release of Ashland from, the Assigned Contracts (as defined in each of the Maleic Agreement and the VIOC Agreement), including in the case of the Marathon Parties by providing such assurances regarding performance by Merger Sub (as successor to HoldCo) after the Closing as may be reasonably required to obtain such Consents.

          SECTION 9.12. ADMINISTRATIVE PROCEEDINGS. After the Closing, if the Marathon Parties receive notice or become aware of any consent decree or order, notice of violation, administrative enforcement action or similar administrative action (each, an "Administrative Proceeding") relating to MAP and naming Ashland as a responsible party, the Marathon Parties shall promptly notify Ashland of such Administrative Proceeding. Ashland may take, and MAP shall provide Ashland with such cooperation as Ashland may reasonably request in connection with, any reasonable action to remove Ashland's name from such Administrative Proceeding, so long as such removal is appropriate under the circumstances (taking into consideration the applicable provisions of the Transaction Agreements, the Ancillary Agreements, the MAP Governing Documents and applicable Law). Nothing in this Section 9.12 is intended to affect MAP's right to control its defense of such Administrative Proceedings.

          SECTION 9.13. REPLACEMENT OF DISTRIBUTED RECEIVABLES. To the extent any Distributed Receivable is reduced or canceled (other than as a result of a breach by the obligor thereof of its payment obligation), or to the extent Ashland makes any payment in respect of proceeds of any Distributed Receivable to the holder of any Lien referred to in clause (iv) below after the collection of such Distributed Receivable in order to satisfy such Lien, including as a result of (i) defective or rejected goods or services, any cash discount or governmental or regulatory action, (ii) a setoff in respect of any claim by the obligor thereof, (iii) an obligation of MAP to pay the obligor thereof any rebate or refund or (iv) any Lien with respect to such Distributed Receivable, other than any Lien arising from actions or inactions of any of the Ashland Parties or their affiliates (and not any of the Marathon Parties or their affiliates), then MAP shall promptly assign to Ashland accounts receivable of MAP, selected in accordance with the protocol set forth in Exhibit A, with a total Value equal to, in the case of a reduction, the Value of such reduction, in the case of a payment, the amount of such payment, or, in the case of a cancelation, the Value of such Distributed Receivable. Ashland shall assign back to MAP any Distributed Receivables that have been replaced pursuant to this
Section 9.13.

          SECTION 9.14. TRANSITION SERVICES. Within 120 days after the date of this Agreement, Marathon shall provide written notice to Ashland specifying which of the services currently being performed by Ashland for the Maleic Business that Marathon requests New Ashland Inc. to continue to perform during the transition period after the Closing specified in, and in accordance with the terms of, the Transition Services Agreement (as defined in the Maleic Agreement). Prior to the Closing, Ashland and Marathon shall agree on the scope of such transition services and shall prepare appropriate schedules to the Transition Services Agreement to reflect such transition services. Unless otherwise agreed by Ashland and Marathon, the fees for such transition services shall be as specified in Section 2.1 (without regard to clause (i) of the first sentence thereof) of the form of Transition Services Agreement attached as an exhibit to the Maleic Agreement. Such transition services shall be provided during the term specified in Section 2.2 of such form of Transition Services Agreement, subject to the termination and notice provisions specified therein.

          SECTION 9.15. MAP PARTIAL REDEMPTION AMOUNT. (a) Ashland shall use its reasonable best efforts to cause Deloitte & Touche LLP ("D&T") to provide Ashland and Marathon, on or prior to August 15, 2004, (i) a preliminary report prepared by D&T setting forth D&T's good faith estimate as to the respective amounts of accounts receivable and cash to be distributed by MAP in the MAP Partial Redemption and (ii) any supporting schedules and other information prepared by D&T in connection with such report as Marathon may reasonably request. Ashland shall use its reasonable best efforts to cause D&T to provide Ashland and Marathon any updates to such report, schedules and other information from time to time as Marathon may reasonably request.

          (b) The Marathon Parties shall cause MAP to have available for distribution at Closing in the MAP Partial Redemption cash in an amount, and accounts receivable with a Value, which in the aggregate equal the Estimated MAP Partial Redemption Amount. The Ashland Parties and the Marathon Parties shall use their reasonable best efforts to cause MAP to have available for distribution at Closing in


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                                                                            76


the MAP Partial Redemption cash in an amount equal to the Cash Amount and accounts receivable with a total Value equal to the AR Amount. Notwithstanding the provisions of Section 8.01(c) or any provision of the MAP LLC Agreement (as amended by the MAP LLC Agreement Amendment or otherwise amended hereafter), and without requiring a vote pursuant to Section 8.07(b) of the MAP LLC Agreement (as amended by the MAP LLC Agreement Amendment or otherwise amended hereafter), in the event Marathon reasonably expects that MAP will not have sufficient cash and accounts receivable available for distribution to Ashland to fund the payment of the Estimated MAP Partial Redemption Amount (after taking into account MAP's reasonably anticipated working capital requirements) on the expected Closing Date, MAP shall be permitted to sell or otherwise dispose of assets, or enter into sale/leaseback arrangements, in each case in arm's-length transactions with unaffiliated third parties, that are treated for Federal income Tax purposes as dispositions, not borrowings, in order to raise funds to satisfy such funding requirement.

          (c) If the Closing occurs, all Tax Items (as defined in the Tax Matters Agreement) from any sale, disposition or sale/leaseback arrangement effected pursuant to Section 9.15(b) that is not effected in the ordinary course of MAP's business and is not reflected in MAP's "Business/Tactical Plan & Budget 2004-2006" dated December 16, 2003 shall be allocated to Marathon Company. The Marathon Parties shall (i) promptly notify Ashland of any written proposal made or received by any of the Marathon Parties relating to such a sale, disposition or sale/leaseback arrangement, and in any event shall notify Ashland of any such proposed sale, disposition or sale/leaseback arrangement not less than five days prior to entering into an agreement to effect any such sale, disposition or sale/leaseback arrangement; (ii) in connection with any such proposal, advise Ashland in writing of the assets to be transferred, the identity of the proposed transferee and the material terms and conditions of the proposed sale, disposition or sale/leaseback arrangement; (iii) keep Ashland reasonably informed on a timely basis of the status and details of such proposed sale, disposition or sale/leaseback arrangement, prior to and after entering into an agreement to effect any such sale, disposition or sale/leaseback arrangement, including any details that may affect the


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timing of the Transactions, and provide Ashland with copies of all material documents related to such proposed sale, disposition or sale/leaseback arrangement; and (iv) use its reasonable best efforts to effect the closing of any such sale, disposition or sale/leaseback arrangement substantially concurrently with the Closing.

          (d) Ashland shall provide Marathon not less than 90 days notice if Ashland intends to waive the condition set forth in Section 10.02(f), in which case the Marathon Parties shall cause MAP to have available for distribution at Closing in the MAP Partial Redemption such additional cash as may be required to comply with the first sentence of Section 9.15(b).

          SECTION 9.16. ASHLAND DEBT OBLIGATION AMOUNT. No later than August 1, 2004, Ashland shall provide to Marathon a schedule setting forth estimates, prepared in good faith by Ashland in light of any communications with the Internal Revenue Service (the "IRS"), written or otherwise, of the Ashland Debt Obligation Amounts based on assumed Closing Dates occurring on the last day of each month from August of 2004 through June of 2005. Ashland shall update such schedule promptly following any communication with the IRS, written or otherwise, that would materially affect the Ashland Debt Obligation Amount for any assumed Closing Date. Within five business days of Ashland's receipt of the Private Letter Rulings, Ashland shall provide to Marathon a schedule setting forth the Ashland Debt Obligation Amount for each such assumed Closing Date after the date of such schedule. Ashland shall not, without the prior written consent of Marathon, effect any repurchase, repayment or defeasance prior to the Closing Date of any debt outstanding as of the date of this Agreement (and any refinancings of such debt by Ashland or any of its affiliates) that would reduce the Ashland Debt Obligation Amount (taking into consideration any refinancing of such debt by Ashland or any of its affiliates), except to the extent required by the terms of such debt (including, with respect to obligations other than (i) the Ashland Public Debt, (ii) any other debt issued after the date of this Agreement to refinance any portion of the Ashland Debt Obligation Amount and (iii) Ashland's industrial revenue bonds, as a result of any notice of Ashland's intent to repurchase, repay or


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defease such obligations on an expected Closing Date; provided, that such notice is delivered by Ashland after the satisfaction of the last to be satisfied of the conditions set forth in Sections 10.01(a) (Ashland Shareholder Approval), 10.01(c) (Antitrust) and 10.01(f) (Receipt of Private Letter Rulings; Tax Opinions)).


                                  ARTICLE X

                             CONDITIONS PRECEDENT

          SECTION 10.01. CONDITIONS TO THE ASHLAND PARTIES' AND THE MARATHON PARTIES' OBLIGATIONS TO EFFECT THE TRANSACTIONS. The respective obligation of the Ashland Parties and the Marathon Parties to effect the Transactions is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) ASHLAND SHAREHOLDER APPROVAL. Ashland shall have obtained the Ashland Shareholder Approval.

          (b) LISTING. The shares of Marathon Common Stock issuable in the Marathon Share Issuance shall have been approved for listing on the NYSE, subject to official notice of issuance, and the shares of New Ashland Inc. Common Stock issuable in the New Ashland Inc. Share Issuance shall have been approved for listing on the NYSE or NASDAQ, subject to official notice of issuance.

          (c) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust Law, the absence of which would prohibit the consummation of the Transactions, shall have been obtained or made.

          (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing or making unlawful the consummation of the Transactions shall be in effect; provided, however, that prior to asserting this condition, subject to Section 9.03, each of the parties shall have used its reasonable best efforts to prevent the entry of any such


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                                                                            79


injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered or otherwise have any such injunction or other order lifted or vacated.

          (e) FORMS S-4 AND EXCHANGE ACT REGISTRATION STATEMENT. The Forms S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Marathon shall have received any state securities or "blue sky" authorizations necessary to effect the Marathon Share Issuance. Ashland shall have received any state securities or "blue sky" authorizations necessary to effect the HoldCo Share Issuance and the New Ashland Inc. Share Issuance. The Exchange Act Registration Statement shall have become effective under the Exchange Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) RECEIPT OF PRIVATE LETTER RULINGS; TAX OPINIONS. Ashland and Marathon shall have received the private letter rulings from the Internal Revenue Service, in form and substance reasonably satisfactory to the Ashland Board and the Marathon Board, and the Tax opinions, dated as of the Closing Date, set forth in Exhibit D (such private letter rulings, the "Private Letter Rulings", and such Tax opinions, the "Tax Opinions") with respect to the Transactions, and the Private Letter Rulings shall be in effect as of the Closing Date.

          (g) SOLVENCY OPINIONS. Ashland and Marathon shall have received two "bring-down" solvency opinions of AAA dated as of the Closing Date and in substantially the form included in Section 10.01(g) of the Marathon Disclosure Letter (the "Bring-Down AAA Opinions") and a "bring-down" solvency opinion of HLHZ dated as of the Closing Date and in substantially the form included in
Section 10.01(g) of the Ashland Disclosure Letter (the "Bring-Down HLHZ Opinion" and, together with the Bring-Down AAA Opinion, the "Bring-Down Opinions").


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                                                                            80


          SECTION 10.02. CONDITIONS TO OBLIGATIONS OF THE ASHLAND PARTIES. The obligations of the Ashland Parties to effect the Transactions are further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Marathon Parties in the Transaction Agreements shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), other than such failures to be true and correct that, individually and in the aggregate, have not had and would not reasonably be expected to have a Marathon Material Adverse Effect. Ashland shall have received a certificate signed on behalf of Marathon by the chief executive officer or the chief financial officer of Marathon to such effect. For purposes of determining the satisfaction of this condition only, the representations and warranties of the Marathon Parties shall be deemed not qualified by any references therein to (A) materiality generally or (B) whether or not any breach, circumstance or other item has resulted or would reasonably be expected to result in a Marathon Material Adverse Effect.

          (b) PERFORMANCE OF OBLIGATIONS OF THE MARATHON PARTIES. The Marathon Parties shall have performed in all material respects the obligations required to be performed by them under the Transaction Agreements at or prior to the Closing Date, and Ashland shall have received a certificate signed on behalf of Marathon by the chief executive officer or the chief financial officer of Marathon to such effect.

          (c) SPECIFIED CONSENTS. Ashland shall have received irrevocable consents (which shall be in full force and effect) to the Transactions with respect to series of Ashland Public Debt with an aggregate principal amount as of the Debt Consent Measurement Date representing at least 90% of the aggregate principal amount of all series of Ashland Public Debt as of such date.

          (d) DISTRIBUTIONS TO FORMER ASHLAND SHAREHOLDERS. If the New Ashland Inc. Share Issuance is to be effected through a distribution in accordance with Section 1.04(b), the Ashland Board and the Board of Directors of HoldCo shall have determined in good faith


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                                                                            81


that such distribution will be in compliance with all applicable Law relating to such distribution.

          (e) ABSENCE OF UNDISCLOSED MATERIAL ADVERSE EFFECT. Except as disclosed in documents filed by Marathon with the SEC and publicly available on or before the date that is five business days prior to the first trading day of the Averaging Period, and except for such events, changes, effects or developments relating to the economy of the United States or foreign economies in general or generally affecting any industry in which Marathon or any of its subsidiaries operate, from the date of this Agreement to the Closing Date, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), operations or results of operation of Marathon and its subsidiaries, taken as a whole, and Ashland shall have received a certificate signed on behalf of Marathon by the chief executive officer or the chief financial officer of Marathon to such effect. Failure to deliver such certificate, or the occurrence of any such event, change, effect or development, shall not give rise to a right to terminate this Agreement under
Section 11.01(e).

          (f) MAP ACCOUNTS RECEIVABLE. In order to effect the MAP Partial Redemption, MAP shall have available for distribution at Closing accounts receivable, each with a Federal income Tax basis no less than its face amount, of MAP with a total Value equal to the AR Amount (calculated without giving effect to any increase in the MAP Partial Redemption Amount pursuant to the second sentence of Section 1.01).

          (g) RECEIVABLES SALES FACILITY. Ashland shall have received a certificate dated the Closing Date and signed on behalf of Marathon by the chief executive officer or the chief financial officer of Marathon to the effect (A) that Marathon has not delivered the notice referred to in Section 7.03(b)(vi) of the Tax Matters Agreement or (B) that MAP will not make any sales of receivables during the two-year period beginning on the Closing Date.

          SECTION 10.03. CONDITIONS TO OBLIGATIONS OF THE MARATHON PARTIES. The obligations of the Marathon Parties


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                                                                            82


to effect the Transactions are further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Ashland Parties in the Transaction Agreements shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), other than such failures to be true and correct that, individually and in the aggregate, have not had and would not reasonably be expected to have an Ashland Material Adverse Effect. Marathon shall have received a certificate signed on behalf of Ashland by the chief executive officer or the chief financial officer of Ashland to such effect. For purposes of determining the satisfaction of this condition only: (i) the representations and warranties of the Ashland Parties shall be deemed not qualified by any references therein to (A) materiality generally or (B) whether or not any breach, circumstance or other item has resulted or would reasonably be expected to result in an Ashland Material Adverse Effect; and
(ii) the representations and warranties set forth in Section 6.11(d) shall be deemed to be true and correct if the condition set forth in Section 10.01(g) is satisfied.

          (b) PERFORMANCE OF OBLIGATIONS OF THE ASHLAND PARTIES. The Ashland Parties shall have performed in all material respects the obligations required to be performed by them under the Transaction Agreements at or prior to the Closing Date, and Marathon shall have received a certificate signed on behalf of Ashland by the chief executive officer or the chief financial officer of Ashland to such effect.


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                                                                            83


                                  ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 11.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Ashland Shareholder Approval:

          (a) by mutual written consent of Ashland and Marathon;

          (b) by either Ashland or Marathon:

               (i) if the Transactions are not consummated during the period ending on June 30, 2005 (such date, as extended in accordance with this Section 11.01(b)(i), the "Outside Date"), unless the failure to consummate the Transactions is the result of a material breach of the Transaction Agreements by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any period (not to exceed three months):

                    (A) during which any party shall be subject to a nonfinal
               order, decree, ruling or action of any court of competent jurisdiction or other Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

                    (B) referred to in Section 9.03(d)(v); and

                    (C) referred to in the final proviso to Section 11.01(e);
               and

                    (D) beginning on June 30, 2005 if, on such date, all
               conditions set forth in Article X have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefit thereof) other than the condition set forth in
               Section 10.02(f) (and other than those
               conditions that by their nature are to be satisfied on the Closing Date) unless, at any time during the three month period from June 30, 2005 through September 30, 2005, Ashland determines, after consultation with Marathon, that the condition set forth in Section 10.02(f) is not reasonably expected to be satisfied during such three month period;

          provided further however, that in no event will the Outside Date be extended beyond September 30, 2005;

               (ii) if any Governmental Entity issues an order, decree, ruling or judgment or takes any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling, judgment or other action becomes final and nonappealable;

               (iii) if, upon a vote at the Ashland Shareholder Meeting (or any adjournment or postponement thereof), the Ashland Shareholder Approval is not obtained; or

               (iv) if the party seeking to terminate this Agreement reasonably determines that the condition set forth in Section 10.01(f) has become incapable of satisfaction based on either: (A) amendments or modifications to Federal income Tax Law effective after the date of this Agreement, (B) a private letter ruling received by Ashland and Marathon from the IRS or (C) an official, written communication from the IRS regarding the matters set forth in Exhibit D;

          (c) by Marathon, if any one or more of the Ashland Parties breach or fail to perform their representations, warranties or covenants contained in the Transaction Agreements, which breach or breaches or failure or failures to perform (i) would, individually or in the aggregate, give rise to the failure of a condition set forth in Section 10.03(a) or 10.03(b) and (ii) cannot be cured or, if curable, is not or are not cured within 60 days after written notice from Marathon (provided that the Marathon Parties are not then in breach of their


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                                                                            85


representations, warranties or covenants contained in the Transaction Agreements, which breaches would give rise to the failure of a condition set forth in Section 10.02(a) or 10.02(b));

          (d) by Marathon, prior to the Cutoff Date, if:

               (i) the Ashland Board withdraws or modifies, in a manner adverse to Marathon, or proposes publicly to withdraw or modify, in a manner adverse to Marathon, its approval or recommendation of the Transaction Agreements or the Transactions, fails to recommend to Ashland's shareholders that they give the Ashland Shareholder Approval or adopts, approves or recommends, or proposes publicly to adopt, approve or recommend, any Competing Ashland Proposal; or

               (ii) the Ashland Board fails to reaffirm its recommendation to Ashland's shareholders that they give the Ashland Shareholder Approval within 10 business days of Marathon's written request to do so (which request may be made at any time prior to the Ashland Shareholders Meeting if a Competing Ashland Proposal has been publicly disclosed and not withdrawn);

          (e) by Ashland, if any one or more of the Marathon Parties breach or fail to perform their representations, warranties or covenants contained in the Transaction Agreements which breach or breaches or failure or failures to perform (i) would, individually or in the aggregate, give rise to the failure of a condition set forth in Section 10.02(a) or 10.02(b) and (ii) cannot be cured or, if curable, is not or are not cured within 60 days after written notice from Ashland (provided that the Ashland Parties are not then in breach of their representations, warranties or covenants contained in the Transaction Agreements, which breaches would give rise to the failure of a condition set forth in Section 10.03(a) or 10.03(b)); provided, however, for purposes of this Section 11.01(e), the Marathon Parties shall be deemed not to have breached or failed to perform their covenant to cause the HoldCo Borrowing to be advanced to HoldCo in accordance with Section 1.03(a) for up to three months following the day on which the Closing Date would otherwise


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                                                                            86


occur but for the failure of the Marathon Parties to cause the HoldCo Borrowing to be advanced to HoldCo if (A) such failure results from a Market MAC Event and (B) the Marathon Parties use their reasonable best efforts to cause the HoldCo Borrowing to be advanced to HoldCo as soon as practicable thereafter, including, to the extent necessary, by providing guarantees or other credit support from the Marathon Parties (to the extent they have not otherwise agreed to do so), agreeing to modifications in the pricing, terms or structure of the HoldCo Borrowing (reasonably acceptable to Ashland) or arranging alternative Third Party Lenders; or

          (f) by Ashland in accordance with Section 11.05(b); provided, however, that Ashland shall have complied with all provisions thereof, including the notice provisions therein.

          SECTION 11.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Ashland or Marathon as provided in Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto, other than Section
6.09 (Brokers), Section 7.09 (Brokers), the last sentence of Section 9.02 (Access to Information; Confidentiality), Section 9.04 (Fees and Expenses), this Section 11.02 and Article XIV (General Provisions), which provisions shall survive such termination, and except to the extent that such termination results from the material breach by a party of its representations, warranties or covenants set forth in the Transaction Agreements. Without limiting the generality of the foregoing, in the event of termination of this Agreement by either Ashland or Marathon as provided in Section 11.01, none of the MAP Governing Documents shall be terminated, amended or modified as specified in the Transaction Agreements.

          SECTION 11.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Ashland Shareholder Approval; provided, however, that after receipt of the Ashland Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of Ashland without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 11.04. EXTENSION; WAIVER. At any time prior to the Closing, Ashland or Marathon may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the Marathon Parties (in the case of an extension granted by Ashland) or the Ashland Parties (in the case of an extension granted by Marathon), (b) waive any inaccuracies in the representations and warranties contained in the Transaction Agreements or in any document delivered pursuant to the Transaction Agreements, (c) waive compliance with any of the agreements of the Marathon Parties (in the case of a waiver granted by Ashland) or the Ashland Parties (in the case of a waiver granted by Marathon) or (d) waive any condition to the obligations of the Ashland Parties (in the case of a waiver granted by Ashland) or the Marathon Parties (in the case of a waiver granted by Marathon); provided, however, that after receipt of the Ashland Shareholder Approval, there shall be made no extension or waiver that by Law requires further approval by the shareholders of Ashland without the further approval of such shareholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          SECTION 11.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. (a) A termination of this Agreement pursuant to Section 11.01, an amendment pursuant to Section 11.03 or an extension or waiver pursuant to
Section 11.04 shall, in order to be effective, require action by the Ashland Board or the Marathon Board, as applicable, or the duly authorized designee of the Ashland Board or the Marathon Board, as applicable.

          (b) Ashland may terminate this Agreement pursuant to Section 11.01(f) only if, prior to the Cutoff Date, (i) the Ashland Board (or, if applicable, a majority of the disinterested members thereof) has received a Superior Proposal, (ii) in light of such Superior Proposal the Ashland Board shall have determined in good faith, after consultation with inside and outside counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations under applicable Law, (iii) Ashland has notified Marathon in writing of the determination described in clause (ii) above, (iv) at least five business days have elapsed


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                                                                            88


following receipt by Marathon of the notice referred to in clause (iii) above,
(v) Ashland is in compliance in all material respects with Section 8.02 (No Solicitation) and (vi) Marathon is not at such time entitled to terminate this Agreement pursuant to Section 11.01(c). Written confirmation by an executive officer of Marathon that expressly states that Marathon accepts the fees due and paid by Ashland under Section 9.04 shall constitute acceptance by Marathon of the validity of any termination of this Agreement under Section 11.01(f) and this Section 11.05(b); provided that, if such written confirmation is not provided within five business days after Marathon's receipt of payment of such fees, Marathon shall promptly refund such payment to Ashland without setoff. It is understood and agreed that a valid termination of this Agreement in compliance with the provisions of this Section 11.05(b) shall not constitute a breach of any provision of this Agreement.


                                  ARTICLE XII

                     AMENDMENT OF EXISTING MAP AGREEMENTS

          SECTION 12.01. ASSET TRANSFER AND CONTRIBUTION AGREEMENT. (a) ENVIRONMENTAL INDEMNITY. After the Closing, subject to and in accordance with all terms, conditions, restrictions and limitations contained in Section 9.8 of the Asset Transfer and Contribution Agreement among Marathon Company, Ashland and MAP dated as of December 12, 1997, as amended (the "ATCA"), MAP shall direct and control all Remediation Activities (as defined in the ATCA) undertaken in connection with any Ashland Environmental Loss associated with the Ashland Transferred Assets (as such terms are defined in the ATCA). The Ashland Parties and the Marathon Parties shall cooperate in transferring the direction and control of such Remediation Activities to MAP. In addition, notwithstanding anything to the contrary contained in the ATCA, if the Closing occurs, New Ashland Inc. shall not have any liabilities or obligations:

               (i) in excess of $50,000,000 in the aggregate for Ashland Environmental Losses under Section 9.2(c) of the ATCA incurred on or after January 1, 2004, except as otherwise provided in the last sentence of this Section 12.01(a);

               (ii) arising out of the St. Paul Park QQQ Project to the extent incurred on or after January 1, 2003 other than the amounts to be paid pursuant to Section 9.09(b);

               (iii) arising out of the Plains Settlement (as defined in Section 14.02) regardless of when incurred; or

               (iv) under Section 9.8(f) of the ATCA.

From and after the Closing, MAP shall continue to treat and process any and all impacted groundwater associated with Remediation Activities undertaken in connection with any Ashland Environmental Loss (as defined in the ATCA) relating to the Catlettsburg, Canton and St. Paul Park refineries. Notwithstanding anything to the contrary contained in this Section 12.01(a), such treatment and processing shall be at MAP's sole cost and expense. MAP shall have title to any and all hydrocarbons recovered during the treatment and processing of such impacted groundwater. Ashland shall retain all Ashland Excluded Liabilities (as defined in the ATCA) as well as all liabilities and obligations associated with the Scharbauer and Holt Ranch S-P project and the S-P projects described on Schedule 9.2(c) to the Ashland Asset Transfer and Contribution Agreement Disclosure Letter (as defined in the ATCA).

          (b) OTHER INDEMNIFICATION. After the Closing, the Ashland Parties shall not have any liabilities or obligations for breaches of representations or warranties under Section 9.2(a) of the ATCA, including the Claims (as defined in the ATCA) identified in Section 12.01(b) of the Ashland Disclosure Letter, regardless of whether any Claim thereunder has been asserted on or prior to the Closing Date.

          (c) DEPARTMENT OF DEFENSE CLAIM. Notwithstanding anything to the contrary contained in the ATCA or the other MAP Governing Documents, (i) MAP shall pursue the claims that MAP has asserted against the U.S. Department of Defense (the "DOD") relating to alleged illegal price adjustments for jet fuel and other aviation fuel sold to the DOD by Ashland Petroleum Company from 1980 through 1990 (the "DOD Claims") and (ii) New Ashland Inc. shall have the right to participate in the pursuit of the DOD Claims and to employ counsel, at its own expense, separate from the counsel employed by MAP, it being understood that MAP shall control, in consultation with New Ashland Inc., the pursuit of the DOD Claims. MAP shall use its reasonable best efforts to prosecute the DOD Claims in accordance with this Section 12.01(c) until the DOD Claims are finally determined pursuant to one or more final and nonappealable orders, decrees or judgments by a court of competent jurisdiction or by one or more settlement agreements approved by New Ashland Inc. (such approval not to be unreasonably withheld or delayed). If MAP shall receive any recovery under the DOD Claims, whether by judgment, settlement or otherwise, Marathon or Merger Sub shall promptly pay to New Ashland Inc. an amount equal to (A) 38% of such recovery minus (B) 38% of MAP's reasonable out-of-pocket costs and expenses in pursuing the DOD Claims. If and to the extent MAP's reasonable out-of-pocket costs and expenses incurred in the pursuit of the DOD Claims exceeds the ultimate recovery under the DOD Claims, New Ashland Inc. shall pay to Marathon an amount equal to 38% of such excess.

          (d) EMPLOYEE BENEFIT MATTERS. (i) As of the Closing, except as expressly modified herein, the terms and conditions of Article X of the ATCA shall continue to apply with respect to all employees and former employees of MAP and its subsidiaries who were Ashland Transferred Employees (as defined in the ATCA) (the "Transferred MAP Employees").

               (ii) Without limiting the generality of Section 12.01(d)(i), from and after the Closing, MAP and its successors shall be solely responsible for all liabilities, obligations and commitments (including any costs and expenses) in connection with the provision of retiree medical and retiree life insurance benefits to the Transferred MAP Employees. Such benefits shall be determined taking into account the combined service of each Transferred MAP Employee with Ashland and its subsidiaries and MAP and its subsidiaries. For the avoidance of doubt, Ashland shall not have any liability, obligation or commitment in respect of retiree medical or retiree life insurance benefits for MAP employees, including Transferred MAP Employees, from and after the Closing.

               (iii) Ashland shall remain solely responsible for any benefits under the Ashland & Affiliates Pension Plan (the "Ashland Pension Plan") and for any benefits under the Ashland Leveraged Employee Stock Ownership Plan (the "Ashland LESOP") accrued by each Transferred MAP Employee as of immediately prior to such employee's Employment Transfer Date (as defined in the ATCA). Solely for purposes of qualifying for distributions and early retirement benefits pursuant to the Ashland Pension Plan and the Ashland LESOP, Ashland will continue to treat the Transferred MAP Employees as employed by an affiliated employer for so long as they remain actively employed by MAP or its successors or their affiliates.

               (iv) In accordance with the terms of the Ashland Employee Savings Plan, as of the Closing, Ashland agrees to facilitate the ability of each Transferred MAP Employee who is currently employed by MAP and its subsidiaries immediately prior to the Closing to effect a "direct rollover" (within the meaning of Section 401(a)(31) of the Code) of his or her account balances under the Ashland Employee Savings Plan if such rollover is elected in accordance with applicable Law by such Transferred MAP Employee. Marathon agrees to cause the Marathon Thrift Plan to accept a "direct rollover" to the Marathon Thrift Plan of such Transferred MAP Employees' account balances (including promissory notes evidencing all outstanding loans) under the Ashland Employee Savings Plan.

               (v) Except as provided in this Section 12.01(d), Ashland shall remain solely responsible for any individual contractual obligations with any Transferred MAP Employees (including any obligations to such employees pursuant to the Ashland Stock Plans, the Ashland Salary Continuation Plan and any other severance, change in control or incentive compensation plan or arrangement) to the extent that Ashland was


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          liable for such obligations immediately prior to the Closing.

               (vi) Subject to applicable Law, Ashland shall reasonably cooperate in providing MAP with complete data for any Transferred MAP Employees.

               (vii) The parties agree that, in the event that MAP and its subsidiaries make any contributions to, or payments in respect of, any pension plans, post-retirement health and life insurance plans or any other post-employment benefit arrangements, other than the Permitted Payments (as defined below), then MAP shall make a special non-pro rata distribution to Ashland in an amount equal to 38% of the amount by which any such contributions or payments exceed the Permitted Payments. Any such distribution to Ashland pursuant to this Section 12.01(d)(vii) shall be effected through an increase in the MAP Partial Redemption Amount or through such other means as Ashland and MAP may mutually agree. For purposes of this Section 12.01(d)(vii), "Permitted Payments" means:

                    (A) any benefit payments made in the ordinary course of
               business consistent with past practice to beneficiaries of such pension plans, post-retirement health and life insurance plans or post-employment benefit arrangements;

                    (B) contributions to the MAP Retirement Plan (the "MAP
               Qualified Pension Plan") in an amount not in excess of the minimum amount necessary to avoid the required filing of information with the Pension Benefit Guaranty Corporation ("PBGC") pursuant to Section 4010 of ERISA with respect to the 2003 information year, which filing would otherwise be due on April 15, 2004 (which amounts shall be contributed at the latest possible time to avoid such required filing);

                    (C) in the case of the MAP Qualified Pension Plan (1) if
               the pension funding
               relief (including relief related to the determination of the PBGC variable-rate premium (within the meaning of 29 C.F.R. 4006.3)) contemplated by H.R. 3108 (or any substantially similar legislation) (the "Pension Funding Relief") is enacted into law on or prior to September 15, 2004, contributions in calendar year 2004 in an amount not in excess of the minimum amount necessary to avoid payment of the variable-rate premium for such plan for the 2004 plan year (taking into account any amounts previously contributed to the MAP Qualified Pension Plan, including pursuant to the immediately preceding clause
               (B) and clause (C)(3) below), provided that such contributions shall not be made before the latest possible time that such contributions may be made and still be taken into account in determining whether any variable-rate premium is due for the 2004 plan year, using the method that produces the lowest variable-rate premium and reflects any exemptions and special rules under 29 C.F.R. 4006.5 and the highest discount rate permitted for the calculation of such variable-rate premium and such other actuarial assumptions as set forth in 29 C.F.R. 4006 or otherwise required under PBGC regulations and (2) if the Pension Funding Relief is enacted into law on or prior to September 15, 2005, contributions in calendar year 2005 in an amount not in excess of the minimum amount necessary to avoid payment of the variable-rate premium for such plan for the 2005 plan year (taking into account any amounts previously contributed to the MAP Qualified Pension Plan, including pursuant to the immediately preceding clauses (B) and (C)(1) and clause (C)(3) below), provided that such contributions shall not be made before the latest possible time that such contributions may be made and still be taken into account in determining whether any variable-rate premium is due for the 2005 plan year, using


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                                                                            94


               the method that produces the lowest variable-rate premium and reflects any exemptions and special rules under 29 C.F.R. 4006.5 and the highest discount rate permitted for the calculation of such variable-rate premium and such other actuarial assumptions as set forth in 29 C.F.R. 4006 or otherwise required under PBGC regulations and (3) until the Pension Funding Relief is enacted into law, contributions (made in amounts and at such times consistent with past practice) not in excess of $120,000,000 in each of calendar year 2004 and 2005; and

                    (D) in the case of the MAP Qualified Pension Plan,
               contributions not in excess of the minimum additional amounts required (which amounts shall be contributed at the latest possible time) for such plan to satisfy the minimum funding requirements of Section 412 of the Code;

          it being understood that any amounts previously contributed to the MAP Qualified Pension Plan (including under the immediately preceding clause (B), (C) (1)-(3) or (D)) shall be taken into account in determining any subsequent amounts permitted to be contributed under the immediately preceding clause (B), (C)(1)-(3) or (D) so as to avoid duplication of contributions. Notwithstanding the foregoing, in no event may Permitted Payments under the immediately preceding clauses (B), (C)(1)-(3) and (D) in the aggregate exceed, for each of calendar years 2004 and 2005, an amount (the "Maximum Annual Permitted Payment") equal to the greater of (x) the minimum contributions required to be paid in such year to satisfy the minimum funding requirements of Section 412 of the Code (based on the required due dates for such contributions) and (y) $120,000,000. With respect to the 2005 calendar year, the Maximum Annual Permitted Payment shall be pro-rated by multiplying the Maximum Annual Permitted Payment by a fraction, the numerator of which is the number of months elapsed in such year through and including the Closing Date, and the denominator of which is 12. At least 30 days in advance of any Permitted Payment described under clauses (B), (C)(1)-(3) or (D) of the definition thereof to be contributed by MAP or its subsidiaries to the MAP Qualified Pension Plan, MAP and/or its actuary shall provide Ashland with a good-faith estimate of such Permitted Payment, and with all information reasonably requested by Ashland (and any actuary designated by Ashland) to review and independently verify such Permitted Payment.

          (e) OTHER PROVISIONS. After the Closing, the Ashland Parties and their affiliates shall not have any liabilities or obligations under Section 7.2(h) (Guarantees) or 7.2(l) (Marine Preservation Association) of the ATCA. For the avoidance of doubt, the other liabilities and obligations of the Ashland Parties and their affiliates, and the liabilities and obligations of Marathon Company, MAP and MAP's subsidiaries, under the ATCA, including those under Article IX thereof, shall continue in full force and effect after the Closing, except as provided in the Transaction Agreements. After the Closing, Ashland shall not have any liabilities or obligations under the Parent Company Guarantee dated May 28, 2003 relating to a Crude Oil Sales Agreement with Saudi Arabian Oil Company effective June 1, 2003, as amended; provided, however, that nothing in the Transaction Agreements or the Ancillary Agreements shall prohibit Marathon from continuing to be a guarantor thereunder.

          SECTION 12.02. DESIGNATED SUBLEASES. (a) With respect to the Goldman Sachs Master Sublease Agreement dated as of January 1, 1998, between Ashland Oil, Inc. and Speedway SuperAmerica LLC and the Pitney Bowes Credit Corporation Master Subcharter Agreement, dated as of January 1, 1998, between Ashland and MAP (each, a "Designated Sublease"), Ashland shall use its reasonable best efforts to (i) purchase or otherwise acquire the property then leased under the Original Lease (as defined in the MAP LLC Agreement) and subleased to MAP pursuant to each Designated Sublease (the "Leased Property") on or prior to the Closing and (ii) upon such purchase or other acquisition, contribute its interest in such Leased Property to MAP or one of its subsidiaries at no cost to

MAP or such subsidiary on or prior to the Closing; provided, however, that (A) with respect to any such Original Lease, Ashland shall not be obligated to pay more than a reasonable amount as consideration to, or make more than a reasonable financial accommodation in favor of, or commence litigation against, any person (including in order to obtain any agreement, consent or cooperation of or from such person) in order to purchase or otherwise acquire the related Leased Property as contemplated by, and in accordance with, this
Section 12.02(a) and (B) any additional cost associated with exercising an option under any such Original Lease to purchase the related Leased Property as described above shall be deemed not to constitute an obligation to pay more than a reasonable amount.

          (b) In the event that Ashland is unable to purchase or otherwise acquire the Leased Property related to a Designated Sublease in accordance with Section 12.02(a), then the Ashland Parties and the Marathon Parties shall use their reasonable best efforts (including entering into customary documentation reasonably acceptable in form and substance to the Ashland Parties and the Marathon Parties) to cause (i) all Ashland's existing rights under such Original Lease and, as applicable, either the SuperAmerica Transaction Documents (as defined below) or Pitney Bowes Transaction Documents (as defined below), to be assigned to MAP, effective as of the Closing Date,
(ii) MAP to assume, effective as of the Closing Date, all liabilities and obligations required to be performed or discharged after the Closing under such Original Lease (including the obligation to pay rent and any additional cost associated with exercising an option under such Original Lease to purchase the related Leased Property) and, as applicable, either the SuperAmerica Transaction Documents or Pitney Bowes Transaction Documents and
(iii) the Ashland Parties and their affiliates to be released, effective as of the Closing Date, from all liabilities and obligations required to be performed or discharged after the Closing under such Original Lease and, as applicable, either the SuperAmerica Transaction Documents or Pitney Bowes Transaction Documents. If the Ashland Parties and the Marathon Parties are able to effect the assignment, assumption and release in accordance with this
Section 12.02(b) in connection with an Original Lease related to a Designated Sublease, on the Closing Date, New


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                                                                            97


Ashland Inc. shall pay to MAP cash, by wire transfer of immediately available funds to a MAP bank account designated in writing by MAP at least two business days prior to the Closing Date, in an amount equal to the present value, discounted at a rate equal to the yield to average life of Marathon public debt having an average life similar to the remaining average life of such Original Lease, and based on such other assumptions as the parties shall reasonably agree upon, of the lowest cost alternative of (x) the payment of all rent required to be paid thereafter under such Original Lease (including for all renewal periods available under the terms of such Original Lease) or
(y) the payment of all rent required to be paid thereafter under such Original Lease until the date of any available option under such Original Lease to purchase the related Leased Property and the cost associated with exercising any such option. Ashland shall reimburse Marathon for any reasonable out-of-pocket expenses incurred by Marathon relating to such assignment, assumption and release; provided, however, that, with respect to any Original Lease, Ashland shall not be obligated to pay more than a reasonable amount as consideration to, or make more than a reasonable financial accommodation in favor of, or commence litigation against, any person (including in order to obtain any agreement, consent or cooperation of or from such person) in order to effect the assignment, assumption, and release contemplated by, and in accordance with, this Section 12.02(b) with respect to such Original Lease and, as applicable, either the SuperAmerica Transaction Documents or Pitney Bowes Transaction Documents. If the Ashland Parties and the Marathon Parties are able to effect the assignment, assumption and release in accordance with this Section 12.02(b) with respect to any Original Lease related to a Designated Sublease, such Designated Sublease shall thereupon terminate and none of the Ashland Parties or the Marathon Parties shall have any liabilities or obligations thereunder other than liabilities and obligations required to be performed or discharged before the Closing.

          (c) In the event that, on or prior to the Closing, (x) Ashland is unable to purchase and contribute the Leased Property related to a Designated Sublease as contemplated by, and in accordance with, Section 12.02(a), and (y) the Ashland Parties and the Marathon Parties are unable to effect the assignment, assumption and release as


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                                                                            98


contemplated by, and in accordance with, Section 12.02(b) with respect to such Original Lease and, as applicable, either the SuperAmerica Transaction Documents or Pitney Bowes Transaction Documents, then (i) MAP shall be entitled to continue to sublease the Leased Property pursuant to such Designated Sublease until the term of such Original Lease expires, (ii) Ashland shall use its reasonable best efforts to purchase or otherwise acquire the related Leased Property under such Original Lease and convey title to such Leased Property to MAP or one of its subsidiaries; provided, however, that (A) with respect to any such Original Lease, Ashland shall not be obligated to pay more than a reasonable amount as consideration therefor to, or make more than a reasonable financial accommodation in favor of, or commence litigation against, any person (including in order to obtain any agreement, consent or cooperation of or from such person) in order to purchase or otherwise acquire the related Leased Property and (B) any additional cost associated with exercising an option under any Original Lease to purchase related Leased Property shall be deemed not to constitute an obligation to pay more than a reasonable amount and (iii) if Ashland subsequently acquires such Leased Property, Ashland shall convey title to such Leased Property to MAP or one of its subsidiaries at no cost (including transfer Tax expense) to MAP or such subsidiary at such time.

          (d) For purposes of this Agreement:

          "SUPERAMERICA TRANSACTION DOCUMENTS" means the following documents:
(i) Participation Agreement, dated as of December 31, 1990, among Ford Motor Credit Company, as owner participant; State Street Bank and Trust Company of Connecticut, National Association, as trust company and as owner trustee; Ashland Oil, Inc. (now known as "Ashland Inc."), as lessee; SuperAmerica Group, Inc., as seller; First Colony Life Insurance Company, as initial lender; and SuperAsh Remainderman Limited Partnership, as remainderman; (ii) Three Party Agreement, dated as of December 31, 1990, among SuperAsh Remainderman Limited Partnership, as remainderman; Ashland Oil, Inc., as lessee; and State Street Bank and Trust Company of Connecticut, National Association, as lessor; (iii) Tax Indemnification Agreement, dated December 31, 1990, among Ford Motor Credit Company, State Street Bank and Trust Company of Connecticut, National Association and Ashland Oil, Inc.;


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                                                                            99


(iv) Guarantee, dated as of December 31, 1990, by State Street Bank and Trust Company to Ford Motor Credit Company, Ashland Oil, Inc., SuperAmerica Group, Inc., First Colony Life Insurance Company and SuperAsh Remainderman Limited Partnership; (v) Guaranty of Ford Motor Credit Company, dated as of September 21, 1996, given by Ford Motor Credit Company to State Street Bank and Trust Company of Connecticut, National Association, Ashland Oil, Inc., SuperAmerica Group, Inc., First Colony Life Insurance Company, and SuperAsh Remainderman Limited Partnership; and (vi) Consent to the First Amendment of SuperAsh Remainderman Limited Partnership Agreement of Limited Partnership.

          "PITNEY BOWES TRANSACTION DOCUMENTS" means the following documents:
(i) Financing Agreement, among Pitney Bowes Credit Corporation, PNC Leasing Corp., Ashland, and PNC Bank, Kentucky, Inc., dated as of January 19, 1996;
(ii) Assignment of Builder Contracts between Ashland, Pitney Bowes Credit Corporation and PNC Leasing Corp., Kentucky, dated January 19, 1996; (iii) Letter Agreement, dated December 31, 1996, among Pitney Bowes Credit Corporation, Ashland, First Security Bank, National Association, and Prudential Securities Incorporated acknowledging the Assignment of Builder Contracts; (iv) Letter Agreement, dated January 16, 1997, between Pitney Bowes Credit Corporation and Ashland acknowledging the understanding of certain definitions in connection with Schedule A attached thereto; (v) Letter Agreement, dated January 21, 1997, among Pitney Bowes Credit Corporation, Ashland, First Security Bank, National Association, and Prudential Securities Incorporated acknowledging the Charter Assignment; (vi) Letter Agreement, dated June 19, 1997, among Pitney Bowes Credit Corporation, Ashland, First Security Bank, National Association, and Prudential Securities Incorporated acknowledging the Assignment of Builder Contracts; (vii) Letter Agreement, dated June 19, 1997, between Pitney Bowes Credit Corporation and Ashland acknowledging the understanding of certain definitions in connection with Schedule A attached thereto; (viii) Letter Agreement, dated June 19, 1997, among Pitney Bowes Credit Corporation, Ashland, First Security Bank, National Association, and Prudential Securities Incorporated acknowledging the Charter Assignment; (ix) Amendment to Charter Supplement, dated as of June 19, 1997, between Pitney Bowes Credit Corporation and Ashland; (x) First


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                                                                            100


Amendment to Charter Agreement dated as of October 28, 1997, between Pitney Bowes Credit Corporation and Ashland; (xi) First Amendment to Charter Supplements Nos. 1-16, dated as of October 28, 1997, between Pitney Bowes Credit Corporation and Ashland; (xii) Letter Agreement, dated November 24, 1997, between Pitney Bowes Credit Corporation and Ashland, regarding ownership of specified barges; (xiii) Termination of Charter Supplements Nos. 16-21, dated as of December 2, 1997, between Pitney Bowes Credit Corporation and Ashland; (xiv) Letter, dated December 2, 1997, from Ashland to Pitney Bowes Credit Corporation acknowledging the sale of specified vessels from Pitney Bowes Credit Corporation to Ashland; (xv) Letter, dated December 9, 1997, from Ashland to Pitney Bowes Credit Corporation notifying Pitney Bowes of the intention to form a joint venture and subcharter barges and requesting Pitney Bowes's consent to the subcharter; (xvi) Consent Letter, dated December 31, 1997, among Pitney Bowes Credit Corporation, Ashland, and MAP, regarding Pitney Bowes Credit Corporation's consent to the Master Subcharter Agreement.

          SECTION 12.03. THE MAP LLC AGREEMENT. After the Closing, (i) except as contemplated by the Tax Matters Agreement, New Ashland Inc. shall not have any liabilities or obligations to any of the Marathon Parties or any of their affiliates under the MAP LLC Agreement other than with respect to any breach or default under the MAP LLC Agreement by Ashland that occurred prior to the Closing and (ii) except as contemplated by Section 12.06(b) or the Tax Matters Agreement, neither Marathon Company nor MAP shall have any liabilities or obligations to any of the Ashland Parties or any of their affiliates under the MAP LLC Agreement other than with respect to any breach or default thereunder by Marathon Company or any of its affiliates that occurred prior to the Closing.

          SECTION 12.04. THE PUT/CALL AGREEMENT. Unless and until this Agreement is terminated in accordance with the provisions of Article XI, notwithstanding anything to the contrary contained in the Put/Call, Registration Rights and Standstill Agreement dated as of January 1, 1998 among Marathon Company, Marathon (as successor and assign of USX Corporation), Ashland and MAP, as amended (the "Put/Call Agreement"), Ashland shall not have the right to exercise the Ashland Put Right and Marathon Company shall not have the right to exercise the Marathon Call Right (as such terms are defined in the Put/Call Agreement). After the Closing, except as expressly contemplated by this Agreement or any of the other Transaction Agreements, (i) New Ashland Inc. shall not have any liabilities or obligations under the Put/Call Agreement other than (A) with respect to any breach or default thereunder by Ashland that occurred prior to the Closing and (B) Ashland's obligations under Section 12.02 thereof (which shall survive for six months after the Closing Date); and (ii) none of the Marathon Parties shall have any liabilities or obligations under the Put/Call Agreement other than (A) with respect to any breach or default thereunder by Marathon, Marathon Company or MAP that occurred prior to the Closing, (B) the obligations of Marathon and Marathon Company under Section 12.01 thereof (which shall survive for six months after the Closing Date) and (iii) the obligations of Marathon, Marathon Company and MAP under Section 13.03 thereof (which shall survive pursuant to the terms of the Put/Call Agreement). For the avoidance of doubt, the Ashland Parties and the Marathon Parties shall not have any obligations under Article XIV of the Put/Call Agreement after the Closing Date. The parties hereto agree that the Price Reduction (as defined in Amendment No. 1 to the Put/Call Agreement) shall not apply to the Transactions.

          SECTION 12.05. ANCILLARY AGREEMENTS. After the Closing, the Insurance Indemnity Agreement among Marathon Company, Ashland, Marathon (as successor and assign of USX Corporation) and MAP, dated as of January 1, 1998, shall terminate and no party to any such agreement shall have any rights or obligations thereunder, other than those rights or obligations arising prior to the Closing.

          SECTION 12.06. OTHER PROVISIONS OF THE MAP GOVERNING DOCUMENTS. (a) Except as the same may have been amended prior to the date of this Agreement and except as expressly amended or assigned pursuant to the Transaction Agreements or the Ancillary Agreements, the MAP Governing Documents, to the extent the same are in existence as of the date of this Agreement, shall continue in full force and effect. For the avoidance of doubt, after the Closing, New Ashland Inc. shall be deemed to be a successor of Ashland for purposes of the ATCA and the Transaction Documents (as defined in the ATCA).

          (b) The obligations of MAP under Article XI (Liability, Exculpation and Indemnification) of the MAP LLC Agreement as in effect on the date of this Agreement shall continue in effect and shall not be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder of any Covered Person (as defined in the MAP LLC Agreement) in respect of acts or omissions occurring at or prior to the Closing and, in the case of such obligations to all Representatives (as defined in the MAP LLC Agreement) who have been designated from time to time prior to the Closing Date by Ashland to the Board of Managers (as defined in the MAP LLC Agreement) of MAP, shall be guaranteed by Marathon. This Section 12.06(b) shall survive the Closing, is intended to benefit each Covered Person and shall be enforceable by the Covered Persons and their successors.

          SECTION 12.07. POST-CLOSING ACCESS. After the Closing, upon reasonable written notice, the Marathon Parties shall furnish or cause to be furnished to the Ashland Parties and their Representatives, during normal business hours, reasonable access to the personnel, properties, books, contracts, commitments, records and other information and assistance relating to MAP for the purpose of auditing compliance by MAP with Section 12.01(a) and for such other purposes as the Ashland Parties may reasonably request.


                                 ARTICLE XIII

                                INDEMNIFICATION

          SECTION 13.01. INDEMNIFICATION BY NEW ASHLAND INC. (a) Subject to the limitations set forth in this Article XIII, from and after the Closing, New Ashland Inc. shall defend and indemnify each of the Marathon Parties and their respective affiliates and each of their respective Representatives against, and hold them harmless from, any and all claims, demands, suits, actions, causes of action, investigations, losses, damages, liabilities, obligations, penalties, fines, costs and expenses (including costs of litigation and reasonable attorneys' and experts' fees and expenses, but excluding a party's indirect corporate and administrative overhead costs) ("Losses") to the extent resulting from, arising out of or relating to, directly or indirectly:

               (i) any breach of any representation or warranty of any of the Ashland Parties contained in this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement (other than the representations and warranties contained in: the first sentence of
          Section 6.01 of this Agreement; Sections 6.03, 6.04, 6.05, 6.08 and
          6.11 of this Agreement; Sections 3.03(b), 3.09, 3.11(b) and 3.12 of the Maleic Agreement; and Sections 3.03(b), 3.09, 3.11(b) and 3.12 of the VIOC Agreement);

               (ii) any breach or nonfulfillment of any covenant of any of the Ashland Parties contained in this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement, in each case to the extent it relates to performance prior to the Closing;

               (iii) any breach of any representation or warranty of any of the Ashland Parties contained in (A) Section 6.08 of this Agreement or (B) Section 3.11(b) of the Maleic Agreement or Section 3.11(b) of the VIOC Agreement;

               (iv) any breach of any representation or warranty of any of the Ashland Parties contained in (A) Section 6.03 (except the last sentence of 6.03(e)) of this Agreement, (B) Section 3.09 or 3.12 of the Maleic Agreement or Section 3.09 or 3.12 of the VIOC Agreement or (C) Section 6.05 of this Agreement;

               (v) any breach of any representation or warranty of any of the Ashland Parties contained in (A) the first sentence of Section 6.01 of this Agreement, Section 3.03(b) of the Maleic Agreement or
          Section 3.03(b) of the VIOC Agreement or (B) Section 6.04 or 6.11 of this Agreement;

               (vi) (A) any breach of any representation or warranty of any of the Ashland Parties contained in the last sentence of Section 6.03(e) of this

          Agreement, (B) any breach or nonfulfillment of any covenant of any of the Ashland Parties (other than HoldCo) contained in this Agreement (other than Section 8.03 of this Agreement), the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement, in each case to the extent it relates to performance after the Closing (including New Ashland's obligations to pay Reorganization Merger Consideration or amounts in respect of Dissenters' Shares) or (C) any breach or nonfulfillment of any covenant of any of the Ashland Parties contained in Section 8.03 of this Agreement;

               (vii) any liabilities or obligations (contingent or otherwise) of any of the Ashland Parties (or any of their respective subsidiaries) that are not expressly assumed by one or more of the Marathon Parties pursuant to this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement (including any asbestos-related liabilities or obligations of the Ashland Parties, or any of their respective subsidiaries, associated with the operations of Riley Stoker Corporation);

               (viii) any liabilities or obligations of any of the Ashland Parties to Transferred MAP Employees, Transferred Maleic Business Employees (as defined in the Maleic Agreement) or Transferred VIOC Centers Employees (as defined in the VIOC Agreement) under any pension, retirement or other employee benefit plan or arrangement established or participated in by any Ashland Party or any of its subsidiaries that is not expressly assumed by one or more Marathon Parties pursuant to this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement;

               (ix) any failure by any of the Ashland Parties to comply with the St. Paul Park Judgment and Plea Agreement, other than the obligations expressly assumed by the Marathon Parties in Section
          9.09 of this Agreement; or

               (x) any liabilities and obligations (contingent or otherwise) of any of the Marathon

          Parties (or any of their respective subsidiaries) that are expressly assumed by one or more Ashland Parties pursuant to this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement.

          (b) New Ashland Inc. shall not be required to indemnify any person, and shall not have any liability:

               (i) under clauses (i) and (ii) of Section 13.01(a), unless a claim therefor is asserted in writing within three years after the Closing Date, failing which such claim shall be waived and extinguished;

               (ii) under clause (iii) of Section 13.01(a), unless a claim therefor is asserted in writing within five years after the Closing Date, failing which such claim shall be waived and extinguished;

               (iii) under clause (iv) of Section 13.01(a), unless a claim therefor is asserted in writing within six years after the Closing Date, failing which such claim shall be waived and extinguished;

               (iv) under clause (v) of Section 13.01(a), unless a claim therefor is asserted in writing within ten years after the Closing Date, failing which such claim shall be waived and extinguished;

               (v) under clause (i), (ii), (iii), (iv), (v) or (vi) of Section 13.01(a) for any punitive or exemplary damages (other than punitive or exemplary damages asserted by any person who is not a Marathon Party, or an affiliate or a Representative of a Marathon Party, in a Third Party Claim (as defined in Section 13.04));

               (vi) under clause (i), (ii), (iii), (iv), (v)(A) or (vi)(B) of
          Section 13.01(a) for any indirect consequential or special damages (other than indirect consequential or special damages asserted by any person who is not a Marathon

          Party, or an affiliate or a Representative of a Marathon Party, in a Third Party Claim);

               (vii) under clauses (i), (ii), (iii), (iv) and (v) of Section 13.01(a) unless the aggregate of all Losses for which the Ashland Parties would, but for this clause (vii), be liable exceeds on a cumulative basis an amount equal to $2,000,000, and then only to the extent of any such excess;

               (viii) under clauses (i), (ii), (iii), (iv), (v) and (vi)(A) of
          Section 13.01(a) for any individual items where the Loss or alleged Loss relating thereto is less than $100,000 and such items shall not be aggregated for purposes of clause (vii) of this Section 13.01(b);

               (ix) under clauses (i), (ii), (iii), (iv) and (v) of Section 13.01(a) with respect to breaches of representations, warranties or covenants referred to therein that are contained in (A) the Maleic Agreement to the extent they result in indemnification payments hereunder in excess of $59,785,000 in the aggregate or (B) the VIOC Agreement to the extent they result in indemnification payments hereunder in excess of $39,385,000 in the aggregate;

               (x) under clauses (i), (ii), (iii), (iv), (v) and (vi)(A) of
          Section 13.01(a) in the aggregate in excess of the amount equal to the sum of (A) the MAP Partial Redemption Amount, (B) the Capital Contribution, (C) $315,000,000 and (D) all post- Closing recoveries by Ashland of distributions or profits from MAP with respect to any period after the Closing Date; and

               (xi) under clauses (i), (ii), (iii) and (iv)(A) of Section 13.01(a) for breaches of representations, warranties or covenants referred to therein that are contained in this Agreement to the extent they result in indemnification payments hereunder in excess of $400,000,000 in the aggregate;


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                                                                            107


provided, however, that in determining the scope of New Ashland Inc.'s indemnification obligations under this Section 13.01(a), any qualification as to materiality or references to Ashland Material Adverse Effect, Maleic Business Material Adverse Effect (as defined in the Maleic Agreement) or VIOC Centers Material Adverse Effect (as defined in the VIOC Agreement) in any of the representations or warranties referred to in Section 13.01(a) shall be disregarded (it being understood that such qualifications as to materiality or Ashland Material Adverse Effect, Maleic Business Material Adverse Effect or VIOC Centers Material Adverse Effect shall apply for purposes of determining whether there has been a breach in the first place). Solely for purposes of this Article XIII, any Loss to the extent arising out of any event or occurrence on or prior to, or circumstance existing on or prior to, the Closing Date (and not to the extent arising out of any event, occurrence or circumstance existing after the Closing Date, other than the discovery of a pre-closing condition or the making or commencement of any claim, demand, suit, action, proceeding or investigation after the Closing Date to the extent relating to any event, occurrence or circumstance existing on or prior to the Closing Date) shall be considered in determining whether there shall have occurred (or there was reasonably expected to occur) an Ashland Material Adverse Effect, a Maleic Business Material Adverse Effect or a VIOC Centers Material Adverse Effect, as applicable, as of the Closing Date. The parties acknowledge that (x) the indemnification obligations referred to in clauses
(vi) through (x) of Section 13.01(a) shall not be subject to any time limitations and (y) none of the indemnification obligations referred to in clauses (vi)(B), (vi)(C), or any of clauses (vii) through (x) of Section 13.01(a) shall be subject to any dollar limitations. The preceding sentence is not intended to eliminate or amend any limitations on the indemnification obligations of any Ashland Party under the ATCA or any other agreement that is not a Transaction Agreement or an Ancillary Agreement.

          (c) Except as otherwise expressly contemplated or provided in the Transaction Agreements and the Ancillary Agreements, the Ashland Parties make no representations or warranties of any kind, either express or implied. Except as otherwise contemplated or provided in the Tax Matters Agreement, any of the other Transaction Agreements or any


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                                                                            108


of the Ancillary Agreements, the Marathon Parties acknowledge that their sole and exclusive remedy after the Closing with respect to any and all claims (other than (i) claims arising from covenants to the extent such covenants are to be performed after the Closing and (ii) claims of fraud) relating to the Transaction Agreements, the Ancillary Agreements and the Transactions shall be pursuant to the indemnification provisions set forth in this Article XIII. In furtherance of the foregoing, except as otherwise contemplated or provided in the Tax Matters Agreement, any of the other Transaction Agreements or any of the Ancillary Agreements, the Marathon Parties hereby waive, from and after the Closing, any and all rights, claims and causes of action under any applicable Law (other than claims of, or causes of action arising from, (i) covenants to the extent such covenants are to be performed after the Closing and (ii) fraud) they may have against the Ashland Parties arising under or based upon the Transaction Agreements, the Ancillary Agreements and the Transactions (except pursuant to the indemnification provisions set forth in this Section 13.01). The Marathon Parties shall take reasonable actions to mitigate Losses for which indemnification may be sought under this Section 13.01, as and to the extent a party is required to mitigate damages for breach of contract under the Laws of the State of New York.

          SECTION 13.02. INDEMNIFICATION BY MARATHON. (a) Subject to the limitations set forth in this Article XIII, from and after the Closing, Marathon shall defend and indemnify each of the Ashland Parties and their respective affiliates and each of their respective Representatives against, and hold them harmless from, any Losses to the extent resulting from, arising out of or relating to, directly or indirectly:

               (i) any breach of any representation or warranty of any of the Marathon Parties contained in this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement (other than the representations and warranties contained in the first sentence of
          Section 7.01 of this Agreement and in Sections 7.03, 7.04, 7.05,
          7.08 and 7.11 of this Agreement);

               (ii) any breach or nonfulfillment of any covenant of any of the Marathon Parties contained


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                                                                            109


          in this Agreement or any Ancillary Agreement, in each case to the extent it relates to performance prior to the Closing;

               (iii) any breach of any representation or warranty of any of the Marathon Parties contained in Section 7.08 of this Agreement;

               (iv) any breach of any representation or warranty of any of the Marathon Parties contained in (A) Section 7.03 of this Agreement or
          (B) Section 7.05 of this Agreement;

               (v) any breach of any representation or warranty of any of the Marathon Parties contained in (A) the first sentence of Section 7.01 of this Agreement or (B) Section 7.04 or 7.11 of this Agreement;

               (vi) any breach or nonfulfillment of any covenant of any of the Marathon Parties contained in this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement, in each case to the extent it relates to performance after the Closing (including Marathon's obligations to issue and deposit with the Exchange Agent the number of shares of Marathon Common Stock specified in Section 5.01(a)(ii) and to provide the cash necessary to pay any dividends or distributions in accordance with Section 5.01(c)(ii));

               (vii) any liabilities or obligations (contingent or otherwise) of any of the Ashland Parties (or any of their respective subsidiaries) that are expressly assumed by one or more of the Marathon Parties pursuant to this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement, including any such liabilities and obligations for which Ashland would otherwise have been liable under the ATCA but for the application of Section 12.01 (Asset Transfer and Contribution Agreement);

               (viii) any liabilities or obligations of any of the Ashland Parties to Transferred MAP Employees, Transferred Maleic Business Employees or Transferred VIOC Centers Employees under any pension, retirement or other employee benefit plan or arrangement established or participated in by any Ashland Party or any of its subsidiaries that is expressly assumed by one or more Marathon Parties pursuant to this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement, including any such liabilities and obligations for which Ashland would otherwise have been liable under the ATCA but for the application of Section 12.01 (Asset Transfer and Contribution Agreement);

               (ix) any failure by any of the Marathon Parties to comply with
          Section 9.09 of this Agreement; or

               (x) any liabilities and obligations (contingent or otherwise) of any of the Marathon Parties (or any of their respective subsidiaries) that are not expressly assumed by one or more Ashland Parties pursuant to this Agreement, the Maleic Agreement, the VIOC Agreement or any Ancillary Agreement.

          (b) Marathon shall not be required to indemnify any person, and shall not have any liability:

               (i) under clauses (i) and (ii) of Section 13.02(a), unless a claim therefor is asserted in writing within three years after the Closing Date, failing which such claim shall be waived and extinguished;

               (ii) under clause (iii) of Section 13.02(a), unless a claim therefor is asserted in writing within five years after the Closing Date, failing which such claim shall be waived and extinguished;

               (iii) under clause (iv) of Section 13.02(a), unless a claim therefor is asserted in writing within six years after the Closing Date, failing which such claim shall be waived and extinguished;

               (iv) under clause (v) of Section 13.02(a), unless a claim therefor is asserted in writing within ten years after the Closing Date, failing which such claim shall be waived and extinguished;

               (v) under clause (i), (ii), (iii), (iv), (v) or (vi) of Section 13.02(a) for any punitive or exemplary damages (other than punitive or exemplary damages asserted by any person who is not an Ashland Party, or an affiliate or a Representative of an Ashland Party, in a Third Party Claim);

               (vi) under clause (i), (ii), (iii), (iv), (v)(A) or (vi) of
          Section 13.02(a) for any indirect consequential or special damages (other than indirect consequential or special damages asserted by any person who is not an Ashland Party, or an affiliate or a Representative of an Ashland Party, in a Third Party Claim);

               (vii) under clauses (i), (ii), (iii), (iv) or (v) of Section 13.02(a) unless the aggregate of all Losses for which the Marathon Parties would, but for this clause (vi), be liable exceeds on a cumulative basis an amount equal to $2,000,000, and then only to the extent of any such excess;

               (viii) under clauses (i), (ii), (iii), (iv) and (v) of Section 13.02(a) for any individual items where the Loss or alleged Loss relating thereto is less than $100,000 and such items shall not be aggregated for purposes of clause (vii) of this Section 13.02(b);

               (ix) under clauses (i), (ii), (iii), (iv) and (v) of Section 13.02(a) in the aggregate in excess of the amount equal to the sum of (A) the MAP Partial Redemption Amount, (B) the Capital Contribution and (C) $315,000,000; and

               (x) under clauses (i), (ii), (iii) and (iv)(A) of Section 13.02(a) for breaches of representations, warranties or covenants referred to therein that are contained in this Agreement to the extent they result in indemnification payments hereunder in excess of $400,000,000 in the aggregate;

provided, however, that in determining the scope of Marathon's indemnification obligations under this Section 13.02(a), any qualification as to materiality or references to Marathon Material Adverse Effect in any of the representations or warranties referred to in Section 13.02(a) shall be disregarded (it being understood that such qualifications as to materiality or Marathon Material Adverse Effect shall apply for purposes of determining whether there has been a breach in the first place). Solely for purposes of this Article XIII, any Loss to the extent arising out of any event or occurrence on or prior to, or circumstance existing on or prior to, the Closing Date (and not to the extent arising out of any event, occurrence or circumstance existing after the Closing Date, other than the discovery of a pre-closing condition or the making or commencement of any claim, demand, suit, action, proceeding or investigation after the Closing Date to the extent relating to any event, occurrence or circumstance existing on or prior to the Closing Date) shall be considered in determining whether there shall have occurred (or there was reasonably expected to occur) a Marathon Material Adverse Effect as of the Closing Date. The parties acknowledge that (x) the indemnification obligations referred to in clauses (vi) through (x) of Section 13.02(a) shall not be subject to any time limitations and (y) none of the indemnification obligations referred to in clauses (vi) through (x) of Section 13.02(a) shall be subject to any dollar limitations. The preceding sentence is not intended to eliminate or amend any limitations on the indemnification obligations of any Marathon Party under the ATCA or any other agreement that is not a Transaction Agreement or an Ancillary Agreement.

          (c) Except as otherwise expressly contemplated or provided in the Transaction Agreements and the Ancillary Agreements, the Marathon Parties make no representations or warranties of any kind, either express or implied. Except as otherwise contemplated or provided in the Tax Matters Agreement, any of the other Transaction Agreements or any of the Ancillary Agreements, the Ashland Parties acknowledge that their sole and exclusive remedy after the Closing with respect to any and all claims (other than

(i) claims arising from covenants to the extent such covenants are to be performed after the Closing and (ii) claims of fraud) relating to the Transaction Agreements, the Ancillary Agreements and the Transactions shall be pursuant to the indemnification provisions set forth in this Article XIII. In furtherance of the foregoing, except as otherwise contemplated or provided in the Tax Matters Agreement, any of the other Transaction Agreements or any of the Ancillary Agreements, the Ashland Parties hereby waive, from and after the Closing, any and all rights, claims and causes of action under any applicable Law (other than claims of, or causes of action arising from, (i) covenants to the extent such covenants are to be performed after the Closing and (ii) fraud) they may have against the Marathon Parties arising under or based upon the Transaction Agreements, the Ancillary Agreements and the Transactions (except pursuant to the indemnification provisions set forth in this Section 13.02). The Ashland Parties shall take reasonable actions to mitigate Losses for which indemnification may be sought under this Section 13.02, as and to the extent a party is required to mitigate damages for breach of contract under the Laws of the State of New York.

          SECTION 13.03. CALCULATION OF LOSSES. (a) The amount of any Loss for which indemnification is provided in clause (i), (ii), (iii), (iv) or (v)(A) of Section 13.01(a) of this Agreement or clause (i), (ii), (iii), (iv) or
(v)(A) of Section 13.02(a) of this Agreement shall be net of any amounts actually recovered by the indemnified party under the True Insurance Policies (as such term is defined in the ATCA) with respect to such Loss; provided, however, that the indemnified party shall not have any obligation to seek any such recovery under any True Insurance Policy. The amount of any Loss for which indemnification is provided pursuant to Section 13.01(a) or Section 13.02(a) of this Agreement shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax Benefit (as defined in the ATCA) realized by the indemnified party arising from the deductibility of any such Loss. In computing the amount of any such Tax cost or Tax Benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnity payment hereunder or the deductibility of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to clauses (i) and (ii) in the second sentence of this Section 13.03, and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax Benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax Benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes, that such indemnified party would be required to pay but for the receipt or accrual of the indemnity payment or the deductibility of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870 AD or successor form) with respect to the indemnified party's liability for Taxes, and payments between the indemnified party and the indemnifying party to reflect such adjustment shall be made if necessary.

          (b) No indemnified party shall be entitled to indemnification pursuant to Section 13.01(a) with respect to any Loss that has been taken account of in any adjustment pursuant to Section 1.05 of the Maleic Agreement. If the amount of any Loss, at any time subsequent to the making of any payment for indemnification pursuant to Section 13.01(a) or 13.02(a), is reduced by recovery, settlement or otherwise under or pursuant to any claim, recovery, settlement or payment by or against any other person that is not an affiliate of the indemnified party, the amount of such reduction, less any costs, expenses, premiums or other offsets incurred in connection therewith, shall promptly be repaid by the indemnified party to the indemnifying party. Upon making any payment for indemnification pursuant to Section 13.01(a) or 13.02(a), the indemnifying party shall, to the extent of such payment, be subrogated to all rights of the indemnified party (other than any rights of such indemnified party under any insurance policies) against any third party that is not an affiliate of the indemnified party in respect of the indemnifiable Loss to which such payment relates. Each such indemnified party shall duly


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                                                                            115


execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights.

          SECTION 13.04. PROCEDURES. (a) NOTICE OF THIRD PARTY CLAIMS. If any claim is asserted by any person not a party, or an affiliate or a Representative of a party, to this Agreement against an indemnified party under this Agreement (any such claim being a "Third Party Claim") and such indemnified party intends to seek indemnification hereunder from a party to this Agreement, then, such indemnified party shall give notice of the Third Party Claim to the indemnifying party as soon as practicable after the indemnified party has reason to believe that the indemnifying party will have an indemnification obligation with respect to such Third Party Claim, accompanied by copies of all papers that have been served on the indemnified party with respect to such Third Party Claim. Such notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim (if reasonably attainable) and the basis of the indemnified party's request for indemnification under this Agreement. The failure of the indemnified party to so notify the indemnifying party of the Third Party Claim shall not relieve the indemnifying party from any duty to indemnify hereunder unless and only to the extent that the indemnifying party demonstrates that the failure of the indemnified party to promptly notify it of such Third Party Claim prejudiced its ability to defend such Third Party Claim; provided, that the failure of the indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Agreement. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all written notices and documents (including court papers but excluding any materials that are subject to any applicable privilege or that constitute attorney work product) received by the indemnified party relating to the Third Party Claim.

          (b) RIGHT OF INDEMNIFYING PARTY TO CONTROL DEFENSE OF THIRD PARTY CLAIMS. The indemnifying party shall have the right to participate in, or assume control of, the defense of the Third Party Claim at its own expense using counsel of its choice reasonably acceptable to the indemnified party, by giving prompt written notice to the indemnified party. If it elects to assume control of the defense of such Third Party Claim, the indemnifying party shall defend such Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such Third Party Claim, the indemnified party shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the indemnifying party shall not be liable to the indemnified party hereunder for any legal or other expenses subsequently incurred by the indemnified party in connection with its participation in the defense thereof unless (i) the employment thereof has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party fails to assume the defense in accordance with the first sentence of this Section 13.04(b) or diligently prosecute the defense of the Third Party Claim or (iii) there shall exist or develop a conflict that would ethically prohibit counsel to the indemnifying party from representing the indemnified party. The indemnified party agrees to provide such reasonable cooperation to the indemnifying party and its counsel as the indemnifying party may reasonably request in contesting any Third Party Claim that the indemnifying party elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any person who is not an affiliate or Representative of the indemnified party, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The indemnifying party shall have the right, acting in good faith and with due regard to the interests of the indemnified party, to control all decisions regarding the handling of the defense without the consent of the indemnified party, but shall not have the right to admit liability with respect to, or compromise, settle or discharge any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability and obligations arising out of such Third Party

Claim and would not otherwise adversely affect the indemnified party.

          (c) CONTROL OF THIRD PARTY CLAIM BY THE INDEMNIFIED PARTY. If the indemnifying party fails to assume the defense of a Third Party Claim within thirty (30) days after receipt of written notice of the Third Party Claim in accordance with the provisions of Section 13.04(b), then the indemnified party shall have the right to defend the Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. The indemnifying party shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the indemnified party shall not be liable to the indemnifying party hereunder for any legal or other expenses incurred by the indemnifying party in connection with its participation in the defense thereof. If requested by the indemnified party, the indemnifying party agrees to provide such reasonable cooperation to the indemnified party and its counsel as the indemnified party may reasonably request in contesting any Third Party Claim that the indemnified party elects to contest, including the making of any related counterclaim against the third party asserting the Third Party Claim or any cross-complaint against any person who is not an affiliate or Representative of the indemnifying party, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The indemnified party shall have the right, acting in good faith and with due regard to the interests of the indemnifying party, to control all decisions regarding the handling of the defense without the consent of the indemnifying party, but shall not have the right to compromise or settle any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the indemnifying party from all liability and obligations arising out of such Third Party Claim.

          (d) OTHER CLAIMS. In the event any indemnified party should have a claim against any indemnifying party under Section 13.01 or 13.02 that does not involve a Third Party Claim being asserted against or sought to be


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                                                                            118


collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to Sections 13.01(b) and 13.02(b), the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under
Section 13.01 or 13.02, except to the extent that the indemnifying party demonstrates that it has been prejudiced by such failure. The indemnifying party shall have 60 calendar days following its receipt of such notice to dispute its liability to the indemnified party under Section 13.01 or 13.02. The indemnified party shall reasonably cooperate with and assist the indemnifying party in determining the validity of any claim for indemnity by the indemnified party and in otherwise resolving such matters. Such cooperation and assistance shall include retention and (upon the indemnifying party's request) the provision to the indemnifying party of records that are reasonably relevant to such matters, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and providing such reasonable cooperation and assistance in the investigation and resolution of such matters as the indemnifying party may reasonably request. If the indemnifying party does not notify the indemnified party within 60 days from its receipt of a notice pursuant to the first sentence of this Section 13.04(d) that the indemnifying party disputes the claim specified by the indemnified party in such notice, that claim shall be deemed a liability of the indemnifying party hereunder. If the indemnifying party has timely disputed that claim, as provided above, that dispute may be resolved by proceedings in an appropriate court of competent jurisdiction in accordance with Section 14.10 if the parties do not reach a settlement of that dispute within 30 days after notice of that dispute is given. Payment of the amount set forth in a notice of a claim pursuant to the first sentence of this Section 13.04(d) that has not been disputed shall be made within 30 days after the expiration of the applicable 60 day notice period. If the payment obligation has been disputed, payment shall be made 30 days after the expiration of the period for appeal of a final adjudication of the indemnifying party's liability under this Agreement to the indemnified party with respect to such payment obligation.

          (e) The foregoing provisions of this Article XIII shall not be applicable to any Tax Matters, it being understood that the indemnification obligations of New Ashland Inc. and Marathon with respect to all Tax Matters are set forth in the Tax Matters Agreement.

          (f) The foregoing provisions of this Article XIII shall not be applicable to any Losses to the extent indemnification for such Losses is provided under the Franchise Agreements (as defined in the VIOC Agreement).


                                  ARTICLE XIV

                              GENERAL PROVISIONS

          SECTION 14.01. NOTICES. All notices, requests, claims, demands and other communications under the Transaction Agreements shall be in writing and shall be deemed to be delivered and received if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom notice is sent at the address of such party or parties set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

          (a)  if to the Ashland Parties, to

               Ashland Inc.
               50 E. RiverCenter Boulevard
               Covington, KY 41012-0391
               Attention: J. Marvin Quin
                          David L. Hausrath, Esq.
               Facsimile: (859) 815-5053

               with a copy (which will not constitute notice for purposes of this Agreement) to:

               Cravath, Swaine & Moore LLP
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019-7474
               Attention: Susan Webster, Esq.
                          James C. Woolery, Esq.
               Facsimile: (212) 474-3700

          (b)  if to the Marathon Parties, to

               Marathon Oil Corporation
               5555 San Felipe Road
               Houston, TX 77056
               Attention: Raja Sahni
                          Richard L. Horstman, Esq.

               Facsimile: (713) 513-4172

               with a copy (which will not constitute notice for purposes of this Agreement) to:

               Baker Botts L.L.P.
               One Shell Plaza
               Houston, TX 77002-4995
               Attention: Ted W. Paris, Esq.
                          Tull R. Florey, Esq.
               Facsimile: (713) 229-1522

          SECTION 14.02. DEFINITIONS. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person (whether through ownership of capital stock of that person, by contract or otherwise). For the avoidance of doubt, MAP shall be deemed to be an affiliate of Marathon Company and not Ashland at all times, whether prior to or after the Closing.

          "AR Fraction" means the fraction of the MAP Partial Redemption Amount to be distributed in the form of accounts receivable of MAP such that, in the opinions of Cravath, Swaine & Moore LLP and Miller & Chevalier Chartered, the MAP Partial Redemption will not result in any gain recognition under Section 751(b) of the Code. Such fraction shall be determined based upon the final allocation report prepared by D&T and delivered to Ashland and Marathon on or within 10 days prior to the Closing Date.

          "Ashland Debt Obligation Amount" means an amount, determined in good faith by Ashland, in light of the Private Letter Rulings and any communications with the IRS, written or otherwise, that is sufficient to (i) pay the outstanding principal amount of debt that is shown on Ashland's balance sheet; (ii) pay repurchase premium and other costs to repay, repurchase or defease debt that is shown on Ashland's balance sheet or obligations referred to in clause (iii) below; (iii) repay and terminate obligations that are treated as debt for tax purposes but not for financial statement purposes; and (iv) terminate or renegotiate Ashland's obligations as lessee under real estate leases that are treated as true leases for tax purposes, in each case to the extent that such amounts, if paid by New Ashland Inc. with the proceeds of the HoldCo Borrowing, would result in no gain recognition to HoldCo under Section 357 of the Code.

          "Ashland Employee Stock Option" means any option to purchase Ashland Common Stock granted under any Ashland Stock Plan.

          "Ashland LOOP/LOCAP Interest" shall have the meaning assigned thereto in the Put/Call Agreement.

          "Ashland Parties" means Ashland, New Ashland LLC, New Ashland Inc. and, prior to the Acquisition Merger Effective Time, HoldCo.

          "Ashland SAR" means any stock appreciation right linked to the price of Ashland Common Stock and granted under any Ashland Stock Plan.

          "Ashland Stock Plan" means the Amended Stock Incentive Plan for Key Employees of Ashland and its subsidiaries, Ashland 1993 Stock Incentive Plan, Ashland Deferred Compensation Plan for Non-Employee Directors, Ashland 1997 Stock Incentive Plan, Ashland Deferred Compensation Plan, Ashland Stock Option Plan for Employees of Joint Ventures, Ashland Employee Savings Plan, Amended and Restated Ashland Incentive Plan, and any other stock option, stock purchase or other plan or agreement pursuant to which shares of Ashland Common Stock may be acquired as compensation by employees, consultants or any other person.

          "Estimated MAP Partial Redemption Amount" means a good faith estimate, prepared jointly by MAP, Marathon and

Ashland at least two business days prior to the Closing Date, of the MAP Partial Redemption Amount, which estimate shall include Marathon's good faith estimate of any increase pursuant to the second sentence of Section 1.01.

          "Holdco Borrowing" means a new unsecured borrowing or borrowings by HoldCo with total proceeds in an amount equal to the Ashland Debt Obligation Amount. The HoldCo Borrowing shall be expressly non-recourse to Ashland and its affiliates (other than HoldCo) and shall otherwise be made on terms and conditions reasonably acceptable to Ashland.

          "LOCAP T&D Agreement" means the Initial Facility Throughput and Deficiency Agreement among Ashland, Marathon, Shell Oil Company, Texaco Inc. and LOCAP LLC (as successor to LOCAP Inc.), dated March 1, 1979, as amended.

          "LOCAP T&D Assumption Agreement" means an assumption agreement, substantially in the form attached hereto as Exhibit E, pursuant to Section
7.2 of the LOCAP T&D Agreement.

          "LOOP T&D Agreement" means the First Stage Throughput and Deficiency Agreement among Ashland, Marathon, Murphy Oil Corporation, Shell Oil Company, Texaco Inc. and LOOP LLC (as successor to LOOP Inc.), dated as of December 1, 1977, as amended.

          "LOOP T&D Assumption Agreement" means an assumption agreement, substantially in the form attached hereto as Exhibit F, pursuant to Section
7.2 of the LOOP T&D Agreement.

          "MAP Adjustment Amount" means 38% of the Distributable Cash of MAP (as such term is defined in the MAP LLC Agreement) as of the close of business on the Closing Date.

          "MAP Governing Documents" means the Transaction Documents, as amended, as defined in the ATCA.

          "MAP LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of MAP dated as of December 31, 1998, as amended.

          "MAP/LOOP/LOCAP Contribution Agreements" means assignment and assumption agreements in the form of Exhibits G, H and I hereto.

          "MAP Partial Redemption Amount" means $2,699,170,000 minus the Ashland Debt Obligation Amount plus the MAP Adjustment Amount, plus any increases effected pursuant to the second sentence of Section 1.01 or clause
(vii) of Section 12.01(d).

          "Marathon Employee Stock Option" means any option to purchase Marathon Common Stock granted under any Marathon Stock Plan.

          "Marathon Parties" means Marathon, Marathon Company, Merger Sub and, after the Acquisition Merger Effective Time, MAP.

          "Marathon SAR" means any stock appreciation right linked to the price of Marathon Common Stock and granted under any Marathon Stock Plan.

          "Marathon Stock Plan" means the Marathon Oil Corporation 2003 Incentive Compensation Plan, 1990 Marathon Oil Company Stock Plan, The Marathon Oil Company Thrift Plan, the Marathon Oil Company Deferred Compensation Plan, the Marathon Oil Corporation Non-Officer Restricted Stock Plan, the Marathon Ashland Petroleum LLC Deferred Compensation Plan and any other stock option, stock purchase or other plan or agreement pursuant to which shares of Marathon Common Stock may be acquired as compensation by employees, consultants or any other person.

          "Market MAC Condition" means a condition for the benefit of Third Party Lenders to the effect that their obligation to lend shall not be enforceable due to market disruption or other similar event.

          "Market MAC Event" means (i) Marathon shall have obtained a firm commitment (subject to customary conditions) to provide the HoldCo Borrowing from Third Party Lenders that are nationally recognized commercial banks, (ii) such commitment shall be in full force and effect prior to the date on which the Closing would otherwise occur pursuant to Section 1.05 but for the failure of the Marathon Parties to cause the HoldCo Borrowing to be advanced to HoldCo and (iii) as of such date such Third Party Lenders shall have declined to make the HoldCo Borrowing available to HoldCo solely based upon the non- satisfaction of a Market MAC Condition.

          "Membership Interest" shall have the meaning assigned thereto in Appendix A to the MAP LLC Agreement.

          "New Ashland Inc. Common Stock" means New Ashland Inc. common stock, par value $0.01 per share, and, with respect to such shares issued at and after the Acquisition Merger Effective Time, includes the associated Ashland Rights.

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          "Plains Settlement" means the Mutual Release and Settlement Agreement between MAP and Plains Marketing, L.P. dated as of May 16, 2003.

          "St. Paul Park Judgment and Plea Agreement" means (i) the amended judgment in the matter of United States of America v. Ashland Inc., No. 02-CR-152(01)(JMR) (D. Minn. Dec. 23, 2002), as such judgment may be further amended, supplemented, modified or replaced, and (ii) the plea agreement and sentencing stipulations in the matter of United States of America v. Ashland Inc., No. 02- CR-152(JEL) (D. Minn. May 13, 2002).

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          "Tax" or "Taxes" means all forms of taxation imposed by any federal, state, local or foreign jurisdiction (including any subdivision and any revenue agency of such a jurisdiction), including net income, gross income, alternative minimum, sales, use, ad valorem, gross receipts, value added, franchise, license, transfer, withholding, payroll, employment, excise, severance, stamp, property, custom duty, Taxes or governmental charges, together with any related interest, penalties or other additional amounts imposed by a Governmental Entity, and including all liability for or in respect of any of the foregoing as a result of being a member of a consolidated or similar group or a partner in an entity treated as a partnership or other pass- through entity for Tax purposes or as a result of any Tax sharing or similar contractual agreement.

          "Tax Authority" means any federal, state, local or foreign jurisdiction (including any subdivision and any revenue agency of such a jurisdiction) imposing Taxes.

          "Tax Matter" means any matter relating to Taxes.

          "Value" means, with respect to any account receivable of MAP, the product of (A) the outstanding balance of such account receivable on the Closing Date, multiplied by (B) one minus the applicable discount factor set forth in Exhibit A.

          "Working Papers" means, with respect to AAA or HLHZ: (i) documents prepared or assembled by such firm setting forth the valuation assumptions used in connection with the Transactions to determine the fair value or present fair saleable value of the subject assets or businesses, including, as applicable, (A) representative financial statement data, (B) any adjustments made or considered by such firm to historical and projected financial data of Ashland or New Ashland Inc., (C) lists of comparable companies selected by such firm for valuation purposes and their relevant operating statistics and trading multiples, (D) lists of comparable transactions considered by such firm and (E) valuation multiples, discount rates and capitalization rates selected by such firm; (ii) lists of stated and contingent liabilities utilized by such firm, including any adjustments made or considered by such firm to information provided by Ashland or its Representatives; (iii) projected income statement, balance sheet and cash flow statements used or considered by such firm to assess the projected cash flows, debt capacity levels, summary of covenants tests and other factors impacting liquidity and
(iv) analyses performed to determine if the subject company has or would have adequate capital remaining after giving effect to the Transaction, including similar calculations done for the selected comparable companies.

          SECTION 14.03. INTERPRETATION; DISCLOSURE LETTERS. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No item contained in any section of either the Ashland Disclosure Letter or the Marathon Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made in this Agreement, unless (i) such item is included (or expressly incorporated by reference) in a section of the applicable disclosure letter that is numbered to correspond to the section number assigned to such representation or warranty in this Agreement or (ii) it is readily apparent from a reading of such item that it discloses an exception to such representation or warranty.

          SECTION 14.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

          SECTION 14.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 14.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. The Transaction Agreements, taken together with the exhibits hereto and thereto, the Ashland Disclosure Letter and the Marathon Disclosure Letter, the Confidentiality Agreement, and the other agreements and instruments of the parties hereto delivered in connection herewith, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Section 2.05, Article V, Section 12.06(b) and Article XIII (the "Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof; provided, however, that the shareholders of Ashland in their capacities as such shall not have any rights or remedies under this Agreement, and shall not be entitled to enforce the Third Party Provisions or make any Claims with respect thereto, unless and until the Closing shall have occurred. For avoidance of doubt, (i) the shareholders of Marathon in their capacities as such shall not have any rights or remedies under this Agreement, (ii) after the Closing, holders of Dissenters' Shares shall have the rights and remedies specified in Section
2.05 only and (iii) after the Closing, the holders entitled to receive HoldCo Common Stock in the Reorganization Merger shall have the rights and remedies specified in Article V only. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms and, except as expressly amended hereby, the MAP Governing Documents are ratified and affirmed and shall remain in full force and effect.

          SECTION 14.07. EXERCISE OF RIGHTS AND REMEDIES. Except as this Agreement otherwise provides, no delay or omission in the exercise of, or failure to assert, any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver. The failure of any party to this Agreement to assert any of its rights under the Transaction Agreements or otherwise shall not constitute a waiver of such rights.

          SECTION 14.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof, except to the extent the Laws of Kentucky are mandatorily applicable to the Reorganization Merger and the Conversion Merger and to the extent the Laws of Delaware are mandatorily applicable to the Acquisition Merger.

          SECTION 14.09. ASSIGNMENT. Neither the Transaction Agreements nor any of the rights, interests or obligations under the Transaction Agreements shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, except that the rights, interests and obligations of any party under this Agreement or any of the other Transaction Agreements may be assigned by operation of law pursuant to a merger, consolidation or other business combination involving such party that would not reasonably expected to prevent or materially delay the consummation of the Transactions; provided, however, that any assignment pursuant to the exception set forth in this sentence shall not operate to release any party from its obligations under this Agreement or any of the other Transaction Agreements. Subject to the preceding sentences, the Transaction Agreements will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 14.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of the Transaction Agreements were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to Sections 13.01(c) and 13.02(c), the parties shall be entitled to an injunction or injunctions to prevent breaches of the Transaction Agreements and to enforce specifically the terms and provisions of the Transaction Agreements in any New York state court or any Federal court located in the Borough of Manhattan, The City of New York in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the Borough of Manhattan, The City of New York in the State of New York in the event any dispute arises out of the Transaction Agreements or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the Borough of Manhattan, The City of New York in the State of New York (provided, however, that this clause (c) shall not limit the ability of any party hereto to (i) file a proof of claim or bring any action in any court in which a bankruptcy or reorganization proceeding involving another party hereto is pending, (ii) file a counter-claim or cross-claim against another party hereto in any court in which a proceeding involving both such parties is pending or (iii) implead another party hereto in respect of a Third Party Claim in any court in which a proceeding relating to such Third Party Claim is then pending) and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

                                        ASHLAND INC.,

                                           by /s/ James J. O'Brien
                                           --------------------------------
                                           Name:
                                           Title: Chief Executive
                                                  Officer


                                        ATB HOLDINGS INC.,

                                           by /s/ James J. O'Brien
                                           --------------------------------
                                           Name:  James J. O'Brien
                                           Title: President


                                        EXM LLC,


                                           by

                                           ATB HOLDINGS INC.,

                                           by /s/ James J. O'Brien
                                           --------------------------------
                                           Name:  James J. O'Brien
                                           Title: President


                                         NEW EXM INC.,


                                           by /s/ James J. O'Brien
                                           --------------------------------
                                           Name:  James J. O'Brien
                                           Title: President

                                        MARATHON OIL CORPORATION,

                                           by /s/ Clarence P. Cazalot, Jr.
                                           --------------------------------
                                           Name:   Clarence P. Cazalot, Jr.
                                           Title:  President & Chief
                                                   Executive Officer


                                        MARATHON OIL COMPANY,

                                           by /s/ Clarence P. Cazalot, Jr.
                                           --------------------------------
                                           Name:  Clarence P. Cazalot, Jr.
                                           Title: President


                                        MARATHON DOMESTIC LLC,

                                           by



                                           MARATHON OIL CORPORATION,

                                           by /s/ Clarence P. Cazalot, Jr.
                                           --------------------------------
                                           Name:  Clarence P. Cazalot, Jr.
                                           Title: President & Chief
                                                  Executive Officer


                                        MARATHON ASHLAND PETROLEUM LLC,


                                           by /s/ Gary R. Heminger
                                           --------------------------------
                                           Name:  Gary R. Heminger
                                           Title: President

                                                                     EXHIBIT D

                     TAX RULING/OPINION CLOSING CONDITIONS

Structure

     1. The IRS issues a private letter ruling (a "Ruling") holding that the Maleic/VIOC Contribution described in Section 1.02(a), the MAP/LOOP/LOCAP Contribution described in Section 1.02(b) and the Reorganization Merger described in Section 1.02(c), taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code.

     2. The IRS issues a Ruling holding that the Capital Contribution described in Section 1.03(b) and the Conversion Merger described in Section 1.03(c), taken together with the Acquisition Merger described in Section 1.04(a) or the distribution by HoldCo of shares of New Ashland Inc. Common Stock described in Section 1.04(b), as the case may be, qualify as a reorganization under Section 368(a)(1)(D) of the Code.

     3. The IRS issues a Ruling holding that the Acquisition Merger described in Section 1.04(a) or the distribution by HoldCo of shares of New Ashland Inc. Common Stock described in Section 1.04(b), as the case may be, qualifies as a distribution described in Section 355(a) of the Code and, accordingly, no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the shareholders of HoldCo upon the receipt of such New Ashland Inc. Common Stock.

     4. Either:

          (a) The IRS issues a Ruling holding that the Acquisition Merger described in Section 1.04(a) will qualify as a reorganization under Section 368(a)(1)(A) of the Code; or

          (b) If the IRS refuses to issue the Ruling described in paragraph 4(a) above, Cravath, Swaine & Moore LLP delivers a written opinion to Ashland, in form and substance reasonably satisfactory to the Ashland Board, concluding that the Acquisition Merger described in Section 1.04(a) will qualify as a reorganization under Section 368(a)(1)(A) of the Code; and Miller & Chevalier Chartered delivers a written opinion to Marathon, in form and substance reasonably satisfactory to the Marathon Board, that such Acquisition Merger qualifies as a reorganization under Section 368(a)(1)(A) of the Code.

     5. The IRS issues a Ruling holding that the shares of New Ashland Inc. Common Stock distributed to shareholders of HoldCo in the Acquisition Merger described in Section 1.04(a) or the distribution described in Section 1.04(b), as the case may be, will not be treated as "other property", within the meaning of Section 356(a) of the Code, received in exchange for HoldCo stock in the Acquisition Merger.

Section 357

     6. The IRS issues a Ruling holding that the assumption by Marathon and/or Merger Sub of liabilities of HoldCo in the Acquisition Merger will not be treated as money or other property under Section 357 of the Code.

Contingent Liabilities

     7. Either:

          (a) The IRS issues a Ruling holding that New Ashland Inc. is entitled to deduct the Specified Liability Deductions (as defined in the Tax Matters Agreement); or

          (b) The IRS issues a Ruling holding that (i) HoldCo, and Marathon or an affiliate of Marathon that is the "acquiring corporation" of HoldCo in the Acquisition Merger within the meaning of Section 381(a) of the Code, is entitled to deduct the Specified Liability Deductions, (ii) such deduction will not be limited under Section 382 or Section 384 of the Code or Treasury Regulation section 1.1502-15; (iii) such deduction is determined on the Net Deduction Method (as defined in the Tax Matters Agreement); (iv) the accrual or receipt of insurance reimbursements in respect of Specified Liability Deductions will not result in recognition of income or gain to any member of the New Ashland Group (as defined in the Tax Matters Agreement) (other than recognition of such income or gain by a member of the New Ashland Group in respect of Specified Liability Deductions claimed before the Closing Date by a member of the Ashland Group (as defined in the Tax Matters Agreement) or the New Ashland Group); and (v) any payment of Specified Liability Deductions by any member of the New Ashland Group will not result in recognition of income or gain to any member of the Marathon Group (as defined in the Tax Matters Agreement).

     8. Either:

          (a) The IRS issues a Ruling holding that the effect of the assumption by New Ashland, Inc. of the Ashland Residual Operations Liabilities (as defined in the Tax Matters Agreement) on the basis of the New Ashland Inc. Common Stock in the hands of HoldCo will be determined under Section 358(h)(1) of the Code, or will be excluded from such application solely by reason of
Section 358(h)(2) of the Code; or

          (b) (i) The IRS issues a Ruling holding that the effect of such assumption on such basis will be determined under Section 358(d)(1) of the Code; (ii) such Ruling sets forth with specificity a method of determining the amount of the resulting reduction to basis under Section 358(d)(1) of the Code; and (iii) based on such method, on representations as to the basis of the New Ashland Inc. Common Stock before such reduction, and on representations as to the value of the New Ashland Inc. Common Stock to be distributed by HoldCo as of the date of such distribution (and on any other date that might be relevant), Cravath, Swaine & Moore LLP delivers a written opinion to Ashland, in form and substance reasonably satisfactory to the Ashland Board, that the distribution of the New Ashland Inc. Common Stock by HoldCo will not result in the recognition of gain by HoldCo under Section 355(e) of the Code in an amount greater than would be so recognized if the effect on such basis had been determined under Section 358(h)(1) of the Code rather than Section 358(d)(1) of the Code; and Miller & Chevalier Chartered delivers a written opinion to Marathon, in form and substance reasonably satisfactory to the Marathon Board, concluding that the distribution of the New Ashland Inc. Common Stock by HoldCo does not result in the recognition of gain by HoldCo under Section 355(e) of the Code in an amount greater than would be so recognized if the effect on such basis had been determined under
Section 358(h)(1) of the Code rather than Section 358(d)(1) of the Code.

Partnership

     9. Either:

          (a) The IRS issues a Ruling that the MAP Partial Redemption does not constitute a disguised sale of a partnership interest under Section 707(a)(2)(B) of the Code; or

          (b) If the IRS refuses to issue the Ruling described in paragraph 9(a) above, Cravath, Swaine & Moore LLP delivers a written opinion to Ashland, in form and substance reasonably satisfactory to the Ashland Board, concluding that the MAP Partial Redemption will not constitute a disguised sale of a partnership interest under Section 707(a)(2)(B) of the Code; and Miller & Chevalier Chartered delivers a written opinion to Marathon, in form and substance reasonably satisfactory to the Marathon Board, concluding that the MAP Partial Redemption does not constitute a disguised sale of a partnership interest under Section 707(a)(2)(B) of the Code.

     10. Either:

          (a) The IRS issues a Ruling that the MAP Partial Redemption will not be treated as a sale or exchange of property between Ashland and MAP under
Section 751(b) of the Code; or

          (b) If the IRS refuses to issue the Ruling described in paragraph 10(a) above, Cravath, Swaine & Moore LLP delivers a written opinion to Ashland, in form and substance reasonably satisfactory to the Ashland Board, concluding that the MAP Partial Redemption will not constitute a sale or exchange of property between Ashland and MAP under Section 751(b) of the Code; and Miller & Chevalier Chartered delivers a written opinion to Marathon, in form and substance reasonably satisfactory to the Marathon Board, concluding that the MAP Partial Redemption does not constitute a sale or exchange of property between Ashland and MAP under Section 751(b) of the Code.